AMENDED AND RESTATED LOAN AGREEMENT


                    Dated as of June 8, 1995


                          by and among



                   FORUM INVESTMENTS I, L.L.C.
                          as Borrower,



                NOMURA ASSET CAPITAL CORPORATION
                            as Lender


                               and


                   MIDLAND LOAN SERVICES, L.P.
                          as Custodian

                       TABLE OF CONTENTS
                       -----------------
                                                             Page

ARTICLE I      CERTAIN DEFINITIONS                              2

               Section 1.1.  Definitions                        2

ARTICLE II     GENERAL TERMS                                   33

               Section 2.1.   Amount of the Loan;
                              Amounts of Advances; Pools       33
               Section 2.2.   Use of Proceeds                  36
               Section 2.3.   Security for the Loan            36
               Section 2.4.   Borrower's Notes                 36
               Section 2.5.   Principal and Interest           36
               Section 2.6.   Voluntary Prepayment             37
               Section 2.7.   Mandatory Prepayment             38
               Section 2.8.   Application of Payments          40
               Section 2.9.   Method and Place of Payment      40
               Section 2.10.  Taxes                            40
               Section 2.11.  Release of Collateral            40
               Section 2.12.  Central Cash Management          41
               Section 2.13.  Security Agreement               50
               Section 2.14.  Supplemental Mortgage
                              Affidavits                       55
               Section 2.15.  Securitization                   55
               Section 2.16.  Refinancing                      58
               Section 2.17   Interest Rate Management.        59

ARTICLE III    CONDITIONS PRECEDENT                            60

               Section 3.1.   Conditions Precedent to
                              Effectiveness                    60
               Section 3.2.   Execution and Delivery of
                              Agreement                        61
               Section 3.3.   Conditions Precedent to
                              Disbursement of an Advance       62
               Section 3.4.   Acceptance of Borrowings         68
               Section 3.5.   Form of Loan Documents and
                              Related Matters                  68
               Section 3.6.   Conversion of Collateral Loan
                              to an Individual Property        68

ARTICLE IV     REPRESENTATIONS AND WARRANTIES                  69

               Section 4.1.   Closing Date Borrower
                              Representations                  69

               Section 4.2.   Advance Closing Date
                              Borrower Representations         74
               Section 4.3.   Survival of Representations      84

ARTICLE V      AFFIRMATIVE COVENANTS                           85

               Section 5.1.   Borrower Covenants               85

ARTICLE VI     NEGATIVE COVENANTS                              99

               Section 6.1.   Borrower Negative Covenants      99

ARTICLE VII    DEFAULTS                                       103

               Section 7.1.   Event of Default                103
               Section 7.2.   Remedies                        106
               Section 7.3.   Remedies Cumulative             107

ARTICLE VIII   MISCELLANEOUS                                  108

               Section 8.1.   Survival                        108
               Section 8.2.   Lender's Discretion             108
               Section 8.3.   Governing Law                   109
               Section 8.4.   Modification, Waiver in
                              Writing                         110
               Section 8.5.   Delay Not a Waiver              110
               Section 8.6.   Notices                         110
               Section 8.7.   Trial By Jury                   111
               Section 8.8.   Headings                        111
               Section 8.9.   Assignment                      111
               Section 8.10.  Severability                    112
               Section 8.11.  Preferences                     112
               Section 8.12.  Waiver of Notice                112
               Section 8.13.  Remedies of Borrower            113
               Section 8.14.  Exculpation                     113
               Section 8.15.  Exhibits Incorporated           115
               Section 8.16.  Offsets, Counterclaims and
                              Defenses                        115
               Section 8.17.  No Joint Venture or
                              Partnership                     115
               Section 8.18.  Waiver of Marshalling of
                              Assets Defense                  115
               Section 8.19.  Waiver of Counterclaim          116
               Section 8.20.  Conflict; Construction of
                              Documents                       116
               Section 8.21.  Brokers and Financial Advisors  116
               Section 8.22.  Counterparts                    116
               Section 8.23.  Estoppel Certificates           116
               Section 8.24.  Payment of Expenses             117
               Section 8.25.  Bankruptcy Waiver               118
               Section 8.26.  Indemnification                 118

Exhibits

  A  -    Assignment of Leases and Rents (Form)
  B  -    Collateral Assignment of Beneficial Interest in
          Mortgage and Other Documents (Form)
  C  -    Environmental Guaranty and Indemnity Agreement
          (Form)
  D  -    Management Agreement (Form)
  E  -    Manager's Consent and Subordination of Management
          Agreement (Form)
  F  -    Mortgage, Assignment of Rents, Security Agreement
          and Fixture Filing (Form)
  G  -    Promissory Note (Form)
  H  -    Pledge and Security Agreement (Form)
  I  -    Letter of Instructions and Acknowledgement (Form)
  J  -    Required Debt Service Payment Certificate (Form)
  K  -    Cash Collateral Account Agreement (Form)
  L  -    True Sale/Nonconsolidation Opinion of Jones, Day,
          Reavis & Pogue (Form)
  M  -    Refinancing Terms
  N  -    Closing Date Opinion of Jones, Day, Reavis & Pogue
          (Form)
  O  -    Intentionally Deleted
  P  -    Advance Closing Date Financing Statements
  Q  -    Estoppel Certificate (Form)
  R  -    Compliance Certificate (Form)
  S  -    Advance Closing Date Opinion of Jones, Day, Reavis
          & Pogue (Form)
  T  -    Intentionally Deleted
  U  -    Opinion of Real Estate Counsel (Form)
  V  -    Advance Closing Date Lien Search Reports
  W  -    Content of Quarterly Financial Information (Form)
  X  -    Officer's Certificate (Form)
  Y  -    Prohibited Transferees
  Z  -    Collateral Loan Guarantee Agreement (Form)

              AMENDED AND RESTATED LOAN AGREEMENT


          THIS AMENDED AND RESTATED LOAN AGREEMENT, made as of June 8, 1995, is by and among NOMURA ASSET CAPITAL CORPORATION, a Delaware corporation, having an address at 2 World Financial Center, Building B, New York, New York 10281-1198 ("Lender"), FORUM INVESTMENTS I, L.L.C., a Delaware limited liability company, having an address at 11320 Random Hills Road, Suite 400, Fairfax, Virginia 22030 ("Borrower") and MIDLAND LOAN SERVICES, L.P., a Missouri limited partnership, having an address at 2001 Shawnee Mission Parkway, Shawnee Mission, Kansas 66205.

                            RECITALS

          WHEREAS, FGI Financing II Corporation, as borrower
("FFII"), Lender, as lender, and Midland Loan Services, L.P., as custodian, are parties to that certain Loan Agreement dated as of September 15, 1994 (the "Original Agreement");

          WHEREAS, pursuant to an Assignment and Amendment to Loan Agreement dated as of January 26, 1995, FFII assigned its rights and obligations under the Original Agreement to Borrower and the Original Agreement was amended in certain respects;

          WHEREAS, Borrower has requested that Lender amend and restate the Original Agreement in order, among other things, to provide for a series of loans (each, an "Advance"; collectively, the "Loan") from Lender in an aggregate amount of up to $100,000,000 (the "Loan Amount") to finance (i) the acquisition, rehabilitation and/or expansion by Borrower of properties used as independent living facilities, assisted living facilities and/or congregate care facilities and (ii) the acquisition of loans secured by first mortgages on properties used as independent living facilities, assisted living facilities and/or congregate care facilities ("Collateral Loans");

          WHEREAS, Lender is unwilling to make the Loan unless
Borrower joins in the execution and delivery of this Agreement which shall establish the terms and conditions of the Loan and of each Advance;

          WHEREAS, Borrower and Lender contemplate that Lender's interest in and to the Loan, or portions thereof, may be assigned by Lender to Trustee for the benefit of Certificateholders in connection with one or more Securitizations (all of the foregoing capitalized terms as hereinafter defined);

          WHEREAS, Borrower has agreed to establish certain accounts and to grant to Custodian (as hereinafter defined), initially on behalf of Lender and after a Securitization Closing Date (as hereinafter defined) on behalf of the Certificate holders, a security interest therein upon the terms and condi tions of the security agreement set forth in Section 2.13; and

          WHEREAS, Midland Loan Services, L.P., in its capacity as Custodian, is willing to join in the security agreement set forth in Section 2.13 by execution and delivery of this Agreement in that capacity;

          NOW, THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties agree that the Original Agreement is hereby amended and restated in its entirety as follows:


                           ARTICLE I

                      CERTAIN DEFINITIONS
                      -------------------
          Section 1.1.  Definitions.  For all purposes of this
Agreement:

          (1) the capitalized terms defined in this Article I have the meanings assigned to them in this Article I, and include the plural as well as the singular;

          (2) all accounting terms have the meanings assigned to them in accordance with generally accepted accounting principles in effect on the date hereof;

          (3) the words "herein", "hereof", and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, or other subdivision;
and

          (4)  the following terms have the following meanings:

          "Account Collateral" has the meaning provided in
Section 2.13(a).

          "Accounts" means any of Borrower's rights to payment
(i) for goods sold or leased or for services rendered arising from the operation of the Facilities or (ii) from the Collateral Loans, and not evidenced by an Instrument, including, without limitation, all accounts and accounts receivable arising from the operation of the Facilities or from the Collateral Loans. Accounts shall include the proceeds thereof (whether cash or non-cash, movable or immovable, tangible or intangible) received from the sale, exchange, transfer, collection or other disposition or substitution thereof.

          "Adjusted Net Cash Flow" means (a) with respect to a Facility, for any period (and calculated either for a Facility or the Facilities) the Net Cash Flow for such period reduced by (i) an allowance for Capital Improvement Costs equal to (A) for all Facilities that are not newly constructed or remodelled, the greater of (x) $300 per bed or living unit per annum and (y) the amount identified in the Engineering Report(s) as the annual amount needed to be reserved for ongoing capital expenditures or
(B) for all Facilities that are newly constructed or remodelled, $250 per bed or living unit per annum, (ii) annual management fees equal to the greater of (x) actual management fees paid pursuant to the Management Agreements and (y) 5% of Gross Revenue, to the extent that such costs have not been included in Operating Expenses, and (iii) an amount necessary to reflect a 5% vacancy factor if the actual vacancy factor is less than 5% or
(b) with respect to a Collateral Loan, for any period (calculated either for a Collateral Loan or the Collateral Loans) the Net Cash Flow for such period. For each Facility, the initial calculation of Adjusted Net Cash Flow and all other calculations of Adjusted Net Cash Flow shall be made on the bases, and using the assumptions, agreed upon by Borrower and Lender prior to the Advance Closing Date for such Facility.

          "Advance" has the meaning provided in the Recitals hereto.

          "Advance Closing Date" means each date on which an Advance is made hereunder with respect to a Facility or a Collateral Loan pursuant to Section 3.3.

          "Advance Interest Accrual Period" means for each
Advance, the period from the Advance Closing Date for such Advance to and including the next Payment Date.

          "Advance Interest Determination Date" means for each
Advance, the date which is two Business Days prior to the Advance
Closing Date for such Advance.

          "Advisor" has the meaning provided in Section 8.21.

          "Affiliate" of any specified Person means any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise; and the terms "controlling" and "controlled" have the meanings correlative to the foregoing.

          "Affiliated Borrower" means an entity which is an Affiliate of FGI but in which FGI and its subsidiaries do not own more than a 95% interest. If there is more than one Affiliated Borrower, at least 5% of the interests in each Affiliated Borrower must be held by or controlled by Persons which do not hold or control interests in the other Affiliated Borrowers.

          "Agreement" means this Amended and Restated Loan
Agreement, as the same may from time to time hereafter be modified, supplemented or amended.

          "Allocated Loan Amount" means the portion of the Loan Amount allocated to each Facility or Collateral Loan (which initially shall be the amount of all Advances with respect to such Facility or Collateral Loan), as such amounts shall be adjusted from time to time as hereinafter set forth. Upon each adjustment in the amount of Principal Indebtedness due to either a prepayment of principal pursuant to Section 2.7(c) or Section 2.7(d), each Allocated Loan Amount shall be decreased by an amount equal to the product of (i) the amount of such principal payment and (ii) a fraction, the numerator of which is the applicable Allocated Loan Amount (prior to the adjustment in question) and the denominator of which is the total of all Allocated Loan Amounts prior to the adjustment to the Principal Indebtedness resulting in the recalculation of the Allocated Loan Amount. Upon each adjustment in the amount of Principal Indebtedness due to a prepayment of principal pursuant to Section 2.7(g), the Allocated Loan Amount of the Collateral Loan for which such payment was made shall be reduced by such amount.
When the Principal Indebtedness is reduced as a result of (x) Lender's receipt of Net Proceeds or Loss Proceeds with respect to a Taking or casualty affecting 100% of a Facility or (y) Lender's receipt of Net Proceeds with respect to a Collateral Loan, the Allocated Loan Amount for the Individual Property or Collateral Loan with respect to which the Net Proceeds or Loss Proceeds, as the case may be, were received shall be reduced to zero (such Allocated Loan Amount being referred to as the "Withdrawn Allocated Amount"), and each other Allocated Loan Amount shall
(i) if the Withdrawn Allocated Amount exceeds the Net Proceeds or Loss Proceeds (such excess being referred to as the "Proceeds Deficiency"), be increased by an amount equal to the product of
(1) the Proceeds Deficiency and (2) a fraction, the numerator of which is the applicable Allocated Loan Amount (prior to the adjustment in question) and the denominator of which is the aggregate of all of the Allocated Loan Amounts other than the Withdrawn Allocated Amount or (ii) if the Net Proceeds or Loss Proceeds are greater than or equal to the Withdrawn Allocated Amount, remain unadjusted.

          "Allonge" means an allonge made by Borrower to the promissory note(s) of the related obligor of a Collateral Loan, collaterally endorsing such note(s) to Lender without recourse.

          "Appraisals" means any appraisal with respect to a Facility delivered to Lender at Lender's request in connection with the first Advance for such Facility and any more recent appraisal of any Facility delivered to Lender, each made by an Appraiser at the request of Borrower or Lender, as any of the same may be updated by recertification from time to time by the Appraiser performing such Appraisal.

          "Appraised Value" of any Facility means the fair market value of such Facility as set forth in its Appraisal.

          "Appraiser" means any Independent appraiser selected by Lender (and reasonably satisfactory to Borrower) who is a member of the American Institute of Real Estate Appraisers with a national practice and who has at least ten years experience with real estate of the same type and in the geographic area of the Facility to be appraised.

          "Assignment of Leases" means, with respect to a Facility, a first priority Assignment of Leases and Rents, in the form attached hereto as Exhibit A, dated as of the applicable Advance Closing Date, from Borrower, as assignor, to Lender, as assignee, assigning to Lender Borrower's interest in and to the Leases and the Rents with respect to such Facility as collateral security for the Loan, as the same may thereafter from time to time be supplemented, amended, modified or extended by one or more agreements supplemental thereto, and "Assignments of Leases" means all such instruments collectively.

          "Bank" means Boatmen's First National Bank of Kansas
City or any successor bank hereafter selected by Lender in accordance with the terms hereof.

          "Basic Carrying Costs" means the following costs with respect to the Mortgaged Property: (i) real property taxes and assessments applicable to the Facilities and (ii) insurance premiums for policies of insurance required to be maintained by Borrower pursuant to this Agreement or the other Loan Documents.

          "Basic Carrying Costs Monthly Installment" means Lender's good faith estimate of 1/12th of the annual amount of Basic Carrying Costs. Should the Basic Carrying Costs for the current Fiscal Year or payment period not be ascertainable at the time a monthly deposit is required to be made, the Basic Carrying Costs Monthly Installment shall be Lender's good faith estimate based on 1/12th of the aggregate Basic Carrying Costs for the prior Fiscal Year or payment period with reasonable adjustments for additional Facilities and otherwise. As soon as the Basic Carrying Costs are fixed for the current Fiscal Year or period, the next ensuing Basic Carrying Costs Monthly Installment shall be adjusted to reflect any deficiency or surplus in prior Basic Carrying Costs Monthly Installments.

          "Basic Carrying Costs Sub-Account" means the Sub-
Account of the Cash Collateral Account established and maintained pursuant to Section 2.12 relating to the payment of Basic
Carrying Costs.

          "Borrower" has the meaning provided in the first paragraph of this Agreement.

          "Breakage Amount" means the product of (i) the amount of principal repaid, (ii) the Modified Duration (determined as of the date of repayment) and (iii) the Rate Difference.

          "Breakage Date" means each date on which any principal amount of the Loan becomes due and payable from Borrower, including, without limitation, the Maturity Date and each date, if any, on which any principal amount of the Loan (whether optional or mandatory) becomes due and payable or at Lender's option, upon an Event of Default, all without regard to whether such principal is actually paid on such date or thereafter.

          "Business Day" means any day other than (i) a Saturday or a Sunday, and (ii) a day on which federally insured depository institutions in (x) New York, (y) a state in which Servicer or any Collection Account Bank is located or (z) the state in which the Corporate Trust Office is located are authorized or obligated by law, governmental decree or executive order to be closed.
When used with respect to the determination of LIBOR, "Business Day" shall mean a day on which banks are open for dealing in foreign currency and exchange in London.

          "Capital Advance" has the meaning provided in
Section 2.1(a) and shall constitute an Advance for purposes of this Agreement.

          "Capital Advance Sub-Account" means the Sub-Account of the Cash Collateral Account established and maintained pursuant to Section 2.12 to hold the proceeds of a Capital Advance and Borrower's related funding.

          "Capital Improvement Costs" means costs incurred by Borrower in connection with capital improvements to the Facilities.

          "Capital Reserve Amount" means, at any time, the aggregate amount of the annual replacement reserves for capital expenditures for each Facility which may be increased by Borrower but may not be less than an amount equal to (A) for all Facilities that are not newly constructed or remodelled, the greater of (i) $300 per bed or living unit per annum and (ii) the amount identified in the Engineering Report for such Facility as the annual amount needed to be reserved for on-going capital expenditures or (B) for all Facilities that are newly constructed or remodelled, $250 per bed or living unit per annum.

          "Capital Reserve Monthly Installment" means an amount equal to 1/12th of the Capital Reserve Amount.

          "Capital Reserve Sub-Account" means the Sub-Account of the Cash Collateral Account established and maintained pursuant to Section 2.12 relating to the payment of Capital Improvement
Costs.

          "Cash Collateral Account" has the meaning provided in
Section 2.12(b).

          "CC Account Agreement" has the meaning provided in
Section 2.13(c).

          "Certificate" has the meaning set forth in a Pooling and Servicing Agreement.

          "Certificateholder" means the Person in whose name a Certificate is registered pursuant to a Pooling and Servicing
Agreement.

          "Closing Date" means the date on which this Agreement shall become effective pursuant to Section 3.1.

          "Code" means the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

          "Collateral" means, collectively, each Collateral Loan, the Land, Improvements, Equipment, Rents, Accounts (including rights to payment from patients or private insurers arising from the operation of each Facility, and, to the extent permitted by applicable law, all rights to payment from Medicare and Medicaid programs or similar state or federal programs, boards, bureaus or agencies), General Intangibles, Instruments, Inventory, Money and (to the full extent assignable) Permits and all Proceeds, all whether now owned or hereafter acquired and all other property which is or hereafter may become subject to a Lien in favor of Lender as security for the Loan.

          "Collateral Assignment" means the Collateral Assignment of Beneficial Interest in Mortgage and Other Documents, in the form attached hereto as Exhibit B, dated as of the related Advance Closing Date, from Borrower to Lender, as the same may thereafter from time to time be supplemented, amended or modified, and "Collateral Assignments" means all such instruments collectively.

          "Collateral Loans" has the meaning provided in the Recitals hereto but shall exclude any Collateral Loans released pursuant to Section 2.11.

          "Collateral Loan Guarantee" means the Collateral Loan
Guarantee Agreement dated as of the related Advance Closing Date from FGI to Lender in the form of Exhibit Z hereto, as the same may be amended from time to time, and "Collateral Loan
Guarantees" means all such instruments collectively.

          "Collateral Loan Property" means the real property and any improvements thereon securing a Collateral Loan.

          "Collateral Security Instrument" means any right, document or instrument, other than a Mortgage, given as security for the Loan (including, without limitation, the Assignments of

Leases, the Pledge and Security Agreement, the Collateral
Assignments, Collateral Loan Guarantees, any UCC-1 financing statements filed in connection with any of the foregoing, and the UCC Assignments, as same may be amended or modified from time to time.

          "Collection Account" has the meaning provided in
Section 2.12(a).

          "Collection Account Bank" means the applicable bank for each Facility and any successor bank hereafter selected by Borrower and approved by Lender in accordance with the terms hereof. Each Collection Account Bank shall be acceptable to Borrower, Lender and Servicer.

          "Condemnation Proceeds" has the meaning provided in
Section 2.12(h).

          "Contingent Obligation" means any obligation of Borrower guaranteeing any indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of Borrower, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds
(x) for the purchase or payment of any such primary obligation or
(y) to maintain working capital or equity capital of the primary obligor, (iii) to purchase property, securities or services pri marily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof, except indemnities required by any title insurance company in connection with the issuance of the Title Insurance Policies. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determin able amount of the primary obligation in respect of which such Contingent Obligation is made (taking into account the non-recourse or limited recourse nature of such Contingent Obliga tion, if applicable) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof

(assuming Borrower is required to perform thereunder) as deter mined by Lender in good faith (taking into account the non-recourse or limited recourse nature of such Contingent
Obligation, if applicable).

          "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be principally administered.

          "Current Month" has the meaning provided in Section
2.12(g).

          "Current Rate" means the Forward Rate as of the date principal is repaid.

          "Custodial Account" has the meaning provided in Section
2.12(f)(i).

          "Custodian" means Midland Loan Services, L.P. or any
Person appointed by the Trustee as Servicer under the Pooling and Servicing Agreement or such Person's successor in interest.

          "Debt Service" means the principal, if any, and inter est payments that would be due and payable in accordance with the Notes during an applicable period.

          "Debt Service Coverage Ratio" means for any period (and calculated either for a Facility or for the Facilities) the quotient obtained by dividing Adjusted Net Cash Flow for the specified period by the Imputed Debt Service for such period.
All calculations of Debt Service Coverage Ratios shall be made by Borrower, subject to verification by Lender and Peat Marwick & Co. or another accounting firm acceptable to Lender (any "Big Six" accounting firm being deemed acceptable to Lender).

          "Debt Service Payment Sub-Account" means the Sub-
Account of the Cash Collateral Account established and maintained pursuant to Section 2.12 relating to the payment of Debt Service.

          "Deed of Trust Trustee" means each of the trustees, if any, under the Mortgages.

          "Default" means the occurrence of any event which, but for the giving of notice or the passage of time, or both, would be an Event of Default.

          "Default Collateral" has the meaning provided in
Section 8.14.

          "Default Rate" means the per annum interest rate equal to the lesser of (i) the Maximum Amount or (ii) the sum of LIBOR determined as of the immediately preceding Interest Determination
Date plus the Pricing Spread plus 3%.

          "Eligible Account" means an account that is either at a Collection Account Bank or: (i) an account maintained with a federal or state chartered depository institution or trust company, the long-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the long-term unsecured debt obligations of such holding company) are rated by the Rating Agencies in the highest rating category at the time of the deposit therein, or, if such depository institution or trust company (or holding company) does not have a long-term unsecured debt rating, the short-term unsecured debt obligations of such depository institution or trust company (or holding company), as the case may be, are rated by the Rating Agencies as AAA, (ii) a trust account maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity which institution or trust company is subject to regulations regarding fiduciary funds on deposit substantially similar to 12 C.F.R. 9.10(b), or (iii) after the Securitization Closing Date, an account in any other insured depository institution reasonably acceptable to Servicer and the Trustee if the maintenance of such account in such institution will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency.

          "Engineer" means any reputable Independent engineer licensed as such in the applicable state.

          "Engineering Reports" means the structural engineering reports with respect to each Facility and, if requested by Lender, each Collateral Loan Property prepared by an Engineer and delivered to Lender in connection with the first Advance for such Facility or Collateral Loan Property, if applicable, and any amendments or supplements thereto delivered to Lender.

          "Environmental Claim" means any written request for information by a Governmental Authority, or any written notice, notification, claim, administrative, regulatory or judicial action, suit, judgment, demand or other written communication by any Person or Governmental Authority alleging or asserting liability with respect to Borrower or any Facility or Collateral Loan Property, whether for damages, contribution, indemnification, cost recovery, compensation, injunctive relief, investigatory, response, remedial or cleanup costs, damages to natural resources, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, Use or Release into the environment of any Hazardous Substance originating at or from, or otherwise affecting, a Facility or Collateral Loan Property, (ii) any fact, circumstance, condition or occurrence forming the basis of any violation, or alleged violation, of any Environmental Law by Borrower or otherwise affecting a Facility or Collateral Loan Property or (iii) any alleged injury or threat of injury to health, safety or the environment by Borrower or otherwise affecting a Facility or Collateral Loan Property.

          "Environmental Laws" means any and all applicable federal, state, local and foreign laws, rules or regulations, any judicial or administrative orders, decrees or judgments there under, and any permits, approvals, licenses, registrations, filings and authorizations, in each case as in effect as of the relevant date, relating to the environment or safety, or the Release or threatened Release of Hazardous Substances into the indoor or outdoor environment including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata or otherwise relating to the Use of Hazardous Substances.

          "Environmental Reports" means the environmental audit reports with respect to each Facility or Collateral Loan Property delivered to Lender in connection with the first Advance for such Facility or Collateral Loan Property, as applicable, and any amendments or supplements thereto delivered to Lender.

          "Equipment" means all beds, linen, televisions, carpet ing, telephones, cash registers, computers, lamps, glassware, rehabilitation equipment, restaurant and kitchen equipment, and other machinery and equipment owned by Borrower located on, attached to or used in connection with the Facilities, provided, however, that, with respect to any items which are leased and not owned by Borrower, the Equipment shall include the leasehold interest only of Borrower together with any options to purchase any of said items and any additional or greater rights with respect to such items which Borrower may hereafter acquire.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and, as of the relevant date, any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

          "ERISA Affiliate" means any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which Borrower is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and
Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which Borrower is a member.

          "Event of Default" has the meaning set forth in Section
7.1.

          "Excess Cash Flow" means all available cash from the operation of the Facilities after the monthly funding on the Sub-Accounts pursuant to Section 2.12(g), payment of Debt Service and Capital Improvement Costs (to the extent not paid from the Sub-Accounts), payment of Operating Expenses and funding of addi tional reserves at levels determined by Borrower to be prudent for working capital, Capital Improvement Costs and other Borrower costs.

          "Exit Fee" means, with respect to a payment or prepayment of principal (whether at the Maturity Date, as a result of acceleration or otherwise) made pursuant to this Agreement, an amount equal to 3% of such principal payment, except that no such fee shall be due in connection with prepayments pursuant to Section 2.7(b).

          "Facility" means the Land, the Improvements and the Equipment (to the extent same shall be deemed to be fixtures) encumbered by a Related Mortgage and "Facilities" means all Land, Improvements and Equipment (to the extent same shall be deemed to be fixtures) covered by the Mortgages. A Collateral Loan which has been converted to an Individual Property pursuant to Section
3.6 from and after the date of such conversion shall also be deemed to be a Facility under this Agreement.

          "FAI" means Forum Alpha Investments, Inc., a Delaware corporation and a member of Borrower.

          "FBI" means Forum Beta Investments, Inc., a Delaware corporation and a former member of Borrower.

          "FFII" has the meaning provided in the Recitals hereto.

          "FGI" means Forum Group, Inc., an Indiana corporation which, directly or indirectly, is the beneficial owner of all of the issued and outstanding shares of capital stock of FAI.

          "Fiscal Year" means the 12-month period ending on March
31st of each year or such other fiscal year of Borrower as Borrower may select from time to time with the prior consent of Lender (which consent shall not be unreasonably withheld).

          "Forward Rate" means, as of any date, the quotient obtained by dividing (i) the difference obtained by subtracting
(a) the product of (1) the number of days from and including such date to, but excluding, the November 30, 1997 (the "Short Period") and (2) the yield, as of such date, for the Short Treasuries from (b) the product of (1) the number of days from and including such date to, but excluding, the November 30, 2007 (the "Long Period") and (2) the Interpolated Yield as of such date, by (ii) the difference in days obtained by subtracting the Short Period from the Long Period.

          "GAAP" means generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

          "General Intangibles" means all intangible personal property of Borrower arising out of or directly relating to the Facilities and the Collateral Loans (other than Accounts, Rents, Instruments, Inventory, Money and Permits), including, without limitation, things in action, contract rights, refunds of real estate taxes and assessments and other rights to payment of Money.

          "Governmental Authority" means any national or federal government, any state, regional, local or other political subdi vision thereof with jurisdiction and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Gross Revenue" means with respect to a Facility or a Collateral Loan, the total dollar amount of all income and receipts whatsoever received by Borrower in the ordinary course of its business with respect to such Facility or Collateral Loan, including all Rents, Money and proceeds of any Accounts.

          "Group Material Adverse Effect" means a material adverse effect upon (i) the business or the financial position or results of operation of Borrower, (ii) the ability of Lender to collect the Loan or (iii) the value of the Collateral taken as a whole.

          "Guarantor" means FGI, as guarantor under the Indemnity
Agreements and the Collateral Loan Guarantees.

          "Hazardous Substance" means, collectively, (i) any petroleum or petroleum products or waste oils, explosives, radio active materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls ("PCBs"), lead in drinking water, and lead-based paint, the presence, generation, use, transportation, storage or disposal of which (x) is regulated or could lead to liability under any Environmental Law or (y) is subject to notice or reporting requirements under any Environmental Law, (ii) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous mater ials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants," "pollutants" or words of similar import under any Environmental Law and (iii) any other chemical or any other material or sub stance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

          "Impositions" means all taxes (including, without limitation, all ad valorem, sales (including those imposed on lease rentals), use, single business, gross receipts, value added, intangible transaction privilege, privilege or license or similar taxes), assessments (including, without limitation, to the extent not discharged prior to the applicable Advance Closing Date, all assessments for public improvements or benefits, whether or not commenced or completed within the term of the Related Mortgage), ground rents, water, sewer or other rents and charges, excises, levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every character in respect of an Individual Property, including any Rents and Accounts (including all interest and penalties thereon), which at any time prior to, during or in respect of the term hereof may be assessed or imposed on or in respect of or be a lien upon (i) Borrower (including, without limitation, all income, franchise, single business or other taxes imposed on Borrower for the privilege of doing business in the jurisdiction in which such Individual Property, or any other collateral delivered or pledged to Lender in connection with the Loan, is located) or Lender, (ii) an Individual Property, or any other collateral delivered or pledged to Lender in connection with the Loan, or any part thereof or any Rents therefrom or any estate, right, title or interest therein, or (iii) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with such Individual Property or the leasing or use of such Individual Property or any part thereof, or the acquisition or financing of the acquisition of such Individual Property by Borrower. Nothing contained in this Agreement shall be construed to require Borrower to pay any tax, assessment, levy or charge imposed on Lender, Servicer or any

Certificateholder in the nature of a franchise, capital levy, estate, inheritance, succession, income or net revenue tax.

          "Improvements" means all buildings, structures and improvements of every nature whatsoever situated on the Land on the applicable Advance Closing Date or thereafter, including, but not limited to, to the extent of Borrower's interest therein, all gas and electric fixtures, radiators, heaters, engines and machinery, boilers, ranges, elevators and motors, plumbing and heating fixtures, carpeting and other floor coverings, water heaters, awnings and storm sashes, and cleaning apparatus which are or shall be attached to the Land or said buildings, structures or improvements.

          "Imputed Debt Service" means for any period (and calculated either (i) for a Facility or a Collateral Loan based on its Allocated Loan Amount or (ii) for the Facilities and the Collateral Loans based on the Principal Indebtedness then outstanding) the aggregate amount of principal and interest payments that would be due and payable during the applicable period calculated using the greater of (x) interest on portions of the Principal Indebtedness at the applicable Forward Rates plus 4.25% (y) a debt constant of 10% per annum.

          "Indebtedness" means the Principal Indebtedness, together with all other obligations and liabilities due or to become due to Lender pursuant hereto, under the Notes or in accordance with any of the other Loan Documents, and all other amounts, sums and expenses paid by or payable to Lender hereunder or pursuant to the Notes or any of the other Loan Documents.

          "Indemnity Agreement" means, with respect to a Facility, an Environmental Guaranty and Indemnity Agreement, in the form attached hereto as Exhibit C, dated as of the first
Advance Closing Date for such Facility, from Guarantor to Lender, and "Indemnity Agreements" means all such instruments collectively.

          "Independent" means, when used with respect to any Person, a Person who (i) does not have any direct financial interest or any material indirect financial interest in Borrower or in any Affiliate of Borrower, and (ii) is not connected with

Borrower or any Affiliate of Borrower as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

          "Individual Property" means that portion of the Mortgaged Property located at or otherwise pertaining to one of the Facilities. All of the "Individual Properties" collectively comprise the Mortgaged Property. A Collateral Loan which has been converted pursuant to Section 3.6 from and after the date of such conversion shall also be deemed to be an Individual Property under this Agreement.

          "Initial Capital Requirement" means, with respect to each Facility, the amount specified in the Engineering Report for such Facility as being necessary to complete the deferred capital improvements identified therein.

          "Instruments" means all instruments, chattel paper, documents or other writing obtained by Borrower from or in connection with (i) the operation of the Facilities or (ii) the ownership of the Collateral Loans, evidencing a right to the payment of Money.

          "Insurance Proceeds" has the meaning provided in
Section 2.12(h).

          "Insurance Requirements" means all material terms of any insurance policy required pursuant to this Agreement or a Mortgage and all material regulations and then current standards applicable to or affecting the applicable Individual Property or any part thereof or any use or condition thereof, which may, at any time, be recommended by the Board of Fire Underwriters, if any, having jurisdiction over such Individual Property, or such other body exercising similar functions.

          "Interpolated Yield" means, as of any Breakage Date, the percentage (calculated to six decimal places) obtained by adding (i) the yield of the 10-year Treasury and (ii) the product of (a) the difference of the yield of the 30-year Treasury and 10-year Treasury and (b) the ratio of (1) the number of days from and including the maturity date of the 10-year Treasury to, but excluding, the maturity date of the Long Treasuries to (2) the number of days from and including the maturity date of the 10-year Treasury to, but excluding, the maturity date of the 30-year Treasury.

          "Interest Accrual Period" means each calendar month during the term of the Loan, provided, however, that no Interest
Accrual Period shall extend beyond the Maturity Date.

          "Interest Determination Date" means, with respect to any Interest Reset Date, the date which is two Business Days prior to such Interest Reset Date.

          "Interest Reset Date" means the first day of each calendar month, provided, however, that the first Interest Reset Date shall be the first Advance Closing Date. Each subsequent Interest Reset Date during the term of the Loan shall be the first day of each subsequent calendar month during the term of the Loan.

          "Interim Servicing Agreement" means an Interim
Servicing Agreement entered into by and between Lender and Custodian with respect to the servicing of the Loan, as the same may be amended from time to time.

          "Inventory" means all inventories of food, beverages and other comestibles held by Borrower for sale or use at or from the Facilities, and soap, paper supplies, medical supplies, drugs (excluding pharmaceuticals requiring a license to distribute or sell) and all other such goods, wares and merchandise held by Borrower for sale to or for consumption by guests or patients of the Facilities and all such other goods returned to or repossessed by Borrower.

          "Land" has the meaning provided in the Mortgages.

          "Leases" means all leases, lettings, occupancy agreements, tenancies and licenses (to the extent assignable) by Borrower as landlord of a Facility or any part thereof now or hereafter entered into, and all amendments, extensions, renewals and guarantees thereof, and all security therefor.

          "Legal Requirements" means all governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting an applicable Individual Property or Collateral Loan or any part thereof or the construction, use, alteration or operation thereof, or any part thereof, enacted and in force as of the relevant date, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting such Individual Property or any part thereof, including, without limitation, any which may (i) require repairs, modifications or alterations in or to such Individual Property or Collateral Loan or any part thereof, or (ii) in any way limit the use and enjoyment thereof.

          "Lender" has the meaning provided in the first paragraph of this Agreement.

          "Lender's Title Policy" has the meaning provided in
Section 4.2(DD).

          "Letters of Instructions" has the meaning provided in
Section 2.12(b).

          "LIBOR" means, with respect to any Interest Reset Date, the rate (expressed as a percentage per annum) for deposits in U.S. Dollars for a one month period that appears on Telerate Page 3750 (as defined below) as of 11:00 a.m., London time, on the applicable Interest Determination Date for such Interest Reset Date. If such rate does not appear on Telerate Page 3750 as of 11:00 a.m., London time, on the applicable Interest Determination Date, LIBOR will be the arithmetic mean of the offered rates (expressed as a percentage per annum) for deposits in U.S. Dollars for a one month period that appear on the Reuters Screen LIBO Page (as defined below) as of 11:00 a.m., London time, on such Interest Determination Date, if at least two such offered rates so appear. If fewer than two such offered rates appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on such Interest Determination Date, Lender will request the principal London office of any four major reference banks in the London interbank market selected by Lender to provide such bank's offered quotation (expressed as a percentage per annum) to prime banks in the London interbank market for deposits in U.S. Dollars for a one month period as of 11:00 a.m. London time, on such Interest Determination Date for amounts of not less than U.S. $1,000,000. If at least two such offered quotations are so provided, LIBOR will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, Lender will request any three major banks in New York City selected by Lender to provide such bank's rate (expressed as a percentage per annum) for loans in U.S. Dollars to leading European banks for a one month period as of approximately 11:00 a.m., New York City time on the applicable Interest Determination Date for amounts of not less than U.S. $1,000,000. If at least two such rates are so provided, LIBOR will be the arithmetic mean of such rates. If fewer than two rates are so provided, then LIBOR will be LIBOR in effect on the preceding Interest Reset Date.

          "Lien" means any mortgage, deed of trust, lien (statutory or other), pledge, hypothecation, assignment, prefer ence, priority, security interest, or any other encumbrance or charge on or affecting an Individual Property or Collateral Loan or any portion thereof or Borrower, or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any other jurisdiction, domestic or foreign, and mechanic's, materialmen's and other similar liens and encumbrances.

          "Loan" has the meaning provided in the Recitals hereto.

          "Loan Amount" has the meaning provided in the Recitals hereto.

          "Loan Documents" means this Agreement, the Notes, the Mortgages, the Assignments of Leases, the Pledge and Security Agreement, the Indemnity Agreements, the Collateral Assignments, the Collateral Loan Guarantees, the Allonges and the UCC Assignments and all other agreements, instruments, certificates and documents delivered by or on behalf of Borrower or an Affiliate to evidence or secure the Loan or otherwise in satisfaction of the requirements of this Agreement, the Mortgages or the other documents listed above.

          "Locked Rate" means the weighted average of the Forward
Rates for the then-outstanding Loan, which Forward Rates shall have been determined at the time of the making of each Advance in accordance with Section 2.17(a).

          "Locked Rate Fee" means, for each Advance, a fee of 2% per annum of the amount of the Advance payable monthly.

          "Locked Rate Fee Monthly Installment" means for any month an amount equal to .1667% of the Principal Indebtedness outstanding on the first day of the month.

          "Locked Rate Fee Sub-Account" means the Sub-Account of the Cash Collateral Account established and maintained pursuant to Section 2.12 relating to payment of the Locked Rate Fees.

          "Long Treasuries" means a synthetic U.S. Treasury security maturing on November 30, 2007 with a 6.50% coupon. The yield of the Long Treasuries is the Interpolated Yield.

          "Loss Proceeds" has the meaning provided in Section
2.12(h).

          "Management Agreement" means, with respect to a Facility, the Management Agreement entered into between Manager and Borrower pertaining to the management of such Facility in the form attached hereto as Exhibit D or such other form as may be approved by Lender (which approval shall not be unreasonably withheld or delayed), and "Management Agreements" means all such agreements collectively.

          "Manager" means FGI, any Affiliate of an Affiliated Borrower or any other manager approved by Lender (which approval shall not be unreasonably withheld or delayed), or any permitted successor or assignee (FGI is deemed to be a permitted successor or assign), as manager of a Facility or all of the Facilities, as the case may be.

          "Manager's Subordination" means, with respect to a Facility, the Manager's Consent and Subordination of Management Agreement in the form attached hereto as Exhibit E, dated as of the first Advance Closing Date for such Facility, executed by Manager, Borrower and Lender, and "Manager's Subordinations" means all such agreements collectively.

          "Material Adverse Effect" means a material adverse effect upon (i) the business or the financial position or results of operation of Borrower, (ii) the ability of Borrower to perform, or of Lender to enforce, any of the Loan Documents or
(iii) the value of (x) the Collateral taken as a whole, (y) any Facility or (z) if such material adverse effect is caused by Borrower, any Collateral Loan.

          "Maturity Date" means (i) the date which occurs eighteen months following the date of the last Advance Closing
Date hereunder, but in no event later than November 30, 1997 or
(ii) such earlier date resulting from acceleration.

          "Maximum Amount" means the maximum rate of interest designated by applicable Legal Requirements.

          "Members Agreement" means that certain Members
Agreement of Borrower amended and restated as of May 17, 1995, as further amended from time to time, subject to the provisions of this Agreement and the other Loan Documents.

          "Modified Duration" means, for any Breakage Date, the modified duration (calculated to six decimal places) obtained by subtracting (i) the product of the modified duration for the Short Treasuries and the ratio of the sum of the bond price and accrued interest per $1 face value of the Short Treasuries to the bond price per $1 face value of the Short Treasuries from (ii) the product of the modified duration for the Long Treasuries and the ratio of the sum of the bond price and accrued interest per $1 face value of the Long Treasuries to the bond price per $1 face value of the Long Treasuries. The modified durations are calculated by Lender using the Government Bond Price/Yield Calculator on Bloomberg page BC1 in the Index subdirectory (as evidenced by a copy of such Bloomberg calculation).

          "Money" means all moneys, cash, rights to deposit or savings accounts or other items of legal tender obtained from or for use in connection with (i) the operation of the Facilities or
(ii) the ownership of the Collateral Loans (excluding any escrows or deposits held pursuant to the Collateral Loans until forfeited).

          "Mortgage" means, with respect to a Facility, a first priority Mortgage, Assignment of Rents, Security Agreement and Fixture Filing or Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, in the form attached hereto as Exhibit F, dated as of the first Advance Closing Date for such Facility, granted by Borrower to Lender (or, in the case of a Deed of Trust, to Deed of Trust Trustee for the benefit of Lender) with respect to such Individual Property as security for the Loan, as same may thereafter from time to time be supple mented, amended, modified or extended by one or more agreements supplemental thereto, but shall exclude any such instrument released by Lender pursuant to Section 2.11, and "Mortgages" means all such instruments collectively.

          "Mortgaged Property" means, at any time, all the Individual Properties encumbered by the Mortgages then outstanding.

          "Multiemployer Plan" means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

          "Net Cash Flow" means for any period (i) with respect to the Facilities (and calculated either for a Facility or for the Facilities) the excess, if any, of Operating Income for such period over Operating Expenses for such period and (ii) with respect to a Collateral Loan, all Moneys received from the related obligor of such Collateral Loan less all reasonable ordinary expenses incurred in connection with the collection of the Moneys.

          "Net Proceeds" means (i) either (x) the purchase price
(at foreclosure or otherwise) actually received by Lender from a third party purchaser with respect to one or more Individual

Properties or Collateral Loans as a result of the exercise by Lender of its rights, powers, privileges and other remedies after the occurrence of an Event of Default or (y) in the event that Lender is the purchaser at foreclosure of one or more of such Individual Properties or Collateral Loans, the fair market value of such Individual Properties or Collateral Loans, as the case may be, as determined by Lender in good faith, or, at Borrower's request and expense, an Appraiser, in either case less (ii) all reasonable costs and expenses, including, without limitation, all attorneys' fees and disbursements and any brokerage fees, if applicable, incurred by Lender in connection with the exercise of such remedies; provided, however, that such costs and expenses shall not be deducted to the extent such amounts previously have been added to the Indebtedness in accordance with the terms of the Mortgages or applicable law.

          "Note" means and refers to, with respect to each Advance, the promissory note, in the form attached hereto as Exhibit G, dated the applicable Advance Closing Date, made by Borrower to Lender pursuant to this Agreement, as such note may be modified, amended, supplemented, extended or consolidated, and any note(s) issued in exchange therefor or in replacement thereof, and "Notes" means all such instruments collectively.

          "Officer's Certificate" means a certificate delivered to Lender by Borrower which is signed by an authorized officer of Borrower.

          "Original Agreement" has the meaning provided in the recitals hereto.

          "Original Closing Date" means September 15, 1994.

          "Operating Expenses" means, for any period, all expenditures by Borrower required to be expensed under GAAP during such period in connection with the ownership, operation, maintenance, repair or leasing of the Facilities (or of a Facility), including, without limitation:

          (i) expenses in connection with the cleaning, repair and maintenance of the Facilities (or of a Facility);

         (ii) wages, benefits, payroll taxes, uniforms, insur ance costs and all other related expenses for employees of Borrower or any Affiliate engaged in the repair, operation and maintenance of the Facilities (or of a Facility) and service to patients;

        (iii) any management fees and expenses incurred with respect to the Facilities (or of a Facility);

         (iv) the cost of all electricity, oil, gas, water, steam, heat, ventilation, air conditioning and any other energy, utility or similar item and overtime services;

          (v)  the cost of cleaning supplies;

         (vi)  Impositions;

        (vii) business interruption, liability, casualty and fidelity insurance premiums (which, in the case of any policies covering more than one Facility, shall be allocated among the Facilities pro rata in proportion to the insured value of the Facilities covered by such policies);

       (viii) legal, accounting and other professional fees and expenses incurred in connection with the ownership and operation of the Facilities (or of a Facility) including, without limitation, collection costs and expenses;

         (ix) costs and expenses of security and security systems provided to and/or installed and maintained with respect to the Facilities (or a Facility);

          (x) trash removal and exterminating costs and expenses;

         (xi)  advertising and marketing costs;

        (xii) costs of environmental audits and monitoring, environmental remediation work or any other expenses incurred with respect to compliance with Environmental Laws;
     and

       (xiii) all other ongoing expenses which in accordance with GAAP should be included in Borrower's annual financial statements as operating expenses of the Facilities (or of a Facility).

Notwithstanding the foregoing, Operating Expenses shall not include (w) any Capital Improvement Costs, (x) depreciation, amortization and other non-cash charges, (y) any extraordinary items or (z) Debt Service and other payments in connection with the Indebtedness. Operating Expenses shall be calculated on the accrual basis of accounting and in accordance with GAAP.

          "Operating Income" means, for any period, all regular ongoing income of Borrower during such period from the Permitted
Investments or the operation of the Facilities (or of a Facility), including, without limitation:

          (i) all amounts payable to Borrower by any Person as rent and other amounts under Leases, license agreements, occupancy agreements or other agreements relating to the Facilities (or a Facility);

         (ii)  business interruption proceeds; and

        (iii) all other amounts which in accordance with GAAP are included in Borrower's annual financial statements as operating income of the Facilities (or of a Facility).

Notwithstanding the foregoing, Operating Income shall not include
(v) any condemnation or insurance proceeds (other than business interruption proceeds or condemnation proceeds with respect to a temporary taking and, in either such case, only to the extent allocable to such period or other applicable reporting period),
(w) any proceeds resulting from the sale, exchange, transfer, financing or refinancing of all or any portion of one or more Individual Properties, (x) any Rent attributable to a Lease prior to the date on which the actual payment of Rent is required to be made thereunder, (y) any item of income otherwise includable in Operating Income but paid directly to a Person other than Borrower, or (z) security deposits received from tenants until forfeited. Operating Income shall be calculated on the accrual basis of accounting and in accordance with GAAP.

          "Other Borrowings" means, with respect to Borrower, without duplication (but not including the Indebtedness or any deferred fees payable in connection with the Transaction) (i) all indebtedness of Borrower for borrowed money or for the deferred purchase price of property or services, (ii) all indebtedness of Borrower evidenced by a note, bond, debenture or similar instru ment, (iii) the face amount of all letters of credit issued for the account of Borrower and, without duplication, all unreim bursed amounts drawn thereunder, (iv) all indebtedness of Borrower secured by a Lien on any property owned by Borrower whether or not such indebtedness has been assumed, (v) all Contingent Obligations of Borrower, and (vi) all payment obliga tions of Borrower under any interest rate protection agreement (including, without limitation, any interest rate swaps, caps, floors, collars or similar agreements) and similar agreements.

          "Payment Date" has the meaning specified in Section
2.5.

          "PBGC" means the Pension Benefit Guaranty Corporation established under ERISA, or any successor thereto.

          "Permits" means all licenses, permits and certificates used in connection with the ownership, operation, use or occu pancy of the Mortgaged Property, including, without limitation, business licenses, state health department licenses, food service licenses, licenses to conduct business, certificates of need and all such other permits, licenses and rights, obtained from any Governmental Authority or private Person concerning ownership, operation, use or occupancy of the Mortgaged Property.

          "Permitted Encumbrances" means, (a) with respect to an Individual Property, collectively, (i) the Lien created by the Related Mortgage or the other Loan Documents of record, (ii) all Liens and other matters disclosed in the Title Insurance Policy concerning such Individual Property or any part thereof, (iii) Liens, if any, for Impositions imposed by any Governmental Authority not yet due or delinquent or being contested in good faith and by appropriate proceedings in accordance with Section 2.06(b) of the Mortgages, (iv) any mechanics' and materialmen's Liens deleted from the exceptions to, or affirmatively insured against collection with respect to, the Individual Property under the applicable Title Insurance Policy, (v) without limiting the foregoing, any and all governmental, public utility and private restrictions, covenants, reservations, easements, licenses or other agreements of an inconsequential nature which may be granted by Borrower after the applicable Advance Closing Date and which do not affect (x) the marketability of title to the Individual Property, (y) the fair market value thereof, or (z) the use thereof as of the applicable Advance Closing Date, (vi) deposits or pledges to secure obligations under worker's compen sation, social security or similar laws, or under unemployment insurance, made in the ordinary course of Borrower's business,
(vii) rights of existing and future tenants and residents as tenants and residents, as the case may be, only pursuant to Leases and (viii) Liens permitted pursuant to Section 6.1(C) and
(b) with respect to a Collateral Loan and related Collateral Loan Property, (i) the Lien created by the Collateral Assignment and other Loan Documents of record, (ii) any Liens shown of record on the title insurance policy covering the related Collateral Loan Property and (iii) such other Liens as Lender may hereafter consent to in writing.

          "Permitted Investments" means any one or more of the following obligations or securities acquired at a purchase price of not greater than par, including those issued by Lender, Servicer, Trustee or any of their respective Affiliates:

          (i) direct obligations of, or obligations fully guaranteed as to payment of principal and interest by, (x) the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America, or (y) FHLMC, FNMA, the Federal Farm Credit System or the Federal Home Loan Banks provided such obligations at the time of purchase or contractual commitment for purchase are qualified by the Rating Agencies as a Permitted Investment hereunder as evidenced in writing;

         (ii) repurchase agreements on obligations specified in clause (i) maturing not more than two months from the date of acquisition thereof, provided that the long-term unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest rating category and the short-term debt obligations of the party agreeing to repurchase are rated at least Duff-1+ and F-1+ or the equivalent by the Rating Agencies;

        (iii) general obligations of or obligations guaranteed by any State of the United States or the District of Columbia receiving the highest long-term unsecured debt rating available for such securities by the Rating Agencies, or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the Certifi cates by any Rating Agency as evidenced in writing;

         (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof or the District of Columbia and rated by the Rating Agencies in their highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any such corporation will not be Permitted Invest ments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Cash Collateral Account to exceed 20% of the aggregate principal amount of all Permitted Investments held in the Cash Collateral Account;

          (v) commercial or finance company paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) that is rated by the Rating Agencies in their highest short-term unsecured debt rating available at the time of such investment or contractual commitment pro viding for such investment, and is issued by a corporation the outstanding senior long-term debt obligations of which are then rated by the Rating Agencies in their highest rating available in their long-term unsecured debt ratings, or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the Certifi cates by any Rating Agency as evidenced in writing;

         (vi) guaranteed reinvestment agreements acceptable to the Rating Agencies issued by any bank, insurance company or other corporation rated in the highest long-term unsecured rating levels available to such issuers by the Rating Agencies throughout the duration of such agreements, or such lower rating as will not result in the downgrading or with drawal of the rating then assigned to the Certificates by any Rating Agency as evidenced in writing;

        (vii) units of taxable money market funds, which funds are regulated investment companies, seek to maintain a constant net asset value per share and invest solely in obligations backed by the full faith and credit of the United States, which funds have been designated in writing by the Rating Agencies as Permitted Investments with respect to this definition;

       (viii) if previously confirmed in writing to Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, that may be acceptable to the Rating Agencies as a permitted investment of funds backing securities having ratings equivalent to their initial rating of the Certificates; and

         (ix) prior to the Securitization Closing Date, any other demand, money market or time deposit, or any other obligation, security or investment, that may be acceptable to Lender and Borrower;

provided, however, that (a) "Permitted Investment" shall not include any investment that is not a permitted passive investment earning a return in the nature of interest within the meaning of Treasury Regulation Section 1.8606-2(g)(1) and (b) no instrument or security shall be a Permitted Investment if (x) such instrument or security evidences a right to receive only interest payments, (y) the right to receive principal and interest payments derived from the underlying investment provide a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment or (z) such investment does not mature by the day required pursuant to the terms of the Loan Documents (and, if not specified, by the Maturity Date).

          "Person" means any individual, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

          "Plan" means an employee benefit or other plan estab lished or maintained by Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

          "Pledge and Security Agreement" means that certain first priority Pledge and Security Agreement, in the form attached hereto as Exhibit H, dated as of January 27, 1995, made by FAI and FBI, as pledgors, in favor of Lender, as pledgee, with respect to collateral security for the Loan, together with such instruments pursuant to which FBI's obligations under the Pledge and Security Agreement were assumed by CDLP Partners, Ltd.

          "Pool" has the meaning provided in Section 2.1(b).

          "Pooling and Servicing Agreement" means a Pooling and Servicing Agreement entered into by and among Lender, as depositor, Servicer, as servicer, and Trustee, as trustee, on a Securitization Closing Date, and "Pooling and Servicing
Agreements" means all such agreements collectively.

          "Pricing Spread" means 3.45% (which rate includes the Servicer's Fee).

          "Principal Indebtedness" means the principal amount of the Loan outstanding as the same may be increased, by additional
Advances or otherwise, or decreased, as a result of prepayment or otherwise, from time to time.

          "Proceeds" means all proceeds (including Insurance Proceeds and Condemnation Proceeds), rents and profits from the Collateral, including, without limitation, those from the sale, exchange, transfer, collection, loss, damage, disposition, substitution or replacement of any of the Collateral.

          "Proceeds Deficiency" has the meaning provided in the definition of "Allocated Loan Amount".

          "Rate Difference" means the percentage obtained by subtracting (i) the Current Rate from (ii) the Locked Rate.

          "Rating Agencies" means at least two of Fitch Investors Service, Inc., Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. and Standard & Poor's Corporation, or any successor thereto, and any other nationally recognized financial rating agency which may hereafter be engaged by Lender, or its designees, to rate the Certificates.

          "Recourse Distributions" has the meaning provided in
Section 8.14.

          "Refinancing" has the meaning provided in Section 2.16.

          "Refinancing Date" means a Payment Date on or prior to the Maturity Date on which the Refinancing occurs.

          "Refinancing Escrow Closing Date" has the meaning provided in Section 2.16.

          "Refinancing Notice" has the meaning provided in
Section 2.16.

          "Reimbursement Contracts" means all third party reimbursement contracts with respect to the Facilities which are hereafter in effect with respect to patients qualifying for coverage under the same, including Medicare and Medicaid, and any successor program or other similar reimbursement programs and private insurance agreements.

          "Related Mortgage" means, with respect to a particular
Individual Property, the Mortgage encumbering such Individual
Property.

          "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Substances through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

          "Release Price" has the meaning provided in Section
2.7(a).

          "Remedial Work" has the meaning provided in Section
5.1(D)(i).

          "REMIC" means "real estate mortgage investment conduit" for federal income tax purposes.

          "REMIC Trust" means a trust fund created pursuant to a Pooling and Servicing Agreement or that portion thereof for which a REMIC election is made under the Code.

          "Rents" means all rent and other payments of whatever nature from time to time payable pursuant to any Lease (including, without limitation, rights to payment earned under Leases for space in the Improvements for the operation of ongoing retail businesses such as news stands, barber shops, beauty shops, physicians' offices, pharmacies and specialty shops).

          "Required Debt Service Payment" has the meaning provided in Section 2.12(f).

          "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on the service for the purpose of displaying interbank rates from London in U.S. Dollars).

          "Securitization" has the meaning provided in Section
2.15.

          "Securitization Closing Date" means the date on which a Pooling and Servicing Agreement is executed and delivered and a Securitization is effected.

          "Security Deposit Accounts" has the meaning provided in
Section 2.12(a).

          "Servicer" means Midland Loan Services, L.P., any
Person appointed as servicer under the Pooling and Servicing
Agreements or such Person's successor in interest.

          "Servicer's Fee" means the fees payable to Custodian, as servicer, pursuant to the Interim Servicing Agreement or to Servicer pursuant to the Pooling and Servicing Agreement.

          "Short Treasuries" means the 7.375% U.S. Treasury maturing on November 15, 1997.

          "Single-Purpose Entity" means a Person, other than an individual, which (i) is formed or organized solely for the purpose of acquiring and directly holding an ownership interest in the Mortgaged Property or the Collateral Loans, (ii) does not engage in any business unrelated to the Mortgaged Property or the Collateral Loans, (iii) does not have any assets other than those related to its interest in the Mortgaged Property and the Collateral Loans or any indebtedness other than as permitted by this Agreement, the Mortgages or the other Loan Documents, (iv) has its own separate books and records and has its own accounts (other than the Collection Accounts and the Cash Collateral Account), in each case which are separate and apart from the books and records and accounts (except as set forth above) of any other Person, (v) if a corporation, at all times has an Indepen dent director (mutually acceptable to Borrower and Lender; the present Independent director being acceptable to Borrower and Lender), (vi) does not commingle its assets with the assets of any other Person, (vii) does not guarantee the obligations of any other Person and (viii) holds itself out as being a Person separate and apart from any other Person.

          "Sub-Account" has the meaning provided in Section
2.12(c).

          "Survey" means a certified title survey of an Individual Property or Collateral Loan Property prepared by a registered Independent surveyor satisfactory to Lender and (i) with respect to an Individual Property, the company issuing the Title Insurance Policy for that Individual Property and (ii) with respect to a Collateral Loan Property, the company issuing the endorsement to the Lender's Title Policy for that Collateral Loan Property.

          "Taking" means a taking or voluntary conveyance during the term hereof of all or part of a Facility or a Collateral Loan Property, or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any condemnation or other eminent domain proceeding by any Governmental Authority affecting a Facility or a Collateral Loan Property or any portion thereof whether or not the same shall have actually been commenced.

          "Tax Fair Market Value" means the fair market value of an Individual Property or Collateral Loan, and (x) shall not include the value of any personal property or other property that is not an "interest in real property" within the meaning of Treasury Regulation 1.860G-2 and 1.856-3(c), and (y) shall be reduced by the "adjusted issue price" (within the meaning of Code
 1272(a)(4)) (the "Tax Adjusted Issue Price") of any indebtedness, other than the Loan, secured by a Lien affecting the Individual Property or Collateral Loan, which Lien is prior to or on a parity with the Lien created under the Related Mortgage or Collateral Assignment.

          "Telerate Page 3750" means the display designated as "Page 3750" on The Dow Jones Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar deposits).

          "10-year Treasury" means the 6.50% U.S. Treasury maturing on May 15, 2005.

          "30-year Treasury" means the 7.625% U.S. Treasury maturing on February 15, 2025.

          "Title Insurance Policy" means the loan policy of title insurance issued by any nationally recognized title insurance company acceptable to Lender with respect to each Individual Property and insuring the first priority lien in favor of Lender created by the Related Mortgage, subject only to the Permitted Encumbrances for that Individual Property and containing such endorsements and affirmative assurances as Lender shall reasonably require, and "Title Insurance Policies" means all such instruments collectively.

          "Transaction Costs" means all costs and expenses paid or payable by Borrower relating to the Transactions, including, without limitation, the Advisor's fees of $1,000,000 which were paid on the Original Closing Date and an amount equal to 1% of the amount of an Advance payable on the related Advance Closing Date, the underwriting fee payable on each Advance Closing Date in an amount equal to 2% of the amount of the Advance made on such Advance Closing Date, the Locked Rate Fees, appraisal fees, legal fees and accounting fees and the costs and expenses described in Section 8.24.

          "Transactions" means each of the transactions contem plated by the Loan Documents, including each Advance and the Securitizations, and excluding, prior to delivery of the Refinancing Notice, the Refinancing.

          "Transfer" means any transfer, sale, assignment or conveyance of a Facility or Collateral Loan.

          "Trustee" means any Person appointed as trustee under the Pooling and Servicing Agreements or its successor in interest.

          "UCC Assignment" means any form UCC-2 or UCC-3 financing statements required to be filed pursuant to the Uniform
Commercial Code in order to assign collaterally a related form
UCC-1 financing statement that perfects the Borrower's security interest in a Collateral Loan Property.

          "UCC Searches" has the meaning specified in Section
3.3(F).

          "Use" means, with respect to any Hazardous Substance, the generation, manufacture, processing, distribution, handling, use, treatment, recycling or storage of such Hazardous Substance or transportation to or from the property of such Person of such Hazardous Substance.


                           ARTICLE II

                         GENERAL TERMS
                         -------------
          Section 2.1. Amount of the Loan; Amounts of Advances; Pools. (a) From and including the Original Closing Date to and including May 31, 1996, subject to the terms and conditions of this Agreement, Lender shall, or, if, in Lender's determination, required by applicable law, shall cause an accommodation lender to, lend to Borrower a total amount of up to the Loan Amount in one or more Advances. The amount of any Advance with respect to the acquisition of a Collateral Loan shall be 73.0% of the purchase price of the Collateral Loan to be acquired with the proceeds of such Advance, including all reasonable and customary costs of the acquisition of such Collateral Loan incurred by Borrower and approved by Lender (which approval shall not be unreasonably witheld or delayed) ("Borrower's Loan Purchase Price"). The amount of any Advance with respect to the acquisition of a Facility shall be the lesser of (1) 73.0% of (A) the purchase price of the Facility to be acquired with the proceeds of such Advance, including all reasonable and customary costs of the acquisition of the Facility incurred by Borrower and approved by Lender (which approval shall not be unreasonably withheld or delayed) ("Borrower's Facility Purchase Price") or,
(B) if such Facility is being acquired from an Affiliate of Borrower, the Appraised Value of such Facility and (2) the amount such that the Debt Service Coverage Ratio with respect to such Facility being acquired is equal to 1.30 (based on the Adjusted Net Cash Flow for the immediately trailing twelve months and a debt constant equal to the Forward Rate (determined as of the Advance Closing Date) plus 4.25%) provided, however, that if the Facility is being acquired from a third party and Borrower has a capital improvement program for the rehabilitation and/or expansion of the Facility approved by Lender (which approval shall not be unreasonably withheld or delayed), the amount of the Advance may be increased to include an amount equal to 66.67% of the six-month budget (but such budget may not contemplate funding beyond the Maturity Date) for such program (the "Capital

Advance"). The Capital Advance and an amount equal to one-half of the Capital Advance which shall be provided by Borrower shall be funded to the Capital Advance Sub-Account and disbursed in accordance with the provisions of Section 2.12(f)(v). Notwithstanding the foregoing, if Borrower provides an additional unencumbered Facility acceptable to Lender as collateral, Lender will provide financing for the purchase of a Facility or a Collateral Loan up to an amount equal to the lesser of (i) of the sum of (x) 73.0% of the Appraised Value of the unencumbered Facility and (y) 73.0% of Borrower's Facility Purchase Price (or the Appraised Value) for the Facility (or, if less, the amount calculated pursuant to clause (2) of the third sentence of this
Section 2.1(a)) or Borrower's Loan Purchase Price for the Collateral Loan to be acquired and (ii) 100% of Borrower's Facility Purchase Price for the Facility (or the Appraised Value) or Borrower's Loan Purchase Price for the Collateral Loan to be acquired, plus the amount of the Capital Advance, if any. No Note would be issued by Borrower with respect to an unencumbered Facility offered by Borrower, but all other closing deliverables and representations would be required with respect to such Facility. Additionally, as of any Advance Closing Date, the aggregate principal amount of the Notes dated on or prior to such Advance Closing Date shall not exceed the sum of (i) 73.0% of the aggregate fair market value of the Mortgaged Property and the Collateral Loans and (ii) the aggregate of all Capital Advances. After any Principal Indebtedness is repaid, Lender shall have no obligation to re-advance the amount repaid.

          (b) Provided that no Event of Default has occurred and is continuing, Borrower may, at any time prior to the Maturity Date and upon 30 days prior notice to Lender, elect to have the Loan Amount split into one or two additional pools of funds (the portion of the Loan Amount to be governed by this Agreement following such split and the loan amounts under the other pools each being a "Pool") with each additional Pool to be available to an Affiliated Borrower, provided, however, that in no event shall
(i) the portion of the Loan Amount designated for any Pool be less than $30,000,000 and (ii) the aggregate amount of all Pools exceed the Loan Amount. It shall be a further condition to the creation of a Pool that Borrower supply Lender with documentation satisfactory to Lender evidencing that (i) the proposed Affiliated Borrower satisfies the requirements contained in the definitions of "Affiliated Borrower" and "Single-Purpose Entity" and (ii) if the Affiliated Borrower is a partnership, each of its general partners satisfies the requirements contained in the definition of "Single-Purpose Entity" or if the Affiliated Borrower is a limited liability company, the managing member satisfies the requirements contained in the definition of Special Purpose Entity. It will be an Event of Default under the loan documents for a Pool if at any time the Affiliated Borrower does not satisfy the requirements contained in the definition of "Affiliated Borrower". Upon an Affiliated Borrower's execution of, and compliance with, a loan agreement substantially in the form of this Agreement, Lender shall make Advances to such Affiliated Borrower pursuant to the terms of such agreement up to the amount of such Pool. Upon creation of an additional Pool:

          (i) This Agreement and all Loan Documents executed in connection with this Agreement shall be amended to the extent necessary to reflect the reduction of the Loan Amount covered by this Agreement and the creation of the new Pool;

          (ii) To the extent determined by Lender to be necessary, Lender shall receive endorsements (in form and substance satisfactory to Lender) to the Title Insurance Policies relating to the Mortgages and the endorsements to the Lender's Title Policy relating to the Collateral Assignments delivered pursuant to this Agreement whereby the title company insures that no adverse affect will be caused by the modifications, if any, of the Mortgages and

     Collateral Assignments relating to the creation of the new
     Pool;

          (iii) Each Pool shall have a separate Cash Collateral Account and each Advance within a Pool shall be cross-defaulted and cross-collateralized with other Advances under such Pool but not with Advances under another Pool, except that any Pledge and Security Agreement by Borrower, FGI or their wholly-owned (either directly or indirectly) Affiliates shall be cross-collateralized and cross-defaulted for all Pools;

          (iv) All calculations of Debt Service Coverage Ratios after the creation of a Pool shall be based upon the Facilities that comprise each Pool and shall not include
     Facilities or Collateral Loans, as the case may be, covered by another Pool; and

          (v) Borrower shall pay all of Lender's out-of-pocket costs, including legal fees and disbursements, in connection with the creation of a Pool.

          (c) On or about May 31, 1996, the amount of any Advance previously made with respect to a Facility may be increased to an amount that would result in a 1.30 Debt Service Coverage Ratio at Borrower's request made in writing at least 30 days prior to May 31, 1996, if (i) no Default exists, (ii) the Loan Amount has not been fully funded, (iii) the Debt Service Coverage Ratio for the Facility individually and on an aggregate basis for all Facilities included in the Pool for the three month period ending on May 31, 1996 is 1.30 or greater and the projected Debt Service Coverage Ratio for the Facility individually and on an aggregate basis for all Facilities included in the Pool is 1.30 or greater, (iv) Borrower executes all amendments to the Loan Documents required by Lender to reflect such increase (including, without limitation, the Notes and the Mortgages), (v) Borrower obtains endorsements to the Title Insurance Policies satisfactory to Lender reflecting the increased amount outstanding, (vi) Borrower pays any additional mortgage recording tax or similar tax due in connection with such funding, (vii) Borrower pays all Transaction Costs (including the Advisor's fee and the underwriting fee) in connection with such funding, and (viii) Borrower delivers such certificates and other documents, including, an updated Appraisal for the Facility, reasonably requested by Lender and satisfies the provisions of
Section 3.3 with respect to disbursement of an Advance to the extent required by Lender in connection with an Advance under this Section 2.1(c).

          Section 2.2. Use of Proceeds. Proceeds of each Advance shall be used for the following purposes: (a) to pay the purchase price for the Facility or the Collateral Loan being acquired by Borrower and reasonable costs and expenses directly related to such acquisition, (b) to repay all existing indebtedness on such Facility and all related costs and expenses of such repayment, (c) to pay to Lender and the Advisor the financing and Securitization fees and to pay or reimburse all other Transaction Costs, (d) to fund the Capital Reserve Sub-Account in the amount of the Initial Capital Requirement for such Facility and (e) to the extent of the Capital Advance, if any, to fund the Capital Advance Sub-Account for such Facility and to pay therefrom the budgeted capital improvement costs. There is no restriction on the use of any proceeds in excess of the amounts described in clauses (a), (b), (c), (d) and (e).

          Section 2.3. Security for the Loan. The Notes and Borrower's obligations hereunder and under the other Loan Docu ments shall be secured by (a) the Mortgages, (b) the Assignments of Leases, (c) the Pledge and Security Agreement, (d) the security interest and Liens granted in this Agreement and in the other Loan Documents, (e) the Collateral Assignments, (f) the Allonges endorsing to Lender Borrower's rights under the promissory note(s) evidencing each Collateral Loan, (g) the Collateral Loan Guarantees and (h) the UCC Assignments.

          Section 2.4. Borrower's Notes. (a) Borrower's obliga tion to pay the principal of and interest on the Loan and the Exit Fee, if any, shall be evidenced by the Notes, duly executed and delivered by Borrower. The Notes shall be payable as to principal, interest and the Exit Fee, if any, as specified in this Agreement, with a final maturity on the Maturity Date.

          (b) Lender is hereby authorized, at its option, (i) to endorse on a schedule attached to each Note (or on a continuation of such schedule attached to such Note and made a part thereof) an appropriate notation evidencing the date and amount of each payment of principal, interest and the Exit Fee, if any, in respect thereof, and/or (ii) to record the Allocated Loan Amounts and such payments in its books and records. Such schedule and/or such books and records, as the case may be, shall, absent manifest error, constitute prima facie evidence of the accuracy of the information contained therein.

          Section 2.5. Principal and Interest. (a) Prior to the Maturity Date, there shall be no regularly scheduled payments of principal, but interest on the Loan shall be payable in arrears on the first day of the month following the month in which the first Advance Closing Date occurs, and on the first day of each and every month thereafter, unless, in any such case, such day is not a Business Day, in which event such interest shall be payable on the first Business Day following such date (such date for any particular month, the "Payment Date"). On the Maturity Date, the entire outstanding principal balance of the Loan, together with all accrued but unpaid interest thereon, shall become due and payable to Lender. Interest shall be computed on the actual number of days elapsed, based on a 360-day year (i.e., interest for each day during which any part of the Loan is outstanding shall be computed at said rate divided by
360). Interest shall accrue on the outstanding principal balance of the Loan commencing upon the first Advance Closing Date. The portion of the Loan outstanding on the first day of an Interest Accrual Period will bear interest at a rate per annum during such Interest Accrual Period which shall be equal to LIBOR determined as of the Interest Determination Date immediately preceding such Interest Accrual Period plus the Pricing Spread and any Advance made during such Interest Accrual Period will bear interest at a rate per annum during the Advance Interest Accrual Period for such Advance which shall be equal to LIBOR determined as of the Advance Interest Determination Date for such Advance plus the Pricing Spread.

          (b) Upon the occurrence of an Event of Default, the Principal Indebtedness will bear interest at the Default Rate from the date such Event of Default occurred until such Event of Default is cured.

          Section 2.6. Voluntary Prepayment. (a) Borrower may voluntarily prepay the Loan (including all Pools) in whole, but not in part, without premium or penalty; provided, however, that, an Exit Fee shall be paid to Lender on any such voluntary prepayment which is not financed by Lender (through the Refinancing or otherwise).

          (b) In the event of any such voluntary prepayment, Borrower shall give Lender written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay, which notice shall be given at least five Business Days prior to the date upon which prepayment is to be made and shall specify the date and the amount of such prepayment. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein (unless such notice is revoked by Borrower prior to the date specified therein in which event Borrower shall immediately reimburse Lender for any costs incurred by Lender in connection with Borrower's giving of such notice and its revocation).

          (c) Any voluntary prepayment of the Loan in whole or in part or any mandatory prepayment of a portion of the Loan pursuant to Section 2.7(a) is required to be made on a Payment
Date.

          Section 2.7. Mandatory Prepayment. (a) Borrower may Transfer any Individual Property or Collateral Loan at any time on or prior to the Maturity Date; provided, however, that (i) Borrower shall have given Lender at least 30 days' prior written notice of the Transfer, (ii) with respect to the Transfer of a Facility, the Debt Service Coverage Ratio of the remaining Facilities (considered on an aggregate basis) would not be less than the Debt Service Coverage Ratio of such Facilities calculated immediately prior to the Transfer, (iii) the Debt Service Coverage Ratio of the remaining Facilities (considered on an aggregate basis) would not be less than (a) 1.27 if the Transfer occurs in any month to and including July 1995, (b) 1.28 if the Transfer occurs in August 1995 and (c) 1.30 if the Transfer occurs in any month from and including September 1995 to and including the Maturity Date, (iv) if after a Securitization Closing Date for a Securitization including the Individual Property or Collateral Loan being transferred, Lender shall have received an Officer's Certificate certifying that the Principal Indebtedness, after application of the Release Price, will not, on the date the Release Price is paid, exceed 125% of the sum of the Tax Fair Market Values of the remaining Individual Properties and Collateral Loans as of the Securitization Closing Date, (v) no Default or Event of Default shall have occurred and be continuing, (vi) Lender shall have received from Borrower financial statements, calculations and other backup information with respect to the matters referred to in clauses (ii), (iii),
(iv) and (v) above, all in form and substance reasonably satisfactory to Lender and accompanied by an Officer's Certificate stating that such statements, calculations and information are true, correct and complete in all material respects, and (vii) upon the date of the consummation of any such Transfer, Borrower shall pay to Lender (unless such notice is revoked by Borrower prior to the date specified therein in which event Borrower shall immediately reimburse Lender for any reason able costs incurred by Lender in connection with Borrower's giving of such notice and its revocation): (w) interest accrued on the portion of the Loan being prepaid; (x) in the case of any prepayment which is not financed by Lender an amount representing a prepayment premium equal to the Exit Fee; (y) an amount equal to 125% of the Allocated Loan Amount for such Individual Property or Collateral Loan (the "Release Price"); and (z) all other amounts due under the Related Mortgage and Lender's costs and expenses (including attorneys' fees and disbursements) in connection with the Transfer.

          (b) If Borrower is required by Lender under the pro visions of a Mortgage to prepay the Loan or any portion thereof in the event of damage, destruction or a Taking of a Facility, Servicer shall prepay a portion of the Loan (such prepayment to be applied to the Allocated Loan Amount for such Facility) such that the principal amount prepaid together with accrued interest thereon to the date of prepayment exhausts the Insurance Proceeds or the Condemnation Proceeds available for such prepayment by advancing the Loss Proceeds from the Custodial Account. No Exit Fee shall be payable in connection with a prepayment under this
Section 2.7(b).

          (c) If the Debt Service Coverage Ratio of the Facilities calculated as of the end of any month for the previous 3-month period based on the Principal Indebtedness then outstand ing (such calculation to be provided to Lender within 30 days after the end of each month) is less than (i) 1.27 for any month to and including July 1995, (ii) 1.28 for August 1995 and (iii)
1.30 for each month from and including September 1995 to and including the Maturity Date, then Borrower shall within five days after delivery of such calculation make a prepayment of principal in an amount sufficient for the Debt Service Coverage Ratio test to be satisfied. The Exit Fee shall be payable in connection with a prepayment under this Section 2.7(c).

          (d) If Borrower fails to make any payment of principal of or interest on the Loan when due (excluding the payment due on the Maturity Date), Borrower shall, on each Payment Date there-after until such amount has been paid, prepay the Loan in an aggregate amount equal to the Excess Cash Flow for the prior month. The Exit Fee shall be payable in connection with a prepayment under this Section 2.7(d).

          (e) Upon prepayment of the Loan in full, Borrower shall pay to Lender, in addition to the amounts specified in
Section 2.6 or this Section 2.7, as applicable, any other amounts then due and payable to Lender pursuant to the Loan Documents. All prepayments made pursuant to Section 2.6 or this Section 2.7 shall be applied in accordance with the provisions of Section 2.8.

          (f) In connection with a Securitization, Borrower shall make a prepayment of principal in an amount sufficient for the representations required to be made by Borrower pursuant to clause (j) of the second sentence of Section 2.15 to be true. The Exit Fee shall be payable in connection with a prepayment under this Section 2.7(f).

          (g) Until such time as a Collateral Loan Property becomes an Individual Property hereunder pursuant to Section 3.6, in the event that the Net Cash Flow received from a Collateral Loan from the 26th day of each calendar month through the 25th day of the next calendar month exceeds the amount of interest due on the Payment Date immediately following each such 25th day with respect to the Allocated Loan Amount of such Collateral Loan, such excess shall be paid to Lender to reduce the Principal Indebtedness on such Payment Date. The Exit Fee shall be payable in connection with prepayments under this Section 2.7(g).

          Section 2.8. Application of Payments. All proceeds (including any Net Proceeds) of any repayment, including prepay ments, of the Loan shall be applied to pay: first, any reason able out-of-pocket costs and expenses of Lender (including the fees and charges of the Bank and the fees and reimbursable expenses of the Custodian and the Servicer under the Interim Servicing Agreement and the Pooling and Servicing Agreement) with respect to such repayment; second, any accrued and unpaid interest then payable with respect to the Loan or the portion thereof being repaid; third, the outstanding principal amount of the Loan or the portion thereof being repaid; and fourth, the Exit Fee, if any, on the Loan or the portion thereof being repaid.

          Section 2.9. Method and Place of Payment. (a) Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Notes shall be made to Lender not later than 12:00 noon, New York City time, on the date when due and shall be made in lawful money of the United States of America in federal or other immediately available funds to an account specified to Borrower by Lender in writing, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.

          (b) All payments made by Borrower hereunder, or by Borrower under the other Loan Documents, shall be made irrespective of, and without any deduction for, any set-offs or counterclaims.

          Section 2.10. Taxes. All payments made by Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Govern mental Authority (other than taxes imposed on the income of Lender).

          Section 2.11.  Release of Collateral.
(a) Notwithstanding any other provision of this Agreement or any other Loan Document, upon a prepayment with respect to any Individual Property or Collateral Loan as described in Section 2.7(a), Section 2.12(i) or Section 2.03(d) of the Mortgages, Lender shall, simultaneously with such payment, release the Lien of the Related Mortgage, Collateral Assignment, the related Assignment of Leases, the Collateral Loan Guarantee, UCC Assignment, UCC-1 financing statements and any other Liens in favor of Lender relating to such Individual Property or Collateral Loan, as applicable, and shall release to Borrower any portion of the Sub-Accounts relating to such Individual Property or Collateral Loan.

          (b) If Lender (i) receives Loss Proceeds with respect to any Facility (x) in the event of a Taking or casualty affect ing 100% of such Facility or (y) in an amount equal to or exceed ing the sum of the Allocated Loan Amount for such Facility and accrued and unpaid interest thereon and (ii) applies such Loss Proceeds to reduce the Indebtedness in accordance with Section 2.7(b), Lender shall simultaneously with such application release the Lien of the Related Mortgage and related Assignment of Leases and UCC-1 financing statements and any other Liens in favor of Lender relating to such Individual Property and shall release to

Borrower any portion of the Sub-Accounts relating to such Facility.

          (c) Upon repayment of the Loan and all other amounts due hereunder and under the Loan Documents in full in accordance with the terms hereof and thereof, Lender shall, as promptly as possible after such payment, release its Liens with respect to all Collateral.

          (d) If at any time the Allocated Loan Amount for any Facility or Collateral Loan shall be reduced to zero, Lender shall simultaneously release the Lien of the Related Mortgage or the related Collateral Assignment, as the case may be, and any other Liens in favor of Lender relating to such Facility or Collateral Loan and shall release to Borrower any portion of the Sub-Accounts relating thereto.

          Section 2.12.  Central Cash Management.
          (a) Collection and Security Deposit Accounts. Borrower hereby acknowledges and agrees that all of the Rents (other than security deposits from tenants), Money and Proceeds received from Accounts derived from the Facilities and all of the Money and Proceeds derived from the Collateral Loans shall be utilized first (i) to pay all amounts to become due and payable under the Notes by funding the Debt
Service Payment Sub-Account to the extent required pursuant to
Section 2.12(g)(i), (ii) to fund the Locked Rate Fee Sub-Account to the extent required pursuant to Section 2.12(g)(ii), (iii) to fund the Basic Carrying Costs Sub-Account to the extent required pursuant to Section 2.12(g)(iii), (iv) to fund the Capital
Reserve Sub-Account to the extent required pursuant to Section
2.12(g)(iv), and (v) to pay all Operating Expenses. For each Facility, Borrower shall open and maintain at a Collection
Account Bank a demand deposit account (a "Collection Account") and a second demand deposit account that is fully segregated and distinct from the Collection Account (a "Security Deposit
Account").  Each Collection Account and each Security Deposit
Account shall be assigned a separate and unique identification number by the Collection Account Banks and shall be opened and maintained in the name "Forum Investments I, L.L.C. as Debtor and Midland Loan Services, L.P. (as custodian) as Secured Party pursuant to the Amended and Restated Loan Agreement dated as of June 8, 1995". All payments constituting Rent (other than security deposits from tenants) or made with respect to Accounts shall be payable to Manager. Manager shall collect all such Rents, Money and Proceeds received from Accounts and shall endorse all checks and deposit all such funds, within one
Business Day after receipt thereof, directly into the Collection
Account for the Facility. All security deposits shall be payable to Manager. Manager shall collect all security deposits with respect to a Facility and shall endorse all checks and deposit all such funds within one Business Day after receipt thereof, directly into the Security Deposit Account for the Facility.
Borrower may designate a new financial institution to serve as a Collection Account Bank hereunder as provided in Section 2.13(1).
Each Collection Account shall at all times be an Eligible
Account. Borrower shall have no right of withdrawal from the Collection Accounts or the Security Deposit Accounts except that, prior to a Collection Account Bank's receipt of notice of the occurrence of an Event of Default from Custodian (given at the request of Lender or Servicer), Custodian, on written request from Borrower with appropriate supporting materials, will direct the applicable Collection Account Bank to release funds from the applicable Security Deposit Account and forward such funds to Borrower to refund or apply security deposits as required by the Leases or by applicable Legal Requirements, and, after delivery of such notice, Custodian, on written request from Borrower with appropriate supporting materials, will direct the applicable
Collection Account Bank to release funds from the applicable
Security Deposit Account to refund or apply security deposits as required by the Leases or by applicable Legal Requirements.

          (b) Cash Collateral Account. Pursuant to the Letters of Instructions to be delivered to the Collection Account Banks (the "Letters of Instruction") in substantially the form attached hereto as Exhibit I, Borrower will authorize and direct the Collection Account Banks to transfer on a daily basis all funds in excess of a specified amount not to exceed $10,000 deposited in the Collection Accounts for the Facilities to an account at the 10th and Baltimore, Kansas City, Missouri, branch of the Bank entitled "Midland Loan Services, L.P. (as custodian) as Secured Party pursuant to an Amended and Restated Loan Agreement dated as of June 8, 1995 among Forum Investments I, L.L.C., Nomura Asset Capital Corporation and Midland Loan Services, L.P. - Cash Collateral Account" (the "Cash Collateral Account"). Lender may elect to change the financial institution at which the Cash Collateral Account shall be maintained; provided, however, that Lender shall give Borrower and each Collection Account Bank not fewer than 30 days' prior notice of each change and the financial institution to which the Cash Collateral Account may be transferred shall be subject to Borrower's reasonable approval. The Cash Collateral Account shall at all times be an Eligible Account. Borrower shall direct each obligor of a Collateral Loan in writing to make all payments pursuant to such Collateral Loan directly into the Cash Collateral Account, which deposits shall be allocated or disbursed in the same manner as Rent deposited into the Cash Collateral Account. Pursuant to the applicable Collateral Loan Guarantee, FGI shall pay any amounts due thereunder directly into the Cash Collateral Account and such amounts, if any, shall be allocated or disbursed in the same manner as Rent deposited therein. Borrower has established the Cash Collateral Account in the name of Custodian, and the Cash Collateral Account shall be under the sole dominion and control of Custodian. Borrower shall have no right of withdrawal in respect of the Cash Collateral Account. If necessary to comply with any law in any state in which an Individual Property is located, one or more additional cash collateral accounts with appropriate Sub-Accounts may be established by Custodian, provided, however, that (i) all funds will continue to be transferred to the Cash Collateral Account by the Collection Account Banks and funds will be allocated to such additional cash collateral accounts by Custodian, (ii) any bank at which such additional accounts are to be held shall be acceptable to Lender and any such bank shall execute and deliver an agreement substantially similar to the CC Account Agreement, (iii) Borrower shall execute all necessary UCC-1 Financing Statements, (iv) each such cash collateral account (and each Sub-Account relating thereto) shall be treated as a part of the Cash Collateral Account for purposes of this Agreement, and (v) Custodian may use another Person to hold such account but any fees or expenses of such Person (except expenses which would constitute reimbursable expenses under the Interim Servicing Agreement or the Pooling and Servicing Agreement if incurred directly by Custodian) shall be paid by Custodian.

          (c)  Establishment of Sub-Accounts.  The Cash
Collateral Account shall contain the Debt Service Payment Sub-

Account, the Locked Rate Fee Sub-Account, the Basic Carrying Costs Sub-Account, the Capital Reserve Sub-Account and the Capital Advance Sub-Account, each of which accounts (individually, a "Sub-Account" and collectively, the "Sub-Accounts") shall be an Eligible Account to which certain funds shall be allocated and from which disbursements shall be made pursuant to the terms of this Agreement.

          (d) Permitted Investments. Upon the request of Borrower which request may be made one time per month, Lender shall direct the Bank to invest and reinvest any balance in the Cash Collateral Account from time to time in Permitted Invest ments as instructed by Borrower; provided, however, that (i) if Borrower fails to so instruct Lender, or upon the occurrence of an Event of Default, Lender may direct the Bank to invest and reinvest such balance in Permitted Investments as Lender shall determine in its sole discretion, (ii) the maturities of the Permitted Investments on deposit in the Cash Collateral Account shall, to the extent such dates are ascertainable, be selected and coordinated to become due not later than the day before any disbursements from the applicable Sub-Accounts must be made,
(iii) all such Permitted Investments shall be held in the name and be under the sole dominion and control of Custodian, and (iv) no Permitted Investment shall be made unless Custodian shall retain a perfected first priority Lien in such Permitted Investment securing the Indebtedness and all filings and other actions necessary to ensure the validity, perfection, and priority of such Lien have been taken. It is the intention of the parties hereto that the entire amount deposited in the Cash Collateral Account (or as much thereof as Lender may reasonably arrange to invest) shall at all times be invested in Permitted Investments, and that the Cash Collateral Account shall be a so-called "zero balance" account. All funds in the Cash Collateral Account that are invested in a Permitted Investment are deemed to be held in the Cash Collateral Account for all purposes of this Agreement and the other Loan Documents. Neither Lender nor any of its agents, including Servicer and Custodian, shall have any liability for any loss in investments of funds in the Cash Collateral Account that are invested in Permitted Investments (unless invested contrary to Borrower's request prior to an Event of Default) and no such loss shall affect Borrower's obligation to fund, or liability for funding, the Cash Collateral Account and each Sub-Account, as the case may be. Borrower agrees that Borrower shall include all such earnings on the Cash Collateral Account as income of Borrower for federal and applicable state tax purposes.

          (e) Interest on Accounts. All interest paid or other earnings on the Permitted Investments made hereunder shall be deposited into the Cash Collateral Account and shall be subject to allocation and distribution like any other monies deposited therein.

          (f) Payment of Debt Service, Basic Carrying Costs and Capital Improvement Costs. On the first Advance Closing Date and thereafter on or before the third Business Day of each month during the term of the Loan commencing on the first such day after the first Advance Closing Date, Lender shall notify Bor rower of the Debt Service (the "Required Debt Service Payment") that will be payable to Lender on the Payment Date in the next calendar month. Not later than three Business Days before each Payment Date during the term of the Loan, Lender or Servicer shall deliver to Borrower a certificate in the form attached hereto as Exhibit J, setting forth (i) the Required Debt Service Payment for such Payment Date and (ii) whether sufficient funds exist in the Cash Collateral Account to fund the Debt Service Payment Sub-Account, the Locked Rate Fee Sub-Account, the Basic Carrying Costs Sub-Account and the Capital Reserve Sub-Account in the required amounts. If any such certificate states that the funds then allocated to the Sub-Accounts are less than the amount of funds which are required to be on deposit therein on such Payment Date, Borrower shall be obligated to deposit funds (in addition to Rents and Money received from Accounts) into the Cash Collateral Account in the amount of such deficiency, and failure to make such deposit shall be an Event of Default hereunder.

          (i) Payment of Debt Service. At or before 12:00 noon, New York City time, on each Payment Date during the term of the Loan, Custodian shall transfer from the Debt Service Payment Sub-Account an amount equal to the Required Debt Service Payment for such Payment Date (x) if on or prior to a Securitization Closing Date, to Lender, and (y) if after a Securitization Closing Date, to the account of Servicer established under the applicable Pooling and Servicing

     Agreement, or such other account designated by Servicer in accordance with the applicable Pooling and Servicing Agree ment (either of such accounts, the "Custodial Account"). Borrower shall be deemed to have timely made the Required Debt Service Payment pursuant to Section 2.9 regardless of the time Custodian makes such transfer as long as sufficient funds are then on deposit in the Debt Service Payment Sub-Account.

         (ii) Payment of Locked Rate Fee. At or before 12:00 noon, New York City time, on each Payment Date during the term of the Loan, Custodian shall transfer from the Locked Rate Fee Sub-Account an amount equal to the Locked Rate Fee payable on such Payment Date to Lender. Borrower shall be deemed to have timely paid the Locked Rate Fee pursuant to
     Section 2.9 regardless of the time Custodian makes such transfer as long as sufficient funds are then on deposit in the Locked Rate Fee Sub-Account.

        (iii) Payment of Basic Carrying Costs. At least five Business Days prior to the due date of any Basic Carrying Cost and not more frequently than once each month, Borrower shall notify Lender and Custodian in writing and request that Custodian pay such Basic Carrying Cost on behalf of Borrower on or prior to the due date thereof. Together with each such request, Borrower shall furnish Custodian and Lender with copies of bills and other documentation as may be reasonably required by Custodian or Lender to establish that such Basic Carrying Cost is then due. Custodian shall make such payments on behalf of Borrower out of the Basic Carrying Cost Sub-Account before same shall be delinquent to the extent that there are funds available in the Basic Carrying Cost Sub-Account and Custodian and Lender have received appropriate documentation to establish the amount(s) due and the due date(s).

        (iv) Payment of Capital Improvement Costs. Not more frequently than once each month and provided that no Event of Default has occurred and is continuing, upon Borrower's written request Custodian shall transfer funds to Borrower then allocated to the Capital Reserve Sub-Account for payment of Capital Improvement Costs. Together with each such request, Borrower shall furnish Custodian and Lender with copies of bills and other documentation as may be reasonably required by Custodian or Lender to establish that such Capital Improvement Costs are then due.

          (v) Payment for Capital Improvement Program. Not more frequently than once each month and provided that no Event of Default has occurred and is continuing, upon Borrower's written request Custodian shall transfer funds to Borrower then allocated to the Capital Advance Sub-Account for payment of costs in connection with Borrower's initial capital improvement program for a Facility. Together with each such request, Borrower shall furnish Custodian and Lender with copies of bills and other documentation as may be reasonably required by Custodian or Lender to establish that such costs are then due.

          (g) Monthly Funding of Sub-Accounts. During each month in the term of the Loan commencing with the month in which the first Advance Closing Date occurs (each, the "Current Month"), the funds in the Collection Accounts shall be trans ferred to the Cash Collateral Account pursuant to the Letter of Instructions referred to in Section 2.12(b), and Custodian shall allocate all funds then on deposit in the Cash Collateral Account among the Sub-Accounts as follows and in the following priority:

          (i) first, to the Debt Service Payment Sub-Account, until an amount equal to the Required Debt Service Payment for the Payment Date occurring in the month following the Current Month has been allocated to the Debt Service Payment Sub-Account;

         (ii) second, to the Locked Rate Fee Sub-Account, until an amount equal to the Locked Rate Fee Monthly Installment for the Payment Date occurring in the month following the Current Month has been allocated to the Locked Rate Fee Sub-Account;

        (iii) third, to the Basic Carrying Costs Sub-Account, until an amount equal to the Basic Carrying Costs Monthly
     Installment for the Current Month has been allocated to the Basic Carrying Costs Sub-Account; and

         (iv) fourth, to the Capital Reserve Sub-Account, until an amount equal to the Capital Reserve Monthly Installment for the Current Month has been allocated to the Capital
     Reserve Sub-Account.

          Provided that (i) no Event of Default has occurred and is continuing and (ii) Lender has received all financial informa tion described in Section 5.1(Q) for the most recent periods for which the same are due, Lender agrees that in each Current Month any amounts deposited into or remaining in the Cash Collateral Account after the minimum amounts set forth in clauses (i), (ii),
(iii) and (iv) above have been satisfied with respect to the Current Month and any periods prior thereto (other than amounts in the Capital Advance Sub-Account) shall be disbursed, at Borrower's expense, (x) once promptly following the date such minimum amounts have been satisfied, (y) thereafter, once a week in the then Current Month and (z) on the last Business Day of the then Current Month, to an account specified by Borrower.
Borrower shall use any funds distributed to Borrower (or to Manager) pursuant to the foregoing to first pay all Operating Expenses, and, unless prepayments of the Loan from Excess Cash Flow are then required pursuant to Sections 2.7(c) or (d), all Excess Cash Flow may be retained by Borrower and used for, or applied to, any purpose, including, without limitation, dividends or other distributions. If an Event of Default has occurred and as long as it is continuing, any amounts deposited into or remaining in the Cash Collateral Account after Custodian has allocated minimum amounts as hereinabove provided shall be for the account of Lender and may be withdrawn by Lender to be applied as provided in the Loan Documents.

          If, on any Payment Date, the balance in the Debt Service Payment Sub-Account is insufficient to make the payment of Required Debt Service Payment, then a Default shall exist hereunder, and Lender may (but shall not be obligated to) direct Custodian to withdraw funds from the Locked Rate Fee Sub-Account, the Basic Carrying Costs Sub-Account, the Capital Reserve Sub-Account or the Capital Advance Sub-Account to pay such defi-ciency. In the event that Lender elects to apply the proceeds of any such Sub-Account to pay any Required Debt Service Payment, Borrower shall, upon demand, repay to Lender the amount of such withdrawn funds to replenish such Sub-Account, and if Borrower shall fail to repay such amounts within five days after such withdrawal, an Event of Default shall exist hereunder, which Event of Default shall not be cured unless and until Borrower repays such amount or all Sub-Accounts have again been fully funded from Rents or Money received from Accounts. Lender may, at its sole option, replenish such Sub-Account out of available Rents or Money received from Accounts in subsequent months which Borrower would have otherwise been entitled to receive.

          (h) Loss Proceeds. In the event of a casualty or Taking with respect to a Facility, unless pursuant to the Related Mortgage the proceeds, net of Borrower's reasonable collection costs approved by Lender, received under any insurance policy required to be maintained by Borrower ("Insurance Proceeds") or the proceeds, net of Borrower's reasonable collection costs approved by Lender, in respect of any Taking ("Condemnation Proceeds"), as the case may be, are to be made available to Borrower for restoration, Lender and Borrower shall cause all such Insurance Proceeds or Condemnation Proceeds (collectively, "Loss Proceeds") to be paid directly to the Cash Collateral Account prior to a Securitization Closing Date and to the Custodial Account after a Securitization Closing Date (if such Loss Proceeds are received with respect to a Facility covered by such Securitization), whereupon Lender or Servicer, as the case may be, shall apply same to reduce the Indebtedness in accordance with Section 2.7(b). If Lender agrees or is required pursuant to the provisions hereof or of the Related Mortgage to make Loss Proceeds available for restoration, (i) all Insurance Proceeds received in respect of business interruption coverage and (ii) any Condemnation Proceeds received in connection with a temporary Taking shall be maintained in the Cash Collateral Account, to be applied by Lender in the same manner as Rent received from Manager with respect to the operation of such Facility; provided, further, that in the event that the Insurance Proceeds of any such business interruption insurance policy or Condemnation Proceeds of such temporary Taking are paid in a lump sum in advance, Lender shall hold such Insurance Proceeds or Condemna-tion Proceeds in a segregated interest-bearing escrow account at the Bank, shall estimate, in Lender's reasonable discretion, the number of months required for Borrower to restore the damage caused by the casualty to such Facility or that such Facility will be affected by such temporary Taking, as the case may be, shall divide the aggregate business interruption Insurance Pro ceeds or Condemnation Proceeds in connection with such temporary Taking by such number of months, and shall disburse from such escrow account into the Cash Collateral Account each month during the performance of such restoration or pendency of such temporary Taking such monthly installment of said Insurance Proceeds or Condemnation Proceeds. In the event that Insurance Proceeds or Condemnation Proceeds are to be applied toward restoration, Lender shall hold such funds in a segregated interest-bearing escrow account at the Bank and shall disburse same in accordance with the provisions of the Related Mortgage. If any Loss Proceeds are received by Borrower, such Loss Proceeds shall be received in trust for Lender, shall be segregated from other funds of Borrower, and shall be forthwith paid to the Cash Collateral Account prior to a Securitization Closing Date and to the Custodial Account after a Securitization Closing Date (if such Loss Proceeds are received with respect to a Facility covered by such Securitization), or paid to Lender to hold in a segregated interest-bearing escrow account, in each case to be applied or disbursed in accordance with the foregoing, except as provided to the contrary in Sections 2.05(e) and 2.12(c) of the Related Mortgage. Any Loss Proceeds made available to Borrower for restoration in accordance herewith, to the extent not used by Borrower in connection with, or to the extent they exceed the cost of, such restoration, shall be deposited into the Cash Collateral Account prior to a Securitization Closing Date and into the Custodial Account after a Securitization Closing Date (if such Loss Proceeds are received with respect to a Facility covered by such Securitization), whereupon Lender or Servicer, as the case may be, shall apply the same to reduce the Allocated Loan Amount applicable to the affected Individual Property in accordance with Section 2.7(b). Notwithstanding anything to the contrary herein or in any Mortgage, Loss Proceeds will not be made available to Borrower for restoration unless Borrower furnishes Lender with an opinion of outside counsel reasonably acceptable to Lender that any REMIC formed pursuant to a Securi tization will not fail to maintain its REMIC status for federal income tax purposes as a result of making the Loss Proceeds available to Borrower for restoration.

          (i) Payment of Basic Carrying Costs. Except to the extent that Lender is obligated to pay Basic Carrying Costs from the Basic Carrying Costs Sub-Account pursuant to the terms of
Section 2.12(f), Borrower shall pay all Basic Carrying Costs with respect to Borrower and each Individual Property in accordance with the provisions of the Related Mortgage, subject, however, to Borrower's rights to contest payment of same in accordance with the Related Mortgage. Borrower's obligation to pay (or cause Lender to pay) Basic Carrying Costs pursuant to this Agreement shall include, to the extent permitted by applicable law, Imposi tions resulting from future changes in law which impose upon Lender or any Deed of Trust Trustee an obligation to pay any property taxes or other Impositions or which otherwise adversely affect Lender's or the Deed of Trust Trustee's interests. (In the event such a change in law prohibits Borrower from assuming liability for payment of any such Imposition, the Allocated Loan Amount and accrued and unpaid interest thereon with respect to the affected Facility shall, at the option of Lender, become due and payable, without payment of an Exit Fee, on the date that is 120 days after such change in law and failure to pay such amounts on the date due shall be an Event of Default.) All funds deposited in the Cash Collateral Account relating to the Basic Carrying Costs shall be held by Lender pursuant to the provisions of this Agreement and shall be applied in payment of the foregoing charges when and as payable, provided that no Event of Default shall have occurred and be continuing. Should an Event of Default occur, the proceeds on deposit in the Basic Carrying Costs Sub-Account may be applied by Lender in payment of any Basic Carrying Costs for all or any portion of the Mortgaged Property as Lender in its sole discretion may determine; provided, however, that after a Securitization Closing Date Lender shall not apply the proceeds of the Basic Carrying Costs Sub-Account as aforesaid unless Lender receives notice from Servicer or becomes aware that Servicer shall not be advancing such shortfall pursuant to the terms of the applicable Pooling and Servicing Agreement; and provided, further, that no such application shall be deemed to have been made by operation of law or otherwise until actually made by Lender as herein provided.

          (j) The Bank's Reliance. The Bank may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. The Bank may rely on notice from Lender as to the occurrence of an Event of Default.

          Section 2.13. Security Agreement. (a) Pledge of Accounts. To secure the full and punctual payment and perform ance of all of the Indebtedness, Borrower hereby sells, assigns, conveys, pledges and transfers to Custodian (initially on behalf of Lender and after a Securitization Closing Date on behalf of the Certificateholders to the extent related to Individual Property or Collateral Loan covered by the Securitization), and grants to Custodian (initially on behalf of Lender and after a Securitization Closing Date on behalf of the Certificateholders to the extent related to Individual Property or Collateral Loan covered by the Securitization), a first and continuing security interest in and to, the following property, whether now owned or existing or hereafter acquired or arising and regardless of where located (collectively, the "Account Collateral"):

          (i) all of Borrower's right, title and interest in the Collection Accounts and all Money, if any, from time to time deposited or held in each Collection Account;

         (ii) all of Borrower's right, title and interest in the Security Deposit Accounts and all Money, if any, from time to time deposited or held in each Security Deposit Account;

        (iii) all of Borrower's right, title and interest in the Cash Collateral Account and all Money and Permitted Investments, if any, from time to time deposited or held in the Cash
Collateral Account;

         (iv) all interest, dividends, Money, Instruments and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any of the foregoing; and

          (v)  to the extent not covered by clauses (i), (ii),
(iii) or (iv) above, all proceeds (as defined under the Uniform
Commercial Code of the applicable jurisdiction) of any or all of the foregoing.

          (b) Covenants. Borrower covenants that (i) all Rents (other than tenant security deposits) and Money received from Accounts with respect to the Facilities shall be deposited into the Collection Accounts; (ii) so long as any portion of the Indebtedness is outstanding, Borrower shall not open (nor permit Manager to open) any other account for the collection of Rents (other than tenant security deposits) or Money received from Accounts, other than such replacement Collection Accounts as may be established pursuant to Section 2.13(l); (iii) all security deposits posted by tenants shall be deposited in the Security Deposit Accounts; (iv) so long as any portion of the Indebtedness is outstanding, Borrower shall not open (nor permit Manager to open) any other account for the collection and management of such security deposits, other than such replacement Security Deposit Accounts as may be established pursuant to Section 2.13(l); and
(v) Borrower will instruct the obligors of any Collateral Loans to deposit any and all payments thereunder into the Cash Collateral Account. The Collection Accounts and the Security Deposit Accounts shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other banking authority or Governmental Authority, as may now or hereafter be in effect, and to the rules, regulations and procedures of the Collection Account Bank relating to demand deposit accounts from time to time in effect.

          (c) Instructions and Agreements. In connection with each Advance Closing Date with respect to a Facility, Borrower will submit to the Collection Account Bank for the applicable Facility a Letter of Instructions, and such Collection Account Bank will execute and return the acknowledgement of instructions and notice that is part of its Letter of Instructions. In connection with the first Advance Closing Date, Borrower and the Bank has executed and delivered that certain Cash Collateral Account Agreement (the "CC Account Agreement"), the form of which is attached hereto as Exhibit K. Borrower agrees that prior to the payment in full of the Indebtedness, the CC Account Agreement shall be irrevocable by Borrower without the prior written consent of Lender. The Cash Collateral Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other banking authority or Governmental Authority, as may now or hereafter be in effect and the rules, regulations and procedures of the Bank relating to demand deposit accounts from time to time in effect. All statements relating to the Cash Collateral Account shall be issued by Bank as provided in the CC Account Agreement.

          (d) Financing Statements; Further Assurances. In connection with the first Advance Closing Date, Borrower has executed and delivered to Lender for filing a financing statement or statements in connection with the Account Collateral in the form required to properly perfect Custodian's security interest in the Account Collateral to the extent that it may be perfected by such a filing. Borrower agrees that at any time and from time to time, at the expense of Borrower, Borrower shall promptly execute and deliver all further instruments, and take all further action, that Lender may reasonably request, in order to perfect and protect the pledge and security interest granted or purported to be granted hereby, or to enable Custodian to exercise and enforce Custodian's rights and remedies hereunder with respect to, any Account Collateral.

          (e) Transfers and Other Liens. Borrower agrees that it will not sell or otherwise dispose of any of the Account Collateral other than pursuant to the terms hereof, or create or permit to exist any Lien upon or with respect to all or any of the Account Collateral, except for the Lien granted to Custodian under this Agreement.

          (f) Custodian's Right to Perform. If Borrower fails to perform any covenant or obligation contained in this Agreement and such failure shall continue for a period of five Business Days after Borrower's receipt of written notice thereof from Custodian, Custodian may, but shall have no obligation to, itself perform, or cause performance of, such covenant or obligation, and the reasonable expenses of Custodian incurred in connection therewith shall be payable by Borrower to Custodian upon demand. Notwithstanding the foregoing, Custodian shall have no obligation to send notice to Borrower of any such failure unless directed to do so by Lender or Servicer.

          (g) Custodian's Reasonable Care. Beyond the exercise of reasonable care in the custody thereof, Custodian shall not have any duty as to any Account Collateral or any income thereon in its possession or control or in the possession or control of any agents for, or of Custodian, or the preservation of rights against any Person or otherwise with respect thereto. Custodian shall be deemed to have exercised reasonable care in the custody of the Account Collateral in its possession if the Account Col-lateral is accorded treatment substantially equal to that which Custodian accords its own property, it being understood that Custodian shall not be liable or responsible for (i) any loss or damage to any of the Account Collateral, or for any diminution in value thereof from a loss of, or delay in Custodian's acknowledg ing receipt of, any wire transfer from the Collection Account Banks or (ii) any loss, damage or diminution in value by reason of the act or omission of Custodian or Lender, or Custodian's or Lender's agents, employees or bailees, except to the extent that such loss or damage or diminution in value results from Custodian's gross negligence or willful misconduct or the gross negligence or willful misconduct of any such agent, employee or bailee of Custodian.

          (h) Remedies. The rights and remedies provided in this Section 2.13 are cumulative and may be exercised indepen dently or concurrently, and are not exclusive of any other right or remedy provided at law or in equity. No failure to exercise or delay by Custodian or Lender in exercising any right or remedy hereunder or under the Loan Documents shall impair or prohibit the exercise of any such rights or remedies in the future or be deemed to constitute a waiver or limitation of any such right or remedy or acquiescence therein.

          (i) No Waiver. Every right and remedy granted to Custodian under this Agreement or by law may be exercised by Custodian at any time and from time to time, and as often as Custodian may deem it expedient. Any and all of Custodian's rights with respect to the pledge and security interest granted hereunder shall continue unimpaired, and Borrower shall be and remain obligated in accordance with the terms hereof, notwith standing (i) any proceeding of Borrower under the United States Bankruptcy Code or any bankruptcy, insolvency or reorganization laws or statutes of any state, (ii) the release or substitution of Account Collateral at any time, or of any rights or interests therein or (iii) any delay, extension of time, renewal, compro-mise or other indulgence granted by Custodian in the event of any Default with respect to the Account Collateral or otherwise here under. No delay or extension of time by Custodian in exercising any power of sale, option or other right or remedy hereunder, and no notice or demand which may be given to or made upon Borrower by Custodian, shall constitute a waiver thereof, or limit, impair or prejudice Custodian's right, without notice or demand, to take any action against Borrower or to exercise any other power of sale, option or any other right or remedy.

          (j) Custodian Appointed Attorney-In-Fact. Borrower hereby irrevocably constitutes and appoints Custodian as Borrower's true and lawful attorney-in-fact, with full power of substitution, at any time after the occurrence and during the continuation of an Event of Default, to execute, acknowledge and deliver any instruments and to exercise and enforce every right, power, remedy, option and privilege of Borrower with respect to the Account Collateral, and do in the name, place and stead of Borrower, all such acts, things and deeds for and on behalf of and in the name of Borrower with respect to the Account Collateral, which Borrower could or might do or which Lender may deem necessary or desirable to more fully vest in Custodian the rights and remedies provided for herein with respect to the Account Collateral and to accomplish the purposes of this Agree ment. The foregoing powers of attorney are irrevocable and coupled with an interest.

          (k)  Continuing Security Interest; Termination.  This
Section 2.13 shall create a continuing pledge of and security interest in the Account Collateral and shall remain in full force and effect until payment in full of the Indebtedness. Upon payment in full of the Indebtedness, Borrower shall be entitled to the return, upon its request and at its expense, of such of the Account Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof, and Custodian shall execute such instruments and documents as may be reasonably requested by Borrower to evidence such termination and the release of the pledge and lien hereof, provided, however, that Borrower shall pay on demand all of Custodian's expenses in connection therewith.

          (l) Replacement of a Collection Account Bank. So long as no Event of Default shall have occurred and be continuing, Borrower shall have the right at any time to designate a succes sor Collection Account Bank to hold one or more of the Collection Accounts or the Security Deposit Accounts upon 30 days' prior written notice to Custodian, and Custodian's approval of the successor, which approval shall not be unreasonably withheld or delayed. In the event that the rating of long-term unsecured debt obligations of any Collection Account Bank issued by a Rating Agency is withdrawn or reduced to a rating of BBB or lower, Borrower shall be obligated to promptly select a new Collection Account Bank and, upon approval of such selection by Custodian, to establish and maintain all the Collection Accounts and the Security Deposit Accounts previously held at such Collec tion Account Bank at said successor. Any successor selected hereunder shall be a financial institution within reasonable proximity of the Facility related to such Collection Account and such Security Deposit Account and capable of offering Eligible Accounts. No such designation shall become effective until Borrower has (i) delivered to the successor Collection Account Bank a written letter of instructions substantially equivalent to the Letter of Instructions and (ii) delivered to Custodian evidence satisfactory to Custodian that such instructions have been delivered to the successor Collection Account Bank and acknowledged by such successor's execution of an acknowledgement of instructions and notice substantially in the form included in the Letter of Instructions and such financing statements as may be necessary or appropriate have been prepared, executed and delivered to a filing agency.

          (m) Custodian's Reliance. Custodian may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. Custodian may rely on notice from Lender or Servicer as to the occurrence of an Event of Default.

          Section 2.14. Supplemental Mortgage Affidavits. The Lien to be created by each Mortgage is intended to encumber the Individual Property described therein to the full extent of all the Indebtedness. As of each Advance Closing Date, Borrower shall have paid all state, county and municipal recording and all other taxes imposed upon the execution and recordation of the Related Mortgage and all other Mortgages dated on or prior to such Advance Closing Date. If at any time Lender determines, based on applicable law, that Lender is not being afforded the maximum amount of security available from any Individual Property as a direct, or indirect, result of applicable taxes not having been paid with respect to the Related Mortgage, Borrower agrees that Borrower will execute, acknowledge and deliver to Lender, immediately upon Lender's request, supplemental affidavits increasing the amount of Indebtedness for which all applicable taxes have been paid to an amount determined by Lender to be equal to the lesser of (a) the greater of the fair market value of such Individual Property (i) as of the Advance Closing Date for such Individual Property and (ii) as of the date such supplemental affidavits are to be delivered to Lender, and (b) the amount of the Indebtedness, and Borrower shall, on demand, pay any such additional taxes.

          Section 2.15. Securitization. Borrower hereby acknowledges that Lender, any of its Affiliates, its successors or assigns, may securitize the Loan or portions thereof in one or more transactions through the issuance of the Certificates, which will be rated by the Rating Agencies (each, a "Securitization"; collectively, the "Securitizations"). Borrower agrees that it shall cooperate with Lender in each Securitization including, but not limited to, by (a) amending this Agreement (including creating two agreements in the form of this Agreement, one covering the Mortgaged Property and the Collateral Loans included in the Securitization and one (with a new borrower in the same form and with the same ownership structure as Borrower) covering Lender's remaining funding commitment and any Mortgaged Property and Collateral Loans not included in the Securitization) and the other Loan Documents, and executing such additional documents, as requested by the Rating Agencies, provided that any such amendment (or additional documentation) does not materially adversely affect the rights, or materially increase the obligations, of Borrower under the Loan Documents; (b) providing such information as may be requested in connection with the preparation of a private placement memorandum or a registration statement required to privately place or publicly distribute the Certificates in a manner which does not conflict with federal or state securities laws; (c) providing in connection with each of

(i) a preliminary and a private placement memorandum or (ii) a preliminary and final prospectus, as applicable, an indemnification certificate (x) certifying that Borrower has carefully examined such memorandum or prospectus, as applicable, including, without limitation, the sections entitled "Special Considerations", "Description of the Mortgage Loan" and "The Underlying Mortgaged Properties", "The Manager", "The Borrower" and "Certain Legal Aspects of the Mortgage Loan", and such sections (and any other sections reasonably requested) do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, (y) indemnifying Lender and the Advisor and any of their Affiliates for any losses, claims, damages or liabilities (the "Liabilities") to which Lender or the Advisor or any of their Affiliates may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such sections or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such sections or necessary in order to make the statements in such sections, in light of the circumstances under which they were made, not misleading and (z) agreeing to reimburse Lender and the Advisor and any of their Affiliates for any legal or other expenses reasonably incurred by Lender and the Advisor and any of their Affiliates in connection with investigating or defending the Liabilities; provided, however, that Borrower shall not be obligated to indemnify or reimburse Lender or the Advisor or any of their Affiliates in respect of any claims which are settled or compromised by Lender or the Advisor or any of their Affiliates without the consent of Borrower, which consent will not be unreasonably withheld or delayed; (d) causing to be rendered such customary opinion letters as shall be requested by the Rating Agencies, including, without limitation, an opinion letter substantially in the form attached hereto as Exhibit L (subject to changes in law or fact after the date hereof) and an opinion letter from each real estate counsel to Borrower stating that the assignment of the Loan (or portion thereof) and the Loan Documents to the Trustee is enforceable; (e) making such representations, warranties and covenants with respect to Borrower (and its Affiliates), the Mortgaged Property and the Collateral Loans, as may be requested by the Rating Agencies, but which do not materially adversely affect the rights, or materially increase the obligations, of Borrower under the Loan Documents; (f) establishing additional reserves requested by the Rating Agencies; provided, however, that if such reserves are in excess of $500,000, such excess shall be funded from Net Cash Flow; (g) providing such information regarding the Mortgaged Property, the Collateral Loans, Manager or Borrower as may be requested by the Rating Agencies or potential investors in Certificates or otherwise required in connection with the formation of the REMIC and ongoing administration and reporting by the REMIC, including, without limitation, recertified or updated Appraisals; (h) amending the Members Agreement or making such other changes to the structure of Borrower required by the Rating Agencies; (i) obtaining a comfort letter from a nationally recognized accounting firm in connection with financial information relating to Borrower or the Mortgaged Property and which is, in connection with a Securitization, presented in a private placement memorandum or prospectus; (j) representing that as of the Securitization Closing Date (i) the Principal Indebtedness does not exceed 125% of the Tax Fair Market Value of the Mortgaged Property and the Collateral Loans and (ii) the fair market value of any personal property or other property that is part of the Mortgaged Property and the Collateral Loans that is not "qualifying real property" within the meaning of Treasury Regulation 1.593-11(b) does not exceed the excess, if any, of the Tax Fair Market Value of the Mortgaged Property and the Collateral Loans over the Principal Indebtedness, and providing Lender with any supporting materials, including Appraisals, reasonably requested by Lender; and (k) providing updated Engineering Reports and Environmental Reports if requested by Lender but, if with respect to a Collateral Loan, only to the extent Borrower is permitted to obtain such Engineering Reports and Environmental Reports pursuant to the related loan documentation. Borrower hereby agrees to pay on each Securitization Closing Date and, if earlier, at Lender's request, all reasonable costs incurred by Lender (and not previously reimbursed by Borrower) in connection with the Securitizations (or any attempt to securitize the Loan), including, without limitation, the cost of preparing a private placement memorandum or prospectus, Rating Agency fees, reasonable legal fees and disbursements (including, without limitation, in connection with the rendering of legal opinions), the cost of market studies, SEC filing fees and printing expenses, provided, however, that the costs of each Securitization to be reimbursed by Borrower shall not exceed .875% of the Loan Amount securitized in such Securitization and the total costs of all Securitizations to be reimbursed by Borrower shall not exceed .875% of the total of all Advances. Borrower and Lender anticipate that the Securitizations will be done through private placements. If a portion of the Loan is included in a Securitization, that portion of the Loan and all of the Loan Documents and Mortgaged Property and the Collateral Loans related thereto shall be severed from the balance of the Loan for all purposes, except that the Refinancing must include the entire Loan.

          Section 2.16. Refinancing. Borrower shall have the option to request that Lender refinance the Loan (including each Pool created pursuant to Section 2.1(b)) on or prior to the Maturity Date on the terms set forth on Exhibit M attached hereto (the "Refinancing") provided, however, that Borrower may not refinance any portion of the Principal Indebtedness secured by Collateral Loans which have not been converted to Individual Properties pursuant to Section 3.6 (unless Lender determines otherwise at such time), provided further, however, that if, at any time after a Securitization Closing Date, Borrower requests that Lender refinance the Loan pursuant to this Section 2.16, notwithstanding any other provision of this Agreement, all references to "Lender" in this Section 2.16 shall not include Lender's assigns. Borrower shall exercise such option by sending Lender a notice of its request (the "Refinancing Notice") which Refinancing Notice shall include the requested principal amount of the refinanced loan (which must meet the guidelines set forth under "Principal Amount" on Exhibit M attached hereto), the proposed date that the Refinancing will close into escrow (the "Refinancing Escrow Closing Date") which shall be not less than 30 days and not more than 45 days prior to the Refinancing Date and the proposed Refinancing Date which must be on or prior to the Maturity Date and shall be not less than 90 days and not more than 120 days from the date of the Refinancing Notice. Upon receipt of the Refinancing Notice, if the requested principal amount of the refinanced loan exceeds the then-outstanding Principal Indebtedness, Lender may perform a due diligence review of Borrower, the Mortgaged Property, the Collateral Loans (if Lender elects to include them in the Refinancing or is considering doing so) and any other factors deemed relevant to Lender or the Rating Agencies, which review may, in Lender's discretion, include receipt of updated Appraisals, Engineering Reports and Environmental Reports (but, if with respect to a Collateral Loan, only to the extent such documents are obtainable by Borrower under the related loan documentation). Borrower shall cooperate with Lender and reimburse Lender for all of its reasonable costs and expenses, including attorneys' fees and disbursements, in connection with such due diligence review and the Refinancing, whether or not the Refinancing closes. Based upon the results of such review, Lender shall determine, in its sole discretion which must be exercised in good faith, whether or not to proceed with the Refinancing, provided, however, that Lender shall be obligated to proceed with the Refinancing if
(i) the Rating Agencies indicate a rating of BB/Ba or higher on the entire issue of new certificates or notes, (ii) the proposed principal amount meets the guidelines set forth under "Principal Amount" on Exhibit M hereto, (iii) there is no Default or Event of Default in effect during the period from the date of the Refinancing Notice to and including the Refinancing Escrow Closing Date, (iv) the principal amount of the refinanced loan does not exceed 125% of the Tax Fair Market Value of the Mortgaged Property and the Collateral Loans (if included in the Refinancing) on the Refinancing Date and (v) the fair market value of any personal property or other property that is part of the Mortgaged Property that is not "qualifying real property" within the meaning of Treasury Regulation 1.593-11(b) does not exceed the excess, if any, of the Tax Fair Market Value of the Mortgaged Property over the principal amount of the refinanced loan. There shall be a presumption that Lender will proceed with the Refinancing if (x) there has not been any material adverse change to the Mortgaged Property, the Collateral Loans (if included in the Refinancing), the operations of any Facility or the future prospects of the operations of any Facility since the Advance Closing Date for such Facility and (y) the Facilities (considered on an aggregate basis) have (and are projected to continue to have throughout the term of the refinanced loan) a Debt Service Coverage Ratio of at least 1.3 on the proposed principal amount of the refinanced loan. If (i) Lender agrees to proceed with the Refinancing (or is required to so proceed pur suant to the terms of this Section 2.16) and (ii) Borrower has not revoked the Refinancing Notice on or prior to the Refinancing Escrow Closing Date, on the Refinancing Escrow Closing Date, Lender and Borrower shall enter into loan documents substantially similar to the Loan Documents but incorporating the terms set forth on Exhibit M attached hereto and the Refinancing shall be closed into escrow pending only the tender of the Certificates, and the Loan shall be refinanced on the Refinancing Date.

          Section 2.17  Interest Rate Management.
          (a) In connection with each Advance Closing Date, Lender shall notify Borrower of the Forward Rate for the amount of the Advance. On the Advance Closing Date (if it is not the first day of a month), Borrower shall pay Lender a pro rata portion of the Locked Rate
Fee for such Advance for the period from and including the Advance Closing Date to and including the last day of the month in which the Advance Closing Date occurs. From and after the first Advance Closing Date, an amount equal to the Locked Rate
Fee Monthly Installment shall be funded to the Locked Rate Fee
Sub-Account pursuant to Section 2.12(g) and payment of the Locked
Rate Fee shall be made to Lender on each Payment Date pursuant to
Section 2.12(f).

          (b) On any Breakage Date, payments shall be calculated and made as follows: (i) if the Breakage Amount is a negative number (i.e., the Current Rate is greater than the Locked Rate), Lender shall pay the Breakage Amount to Borrower, (ii) if the Breakage Amount is a positive number (i.e., the Locked Rate is greater than the Current Rate), Borrower shall pay the Breakage Amount to Lender, and (iii) if the Breakage Amount is equal to zero, no payments shall be due by either party; provided, however, that if Borrower exercises its option to refinance at the Locked Rate pursuant to Section 2.16, then no payment of the Breakage Amount shall be due by either party.


                          ARTICLE III

                      CONDITIONS PRECEDENT
                      --------------------
          Section 3.1.  Conditions Precedent to Effectiveness.
This Agreement shall become effective on the date that all of the following conditions shall have been satisfied (or waived in accordance with Section 8.4) (the "Closing Date"):

          (A) Loan Agreement. Borrower shall have executed and delivered this Agreement to Lender.

          (B) Opinions of Counsel. Lender shall have received from Jones, Day, Reavis & Pogue, special counsel to Borrower and FGI, its legal opinion in substantially the form attached hereto as Exhibit N. Such legal opinion will be addressed to Lender and dated the Closing Date. Borrower hereby instructs such counsel to deliver to Lender such opinion addressed to Lender.

          (C) Formation Documents. Lender shall have received the Members Agreement, certified to be true, correct and complete as of the Closing Date in an Officer's Certificate and a copy of Borrower's certificate of formation, certified to be true, correct and complete by the appropriate Secretary of State as of a date not more than 60 days prior to the Closing Date, together with a good standing certificate from such Secretary of State, and a good standing certificate from the Secretaries of State (or the equivalent thereof) of each other State in which Borrower is required to be qualified to transact business and, if different, each State where Mortgaged Property is located, each to be dated a date not more than 60 days prior to the Closing Date. Lender shall have also received with respect to each of FAI and FGI its certificate of incorporation, as amended, modified or supplemented to the Closing Date, certified to be true, correct and complete by the appropriate Secretary of State as of a date not more than 60 days prior the Advance Closing Date, together with a good standing certificate from such Secretary of State, each to be dated not more than 60 days prior to the Closing Date.

          (D) Certified Resolutions, etc. Lender shall have received a certificate of the secretary or assistant secretary of each of FAI and FGI dated the Closing Date, certifying (i) the names and true signatures of its incumbent officers authorized to sign the applicable Loan Documents, (ii) its by-laws as in effect on the Closing Date, (iii) the resolutions of its board of directors approving and authorizing the execution, delivery and performance of all Loan Documents executed by it, and (iv) that there have been no changes in its certificate of incorporation since the date of the most recent certification thereof by the appropriate Secretary of State.

          (E) Additional Matters. Lender shall have received such other certificates, opinions, documents and instruments relating to the Loan as may have been reasonably requested by Lender, and all corporate and other proceedings, all other documents (including, without limitation, all docu ments referred to herein and not appearing as exhibits hereto) and all legal matters in connection with the Loan shall be satisfactory in form and substance to Lender.

          (F) Representations and Warranties. The representa tions and warranties by Borrower herein shall be true and correct in all material respects on such date both before and after the execution and delivery of this Agreement.

          (G)  No Default or Event of Defaults.  No Default or
     Event of Default shall have occurred and be continuing on such date either before or after the execution and delivery of this Agreement.

          (H) No Injunction. No law or regulation shall have been adopted, no order, judgment or decree of any Govern mental Authority shall have been issued, and no litigation shall be pending or threatened, which in the good faith judgment of Lender would enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon, the making or repayment of the Loan or the consummation of the Transactions.

          (I) Transaction Costs. Borrower shall have paid all Transaction Costs for which bills have been submitted.

          Section 3.2. Execution and Delivery of Agreement. The execution and delivery by Borrower of this Agreement shall constitute a representation and warranty by Borrower to Lender that all of the conditions required to be satisfied under Section
3.1 have been satisfied or waived in accordance with Section 8.4.

          Section 3.3. Conditions Precedent to Disbursement of an Advance. Borrower shall make a written request for each Advance and shall submit with such request the items described in paragraphs F, G, H, J, N, O, P, R, U and V of this Section 3.3. Lender shall perform (or waive) the site inspection described in paragraph S of this Section 3.3 (to the extent applicable). Lender shall grant or deny Borrower's request for an Advance within ten Business Days after its receipt of all required information. If Lender approves such request, an Advance shall be made on the date that all of the following conditions shall have been satisfied (or waived in accordance with Section 8.4) which date is expected to be within ten Business Days after Lender's approval has been given (each, an "Advance Closing Date"):

          (A)  Loan Documents.

          With respect to each Advance Closing Date:

          (i) Note. Borrower shall have executed and delivered to Lender a Note in the amount of the Advance.

          (ii) Mortgage. With respect to the acquisition of a Facility, Borrower shall have executed and delivered to Lender a Mortgage with respect to the Facility being acquired and such Mortgage shall have been filed of record in the appropriate filing office in the jurisdiction in which such Facility is located or irrevocably delivered to a title agent for such recordation.

          (iii) Assignment of Leases. With respect to the acquisition of a Facility, Borrower shall have executed and delivered to Lender an Assignment of Leases relating to the Facility being acquired and the Assignment of Leases shall have been filed of record in the appropriate filing office in the jurisdiction in which such Facility is located or irrevocably delivered to a title agent for such recordation.

          (iv) Collateral Assignment. With respect to the acquisition of a Collateral Loan, Borrower shall have delivered to Lender a Collateral Assignment and such Collateral Assignment shall have been filed of record in the appropriate filing office in the jurisdiction in which the Collateral Loan Property is located or irrevocably delivered to a title agent for such recordation.

          (v) Note and Allonge. With respect to the acquisition of a Collateral Loan, Borrower shall have delivered to Lender the original promissory note(s) of the related obligor together with an Allonge executed by Borrower.

          (vi) Loan File. With respect to the acquisition of a Collateral Loan, Borrower shall have delivered to Lender a certified copy of the applicable mortgage and other contents of the related legal files (including mortgage assignments, evidence of title, security agreements, modifications, guarantees and assignments of leases, rents and profits) to the extent such documentation and legal files are in Borrower's possession.

          (vii) Letter of Instructions. With respect to the acquisition of a Facility, Borrower and the Collection
     Account Bank shall have executed a Letter of Instructions and delivered to Lender a copy thereof.

          (viii) Financing Statements. Borrower shall have executed and delivered to Lender all financing statements specified on Exhibit P attached hereto or, in the case of a Collateral Loan, all UCC Assignments and such financing statements shall have been filed of record in the appropri ate filing offices in each of the appropriate jurisdictions or irrevocably delivered to a title agent for such recordation.

           (ix) Indemnity Agreement. With respect to the acquisition of a Facility, FGI shall have executed and delivered to Lender an Indemnity Agreement with respect to the Facility being acquired.

          (x) Manager's Subordination. With respect to the acquisition of a Facility, Manager and Borrower shall have executed and delivered to Lender a Manager's Subordination.

          (xi) Estoppel Certificate. With respect to the acquisition of a Facility, Borrower shall have executed and delivered to Lender an estoppel certificate with respect to the Management Agreement for the Facility in substantially the form attached hereto as Exhibit Q.

          (xii) Compliance Certificate. Borrower shall have executed and delivered to Lender a compliance certificate in substantially the form attached hereto as Exhibit R and the information disclosed in such certificate shall be satisfac tory to Lender and its counsel.

          (xiii) Collateral Loan Guarantee. With respect to the acquisition of a Collateral Loan, FGI shall have executed and delivered to Lender a Collateral Loan Guarantee for such Collateral Loan.

          (B) Opinions of Counsel. Lender shall have received from Jones, Day, Reavis & Pogue, special counsel to Borrower, a legal opinion in substantially the form attached hereto as Exhibit S; and from real estate counsel to Borrower, its legal opinion in substantially the form attached hereto as Exhibit U. Each of such legal opinions will be addressed to Lender, dated the Advance Closing Date, and in form and substance satisfactory to Lender and its counsel. Borrower hereby instructs such counsel to deliver to Lender such opinions addressed to Lender.

          (C) Formation Documents. Lender shall have received the Members Agreement, certified to be true, correct and complete as of the Advance Closing Date in an Officer's Certificate and a copy of Borrower's certificate of forma tion, certified to be true, correct and complete by the appropriate Secretary of State as of a date not more than 60 days prior to the Advance Closing Date, together with a good standing certificate from such Secretary of State, and a good standing certificate from the Secretaries of State (or the equivalent thereof) of each other State in which Bor rower is required to be qualified to transact business and, if different, each State where Mortgaged Property is located, each to be dated a date not more than 60 days prior to the Advance Closing Date. Lender shall have also received with respect to each of FAI and FGI its certificate of incorporation, as amended, modified or supplemented to the Advance Closing Date, certified to be true, correct and complete by the appropriate Secretary of State as of a date not more than 60 days prior the Advance Closing Date, together with a good standing certificate from such Secretary of State, each to be dated not more than 60 days prior to the Advance Closing Date.

          (D) Certified Resolutions, etc. Lender shall have received a certificate of the secretary or assistant secretary of each of FAI and FGI dated the Advance Closing Date, certifying (i) the names and true signatures of its incumbent officers authorized to sign the applicable Loan Documents, (ii) its by-laws as in effect on the Advance Closing Date, (iii) the resolutions of its board of directors approving and authorizing the execution, delivery and performance of all Loan Documents executed by it, and
     (iv) that there have been no changes in its certificate of incorporation since the date of the most recent certifica tion thereof by the appropriate Secretary of State.

          (E) Insurance. With respect to the acquisition of a Facility, Lender shall have received certificates of insurance demonstrating insurance coverage in respect of the Facility of types, in amounts, with insurers and otherwise in compliance with the terms, provisions and conditions set forth in the Related Mortgage. Such certificates shall indicate that Lender and Custodian are named additional insured as their interests may appear and shall contain a loss payee endorsement in favor of Lender and Custodian with respect to the property policies required to be maintained under the Mortgage. All insurance policies required to be maintained hereunder shall be maintained from the Advance Closing Date throughout the term of this Agreement in the types and amounts required under the Mortgages.

          (F) Lien Search Reports. Lender shall have received satisfactory reports of UCC (collectively, the "UCC Searches"), tax lien, judgment and litigation searches con ducted by a search firm acceptable to Lender with respect to the Collateral relating to the Advance, Borrower and FGI, such searches to be conducted in each of the locations set forth on Exhibit V attached hereto and to be dated not more than 45 days prior to the Advance Closing Date.

          (G) Title Insurance Policy. Lender shall have received a commitment (in form and substance satisfactory to Lender) to issue the Title Insurance Policy or, with respect to the acquisition of a Collateral Loan, an endorsement to the Lender's Title Policy insuring the valid assignment of the related mortgage to Lender and a copy of the Lender's Title Policy.

          (H) Environmental Matters. With respect to the acquisition of a Facility, Lender shall have received an Environmental Report with respect to the Facility, which Environmental Report shall be acceptable to Lender and show no adverse environmental condition on the Facility, such Environmental Report to be conducted by an Independent environmental engineer acceptable to Lender. With respect to the acquisition of a Collateral Loan, Lender shall have received from Borrower a copy of an Environmental Report with respect to the Collateral Loan Property, if available, and all other environmental due diligence materials in Borrower's possession or which are reasonably obtainable by Borrower.

          (I) Consents, Licenses, Approvals, etc. Lender shall have received copies of all consents, licenses and approvals, if any, required in connection with the execu tion, delivery and performance by Borrower, and the validity and enforceability, of the Loan Documents, and such con sents, licenses and approvals shall be in full force and effect.

          (J) Additional Matters. Lender shall have received such other certificates (including a certificate of occupancy reflecting the use of the Facility as of the Advance Closing Date), opinions, documents (including the purchase agreement pursuant to which Borrower intends to acquire the Facility) and instruments (including a letter from the appropriate Governmental Authority regarding the zoning of the Facility) relating to the Advance as may have been reasonably requested by Lender, and all corporate and other proceedings, all other documents (including, without limitation, all documents referred to herein and not appearing as exhibits hereto) and all legal matters in connection with the Loan shall be satisfactory in form and substance to Lender. If requested by Lender, Lender shall have received an Appraisal with respect to the Facility.

          (K) Representations and Warranties. The representa tions and warranties herein and in the other Loan Documents shall be true and correct in all material respects on such date both before and after giving effect to the making of the Advance, except as disclosed in the compliance certifi cate delivered by Borrower pursuant to Section 3.3(A)(xii) and approved by Lender.

          (L)  No Default or Event of Default.  No Default or
     Event of Default shall have occurred and be continuing on such date either before or after giving effect to the making of the Advance.

          (M) No Injunction. No law or regulation shall have been adopted, no order, judgment or decree of any Govern mental Authority shall have been issued, and no litigation shall be pending or threatened, which in the good faith judgment of Lender would enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon, the making or repayment of the Advance or the Loan or the consummation of the Transactions.

          (N) Survey. Lender shall have received the Survey with respect to the Facility or Collateral Loan Property.

          (O) Engineering Report. With respect to the acquisition of a Facility, and, if requested by Lender, with respect to the acquisition of a Collateral Loan, Lender shall have received the Engineering Report with respect to the Facility prepared by a firm acceptable to Lender in its sole discretion and showing no adverse structural condition.

          (P) Management Agreement. With respect to the acquisition of a Facility, Lender shall have received the Management Agreement with respect to the Facility.

          (Q) Transaction Costs. Borrower shall have paid (or agreed to pay at closing from the proceeds of the Advance) all Transaction Costs for which bills have been submitted and have not been previously paid.

          (R) Debt Service Coverage Ratio. With respect to the acquisition of a Facility, as evidenced in a certificate delivered to Lender, the Facility to be acquired with the Advance shall have a Debt Service Coverage Ratio of at least 1.30.

          (S) Site Inspection. Lender shall have performed, or caused to be performed on its behalf, an on-site due dili gence review of the Facility or the Collateral Loan Property to be acquired with the Advance satisfactory to Lender in its sole discretion.

          (T) Effect on Mortgaged Property and Collateral Loan Properties. The effect on the composition of the Mortgaged Property and Collateral Loan Properties of the inclusion of the Facility or the Collateral Loan Property to be acquired with the Advance shall be acceptable to Lender in its sole discretion. (Specifically, Borrower agrees that Lender may reject the inclusion of a Facility or Collateral Loan in order to maintain a pool composition of 60% congregate care facilities or independent living facilities and 40% assisted living facilities).

          (U) Financial Information. Lender shall have received acceptable financial information relating to the Facility or the Collateral Loan Property to be acquired with the Advance, including, to the extent requested by Lender, but not limited to, operating statements, census data, rent roll, resident mix, regulatory cost reports, state surveys, the most recent audited consolidated financial statements and unaudited quarterly consolidated financial statements. If a Facility was not audited, but the operations of such Facility were included in the audited financial statements of another entity, a certification from the certified public accounting firm which performed the audit to the effect that the financial statements of such Facility are consistent with the financial statements of such Facility included in the audited consolidated financial statements of such entity is acceptable in lieu of audited financial statements for the Facility. In either case, audits must have been performed by a "Big Six" accounting firm or another firm of certified public accountants acceptable to Lender in its sole discretion. If audited financial statements are not available, Lender may specify agreed upon procedures to be performed by a "Big Six" accounting firm or another firm of certified public accountants acceptable to Lender in its sole discretion to create similar information.

          (V) Financial Statements. With respect to the first Advance Closing Date, Lender has received the audited consolidated financial statements of FGI for the fiscal year ending March 31, 1994, and the unaudited consolidated financial statements of FGI for the three-, six- and nine-month periods ended on a date not more than three months prior to the Advance Closing Date. All audited financial statements must have been prepared by a "Big Six" certified public accounting firm or other firm acceptable to Lender in its sole discretion.

          Section 3.4. Acceptance of Borrowings. The acceptance by Borrower of the proceeds of an Advance shall constitute a representation and warranty by Borrower to Lender that all of the conditions to be satisfied under Section 3.3 in connection with the making of the Advance have been satisfied or waived in accordance with Section 8.4.

          Section 3.5. Form of Loan Documents and Related Matters. The Notes and all of the certificates, agreements, legal opinions and other documents and papers referred to in this
Article III, unless otherwise specified, shall be delivered to Lender, and shall be satisfactory in form and substance to Lender in its sole discretion (unless the form thereof is prescribed herein).

          Section 3.6. Conversion of Collateral Loan to an Individual Property. Upon obtaining the written consent of Lender as required by Section 6.1(O), Borrower may foreclose upon, or may accept a deed-in-lieu of foreclosure for, any Collateral Loan Property, subject to the delivery to Lender of the same items relating to an Advance Closing Date specified in
Section 3.3 for such Collateral Loan Property as if such documents were being delivered in connection with an Advance for the acquisition of a Facility. Upon satisfaction of such conditions (other than the delivery of Appraisals and Engineering Reports, which documents shall be delivered by Borrower within six months after the date upon which Borrower obtains title to such Collateral Loan Property), such Collateral Loan Property shall be subject to, and given the same treatment under, this Agreement as if such Collateral Loan Property were an Individual Property and Facility for all purposes hereunder, including, but not limited to, the calculation of the Debt Service Coverage Ratio, Net Cash Flow and Adjusted Net Cash Flow, Capital Reserve Monthly Installment and Basic Carrying Costs Monthly Installment, provided, that for purposes of calculating the Adjusted Net Cash Flow, Net Cash Flow and Debt Service Coverage Ratio, such Collateral Loan Property shall not be treated as a Facility until six months after the date upon which Borrower obtains title to such Collateral Loan Property.



                           ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES
                 ------------------------------
          Section 4.1.  Closing Date Borrower Representations.
Borrower represents and warrants that, as of the Closing Date:

          (A) Organization. Borrower (i) is a duly organized and validly existing limited liability company in good standing under the laws of the State of Delaware, (ii) has the requisite power and authority to carry on its business as now being conducted, and (iii) has the requisite power to execute and deliver, and perform its obligations under, this Agreement.

          (B) Authorization. The execution and delivery by Borrower of this Agreement, Borrower's performance of its obligations hereunder and the creation of the security interests and liens provided for in this Agreement (i) have been duly authorized by all requisite action on the part of Borrower, (ii) will not violate any provision of any Legal Requirements, any order of any court or other Governmental Authority, the Members Agreement or any indenture or material agreement or other instrument to which Borrower is a party or by which Borrower is bound, and (iii) will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation or imposition of any Lien of any nature whatsoever upon any of the property or assets of Borrower pursuant to, any such indenture or material agreement or instrument. Other than those obtained or filed on or prior to the Closing Date, Borrower is not required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any Governmental Authority or other agency in connection with or as a condition to the execution, delivery or performance of this Agreement.

          (C) Litigation. There are no actions, suits or pro ceedings at law or in equity by or before any Governmental
     Authority or other agency now pending and served or, to the knowledge of Borrower, threatened against Borrower.

          (D) Agreements. Borrower is not a party to any agreement or instrument or subject to any restriction which is reasonably likely to have a Material Adverse Effect. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obliga tions, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower or any Individual Property is bound.

          (E) No Bankruptcy Filing. Borrower is not contemplat ing either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of Borrower's assets or property, and

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     Borrower has no knowledge of any Person contemplating the
     filing of any such petition against it.

          (F) Full and Accurate Disclosure. No statement of fact made by or on behalf of Borrower in this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary to make statements con tained herein or therein not misleading. There is no fact presently known to Borrower which has not been disclosed to Lender which adversely affects, nor as far as Borrower can foresee, might adversely affect the business, operations or condition (financial or otherwise) of Borrower.

          (G) Location of Chief Executive Offices. The location of Borrower's principal place of business and chief executive office is 11320 Random Hills Road, Suite 400,
     Fairfax, Virginia  22030.

          (H) Compliance. Borrower complies in all material respects with all applicable legal requirements. Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which is reasonably likely to have a Material Adverse Effect.

          (I) Other Debt. Borrower has not borrowed or received other debt financing.

          (J) ERISA. Each Plan, and, to the knowledge of Borrower, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, its terms and the applicable provisions of ERISA, the Code and any other federal or state law, and no event or condition has occurred and is continuing as to which Borrower would be under an obligation to furnish a report to Lender under
     Section 5.1(U)(i).

          (K) Solvency. None of the transactions contemplated hereby will be or have been made with an actual intent to hinder, delay or defraud any present or future creditors of Borrower and, giving effect to the transactions contemplated hereby, the fair saleable value of Borrower's assets exceeds and will, immediately following the execution and delivery of this Agreement, exceed Borrower's total liabilities, including, without limitation, subordinated, unliquidated, disputed or contingent liabilities. The fair saleable value of Borrower's assets is and will, immediately following the execution and delivery of this Agreement, be greater than Borrower's probable liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured. Borrower's assets do not and, immediately following the execution and delivery of this Agreement, will not, constitute unreasonably small capital to carry out its business as conducted or as pro posed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including, without limitation, Contingent Liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).

          (L) Not Foreign Person. Borrower is not a "foreign person" within the meaning of 1445(f)(3) of the Code.

          (M)  Single-Purpose Entity.

          (i) Borrower at all times since its formation has been, and will continue to be, a duly formed and existing Delaware limited liability company and a Single-Purpose Entity. Borrower at all times since the acquisition of each Facility or Collateral Loan has been, and will continue to be, duly qualified as a foreign limited liability company in the jurisdiction in which such Facility or Collateral Loan Property is located. FAI at all times since its formation has been, and will continue to be, a duly formed and existing Delaware corporation and a Single-Purpose Entity.

          (ii) Borrower at all times since its formation has complied, and will continue to comply, with the provisions of its Members Agreement and certificate of formation and the laws of the State of Delaware relating to limited liability companies. FAI at all times since its formation has complied, and will continue to comply, with the provisions of its certificate of incorporation and its by-laws and the laws of the State of Delaware relating to corporations.

          (iii)  All customary formalities regarding the
     existence of each of Borrower and FAI have been observed at all times since its formation and will continue to be observed.

          (iv) Each of Borrower and FAI has at all times since its formation accurately maintained, and will continue to accurately maintain, its financial statements, accountings records and other limited liability company or corporate documents separate from those of its members or its shareholders, Affiliates of its members or its shareholders and any other Person. Neither Borrower nor FAI has at any time since its formation commingled, nor will it commingle, its assets with those of its members or its shareholders, any Affiliates of its members or its shareholders, or any other Person. Each of Borrower and FAI has at all times since its formation accurately maintained, and will continue to accurately maintain, its own bank accounts and separate books of account.

          (v) Each of Borrower and FAI has at all times since its formation paid, and will continue to pay, its own liabilities from its own separate assets.

          (vi) Each of Borrower and FAI has at all times since its formation identified itself, and will continue to identify itself, in all dealings with the public, under its own name and as a separate and distinct entity. Neither Borrower nor FAI has at any time since its formation identified itself, nor will it identify itself, as being a division or a part of any other entity. Neither Borrower nor FAI has at any time since its formation identified, nor will it identify, its members or its shareholders or any Affiliates of its members or its shareholders as being a division or part of Borrower.

          (vii) Each of Borrower and FAI has been at all times since its formation and will continue to be adequately capitalized in light of the nature of its business.

          (viii) Neither Borrower nor FAI has at any time since its formation assumed or guaranteed, nor will Borrower or FAI assume or guarantee, the liabilities of its members or its shareholders (or any predecessor corporation), any Affiliates of its members or its shareholders, or any other Persons, except for liabilities relating to the Facilities and except as permitted by or pursuant to this Agreement. Neither Borrower nor FAI has at any time since its formation acquired, nor will it acquire, obligations or securities of its members or its shareholders (or any predecessor corporation), or any Affiliates of its members or its shareholders. Neither Borrower nor FAI has at any time since its formation made, nor will it make, loans to its members or its shareholders (or any predecessor corporation), or any Affiliates of its members or its shareholders.

          (ix) Neither Borrower nor FAI has at any time since its formation entered into or been a party to, and, nor will it enter into or be a party to, any transaction with its members or its shareholders (or any predecessor corporation) or any Affiliates of its members or its shareholders except in the ordinary course of business of Borrower on terms which are no less favorable to Borrower than would be obtained in a comparable arm's length transaction with an unrelated third party.

          In the event FAI no longer serves as managing member of Borrower, all references herein to FAI shall be deemed to be references to such succeeding managing member.

          (N) Enforceability. This Agreement is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, subject to bankruptcy, insolvency and other limitations on creditors' rights generally and to equitable principles and the other matters described in the opinions delivered pursuant to
     Section 3.1(B).

          (O) Investment Company Act; Public Utility Holding Company Act. Borrower is not (i) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

          (P)  Subsidiaries.  Borrower has no subsidiaries.

          (Q) No Defaults. No Default or Event of Default exists under or with respect to any Loan Document.

          (R)  Labor Matters.  Borrower has no employees.
     Borrower is not a party to any collective bargaining agreements.

          Section 4.2.  Advance Closing Date Borrower
Representations. As of each Advance Closing Date, Borrower shall represent and warrant that:

          (A) Organization. Borrower (i) is a duly organized and validly existing limited liability company in good standing under the laws of the State of Delaware, (ii) has the requisite power and authority to own its properties (including, without limitation, the Mortgaged Property and the Collateral Loans) and to carry on its business as now being conducted and is qualified to do business in every jurisdiction in which a Facility is located, and (iii) has the requisite power to execute and deliver, and perform its obligations under, the Notes, the Mortgages, the Collateral Assignments and all of the other Loan Documents to which it is a party.

          (B) Authorization. The execution and delivery by Borrower of the Notes, the Mortgages, the Collateral Assignments and each of the other Loan Documents, Borrower's performance of its obligations thereunder and the creation of the security interests and liens provided for in this Agreement and the other Loan Documents to which it is a party (i) have been duly authorized by all requisite action on the part of Borrower, (ii) will not violate any provision of any Legal Requirements, any order of any court or other Governmental Authority, the Members Agreement or any indenture or material agreement or other instrument to which Borrower is a party or by which Borrower is bound and its members, and (iii) will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation or imposition of any Lien of any nature whatsoever upon any of the property or assets of Borrower pursuant to, any such indenture or material agreement or instrument. Other than those obtained or filed on or prior to the Advance Closing Date, Borrower is not required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any Governmental Authority or other agency in connection with or as a condition to the execu tion, delivery or performance of the Notes, the Mortgages , the Collateral Assignments or the other Loan Documents executed and delivered by Borrower on or prior to the applicable Advance Closing Date.

          (C) Litigation. Except for claims that are fully covered by valid policies of insurance held by Borrower, and except as disclosed in writing to Lender, there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending and served or, to the knowledge of Borrower, threatened against Borrower or any Individual Property or Collateral Loan, which actions, suits or proceedings, if determined against Borrower or any Individual Property or Collateral Loan, might result in a Material Adverse Effect or a lower reimbursement rate under the Reimbursement Contracts.

          (D) Title to the Mortgaged Property and Collateral Loans. Borrower owns good, marketable and insurable fee simple title to each Facility, free and clear of all Liens, other than the Permitted Encumbrances applicable to that

     Facility. Borrower owns the lender's interest under each Collateral Loan free and clear of all Liens other than Permitted Encumbrances and the Collateral Loan Property is free and clear of all Liens other than Permitted Encumbrances. Except as disclosed in writing to Lender, there are no outstanding options to purchase or rights of first refusal affecting any Facility or Collateral Loan or, to Borrower's knowledge, Collateral Loan Property.

          (E) Full and Accurate Disclosure. No statement of fact made by or on behalf of Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact presently known to Borrower which has not been disclosed to Lender which adversely affects, nor as far as Borrower can foresee, might adversely affect, any Individual Property, Collateral Loan or the business, operations or condition (financial or otherwise) of Borrower.

          (F) Compliance. Except for matters set forth in the Engineering Reports and in the "Summary" sections of the Environmental Reports and except for matters described in
     Section 4.2(L) (as to which the provisions of Section 4.2(L) shall apply), Borrower, each Facility and Borrower's use thereof and operations thereat comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes. Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Govern mental Authority, the violation of which is reasonably likely to have a Material Adverse Effect.

          (G) Use of Proceeds; Margin Regulations. Borrower will use the proceeds of the Advance for the purposes described in Section 2.2. No part of the proceeds of the Advance will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regula tion U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such

     Board of Governors, or for any purposes prohibited by Legal
     Requirements.

          (H) Financial Information. All historical financial data concerning Borrower, the Facilities or, to Borrower's knowledge, the Collateral Loan Properties that has been delivered by Borrower to Lender is true, complete and correct in all material respects. Since the delivery of such data, except as otherwise disclosed in writing to Lender, there has been no adverse change in the financial position of Borrower, the Facilities, to Borrower's knowledge, the Collateral Loans, or in the results of operations of Borrower. Borrower has not incurred any obli gation or liability, contingent or otherwise, not reflected in such financial data which might adversely affect its business operations or any Facility or, to Borrower's knowledge, any Collateral Loan.

          (I) Condemnation. No Taking has been commenced or, to Borrower's knowledge, is contemplated with respect to all or any portion of any Individual Property or Collateral Loan Property or for the relocation of roadways providing access to any Facility or Collateral Loan Property.

          (J) Other Debt. Except for the debt to be repaid from the proceeds of the Advance, Borrower has not borrowed or received other debt financing whether unsecured or secured by any Individual Property, Collateral Loan or any part thereof.

          (K) Utilities and Public Access. Each Facility and, to Borrower's knowledge, each Collateral Loan Property has adequate rights of access to public ways and is served by adequate water, sewer, sanitary sewer and storm drain facilities. Except as otherwise disclosed by the Surveys, all public utilities necessary to the continued use and enjoyment of each Facility and, to Borrower's knowledge, each Collateral Loan Property as presently used and enjoyed are located in the public right-of-way abutting the premises, and all such utilities are connected so as to serve such Facility or Collateral Loan Property without passing over other property. All roads necessary for the full utilization of each Facility and, to Borrower's knowledge, each Collateral Loan Property for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities or are the subject of access easements for the benefit of such Facility or Collateral Loan Property.

          (L) Environmental Compliance. Except for matters set forth in the "Summary" sections of the Environmental Reports delivered to Lender in connection with the Advance or prior Advances (true, correct and complete copies of which have been provided to Lender by Borrower):

                         (i)  Borrower is in compliance with all
          applicable Environmental Laws, which compliance includes, but is not limited to, the possession by Borrower of all environmental, health and safety permits, licenses and other governmental authorizations required in connection with the ownership and operation of the Individual Property under all Environmental Laws, except where the failure to comply with such laws is not reasonably likely to result in a Material Adverse Effect.

                         (ii)  There is no Environmental Claim
          pending or, to Borrower's knowledge, threatened, and no penalties arising under Environmental Laws have been assessed, against Borrower or against any Person whose liability for any Environmental Claim Borrower has or may have retained or assumed either contractually or by operation of law, and no investigation or review is pending or, to the knowledge of Borrower, threatened by any Governmental Authority, citizens group, employee or other Person with respect to any alleged failure by Borrower, the Individual Property, or the Collateral Loan Property to have any environmental, health or safety permit, license or other authorization required under, or to otherwise comply with, any Environmental Law or with respect to any alleged liability of Borrower for any Use or Release of any Hazardous Substances.

                         (iii)  To the knowledge of Borrower
          after due inquiry, there have been and are no past or present Releases of any Hazardous Substance that are reasonably likely to form the basis of any Environmental Claim against Borrower or, to Borrower's knowledge, against any Person whose liability for any Environmental Claim Borrower has or may have retained or assumed either contractually or by operation of law.

                         (iv)  To the knowledge of Borrower after
          due inquiry, without limiting the generality of the foregoing, there is not present at, on, in or under the Individual Property or Collateral Loan Property, PCB-containing equipment, asbestos or asbestos containing materials, underground storage tanks or surface impoundments for Hazardous Substances, lead in drinking water (except in concentrations that comply with all Environmental Laws), or lead-based paint.

                         (v)  No liens are presently recorded
          with the appropriate land records under or pursuant to any Environmental Law with respect to the Individual Property or Collateral Loan Property and, to Borrower's knowledge, no Governmental Authority has been taking or is in the process of taking any action that could subject the Individual Property or Collateral Loan Property to Liens under any Environmental Law.

                         (vi)  There have been no environmental
          investigations, studies, audits, reviews or other analyses conducted by or that are in the possession of Borrower in relation to an Individual Property or Collateral Loan Property which have not been made available to Lender.

          (M) Solvency. None of the transactions contemplated hereby will be or have been made with an actual intent to hinder, delay or defraud any present or future creditors of Borrower and, giving effect to the transactions contemplated hereby, the fair saleable value of Borrower's assets exceeds and will, immediately following the making of the Advance, exceed Borrower's total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower's assets is and will, immediately following the making of the Advance, be greater than Borrower's probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Borrower's assets do not and, immediately follow ing the making of the Advance will not, constitute unreason ably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabili ties (including, without limitation, Contingent Liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).

          (N)  Single-Purpose Entity.

          (i) Borrower at all times since its formation has been, and will continue to be, a duly formed and existing Delaware limited liability company and a Single-Purpose Entity. Borrower at all times since the acquisition of each Facility or Collateral Loan has been, and will continue to be, duly qualified as a foreign limited liability company in the jurisdiction in which such Facility or Collateral Loan Property is located. FAI at all times since its formation has been, and will continue to be, a duly formed and existing Delaware corporation and a Single-Purpose Entity.

          (ii) Borrower at all times since its formation has complied, and will continue to comply, with the provisions of its Members Agreement and certificate of formation and the laws of the State of Delaware relating to limited liability companies. FAI at all times since its formation has complied, and will continue to comply, with the provisions of its certificate of incorporation and its by-laws and the laws of the State of Delaware relating to corporations.

          (iii)  All customary formalities regarding the
     existence of each of Borrower and FAI have been observed at all times since its formation and will continue to be observed.

          (iv) Each of Borrower and FAI has at all times since its formation accurately maintained, and will continue to accurately maintain, its financial statements, accountings records and other limited liability company or corporate documents separate from those of its members or its shareholders, Affiliates of its members or its shareholders and any other Person. Neither Borrower nor FAI has at any time since its formation commingled, and nor will it commingle, its assets with those of its members or its shareholders, any Affiliates of its members or its shareholders, or any other Person. Each of Borrower and FAI has at all times since its formation accurately maintained, and will continue to accurately maintain, its own bank accounts and separate books of account.

          (v) Each of Borrower and FAI has at all times since its formation paid, and will continue to pay, its own liabilities from its own separate assets.

          (vi) Each of Borrower and FAI has at all times since its formation identified itself, and will continue to identify itself, in all dealings with the public, under its own name and as a separate and distinct entity. Neither Borrower nor FAI has at any time since its formation identified itself, nor will it identify itself, as being a division or a part of any other entity. Neither Borrower nor FAI has at any time since its formation identified, nor will it identify, its members or its shareholders or any Affiliates of its members or its shareholders as being a division or part of Borrower.

          (vii) Each of Borrower nor FAI has been at all times since its formation and will continue to be adequately capitalized in light of the nature of its business.

          (viii) Neither Borrower nor FAI has at any time since its formation assumed or guaranteed, nor will Borrower or FAI assume or guarantee, the liabilities of its members or its shareholders (or any predecessor corporation), any

     Affiliates of its members or its shareholders, or any other Persons, except for liabilities relating to the Facilities and except as permitted by or pursuant to this Agreement. Neither Borrower nor FAI has at any time since its formation acquired, nor will it acquire, obligations or securities of its members or its shareholders (or any predecessor corporation), or any Affiliates of its members or its shareholders. Neither Borrower nor FAI has at any time since its formation made, nor will it make, loans to its members or its shareholders (or any predecessor corporation), or any Affiliates of its members or its shareholders.

          (ix) Neither Borrower nor FAI has at any time since its formation entered into or been a party to, nor will it enter into or be a party to, any transaction with its members or its shareholders (or any predecessor corporation) or any Affiliates of its members or its shareholders except in the ordinary course of business of Borrower on terms which are no less favorable to Borrower than would be obtained in a comparable arm's length transaction with an unrelated third party.

           In the event FAI no longer serves as managing member of Borrower, all references herein to FAI shall be deemed to be references to such succeeding managing member.

          (O) No Joint Assessment; Separate Lots. Borrower shall not suffer, permit or initiate the joint assessment of any Facility (i) with any other real property constituting a separate tax lot, and (ii) with any portion of the Facility which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Facility as a single lien. Each Facility and Collateral Loan Property is comprised of one or more parcels, each of which constitutes a separate tax lot and none of which constitutes a portion of any other tax lot.

          (P) Assessments. Except as disclosed in the Title Insurance Policies, there are no pending or, to the know-ledge of Borrower, proposed special or other assessments for public improvements or otherwise affecting any Facility or Collateral Loan Property, nor, to the knowledge of Borrower, are there any contemplated improvements to any Facility or Collateral Loan Property that may result in such special or other assessments.

          (Q) Mortgage and Other Liens. Each Mortgage creates a valid and enforceable first mortgage Lien on the Individual Property described therein, as security for the repayment of the Indebtedness, subject only to the Permitted Encumbrances applicable to that Individual Property. Each Collateral Security Instrument, including each Collateral Assignment, establishes and creates a valid, subsisting and enforceable Lien on and a security interest in, or claim to, the rights and property described therein. All property covered by any Collateral Security Instrument is subject to a Uniform Commercial Code financing statement filed and/or recorded, as appropriate, (or irrevocably delivered to an agent for such recordation or filing) in all places necessary to perfect a valid first priority Lien with respect to the rights and property that are the subject of such Collateral Security Instrument to the extent governed by the Uniform Commercial Code. All continuations and any assignments of any such financing statements have been or will be timely filed or refiled, as appropriate, in the appropriate recording offices.

          (R) Enforceability. Each Note, each Mortgage, each Collateral Assignment and each other Loan Document executed by Borrower in connection with the applicable Advance, including, without limitation, any Collateral Security Instrument, is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, subject to bankruptcy, insolvency and other limitations on creditors' rights generally and to equitable principles and the other matters described in the opinions delivered pursuant to Section 3.3(B). Each such Note, each such Mortgage, each Collateral Assignment and such other Loan Documents are, as of the Advance Closing Date, not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, nor will the operation of any of the terms of each such Note, each such Mortgage, each Collateral Assignment and such other Loan Documents, or the exercise of any right thereunder, render any of the Mortgages unenforceable against Borrower, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, and Borrower has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

          (S) Fair Market Value. As of the Advance Closing Date, (i) the fair market value of the Individual Property or Collateral Loan with respect to which an Advance is made is equal to or greater than the amount of such Advance and
     (ii) the fair market value of the Mortgaged Property and the Collateral Loans is equal to or exceeds the aggregate amount of all Advances made prior to or on such Advance Closing Date.

          (T) No Prior Assignment. As of the Advance Closing Date, (i) Lender is the assignee of Borrower's interest under the Leases and (ii) there are no prior assignments of the Leases or any portion of the Rent due and payable or to become due and payable which are presently outstanding.

          (U) Bed Capacity. Neither Borrower nor Manager has granted to any third party the right to reduce the number of licensed beds or living units in any Facility or to apply for approval to move the right to any and all of the licensed beds or living units to any other location.

          (V) Compliance with Nursing Home Laws. To the extent required, each Facility and, to Borrower's knowledge, each Collateral Loan Property is duly licensed as an intermediate care nursing home under the applicable laws of the state where it is located. The licensed bed capacity of each Facility as set forth in the Appraisal for such Facility is true and correct. Borrower and Manager are in compliance in all material respects with the applicable provisions of nursing home, nursing facility or assisted living facility laws, rules and regulations to which each Facility is subject. All Reimbursement Contracts are in full force and

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
     effect with respect to the Facilities. Borrower and Manager are current in payment of all so-called provider specific taxes or other assessments with respect to such Reimbursement Contracts.

          (W)  Use of Facilities and each Collateral Loan
     Property. Each Facility and, to Borrower's knowledge, each Collateral Loan Property is used exclusively as an independent living facility, assisted living facility and/or congregate care facility and uses ancillary thereto.

          (X) Certificate of Occupancy. Borrower has obtained all Permits necessary to use and operate each Facility and, to Borrower's knowledge, each Collateral Loan Property for the use described in Section 4.2(W). The use being made of each Facility is in conformity in all material respects with the certificate of occupancy and/or Permits for such Facility and any other restrictions, covenants or conditions affecting such Facility.

          (Y) Flood Zone. Except as shown on the Surveys, none of the Facilities or Collateral Loan Properties is located in a flood hazard area as defined by the Federal Insurance
     Administration.

          (Z) Physical Condition. Each Facility and, to Borrower's knowledge, each Collateral Loan Property is free of structural defects and all building systems contained therein are in good working order in all material respects subject to ordinary wear and tear, except as disclosed in the Engineering Reports.

          (AA) Security Deposits. All security deposits with respect to the Facilities on the Advance Closing Date have been transferred to the Security Deposits Accounts on or prior to the Advance Closing Date, and Borrower is in compliance with all Legal Requirements relating to such security deposits as to which failure to comply is reasonably likely to have a Material Adverse Effect.

          (BB) No Defaults. No Default or Event of Default exists under or with respect to any Loan Document.

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

          (CC) Intellectual Property. All material trademarks, trade names and service marks that Borrower owns or has pending, or under which it is licensed, are in good standing and uncontested. There is no right under any trademark, trade name or service mark necessary to the business of Borrower as presently conducted or as Borrower contemplates conducting its business. Borrower has not infringed, is not infringing, and has not received notice of infringement with respect to asserted trademarks, trade names and service marks of others. To Borrower's knowledge, there is no infringement by others of material trademarks, trade names and service marks of Borrower.

          (DD) Title Insurance. Each Collateral Loan is covered by a valid and enforceable American Land Title Association mortgagee title insurance policy or other form of policy of insurance ("Lender's Title Policy"), generally acceptable to prudent institutional lenders, insuring Borrower, its successors and assigns, as to the first priority lien of the mortgage in the original principal amount of the Collateral Loan, free and clear of all liens and encumbrances having priority over the lien of the mortgage and subject only to Permitted Encumbrances. Each Lender's Title Policy is in full force and effect and all premiums with respect thereto have been paid in full. Each Lender's Title Policy is assignable to or endorsable in favor of assignees of each such Collateral Loan (subject to securing the required assignment endorsement upon payment of the premium therefor, if necessary) and (subject to the recordation of the Collateral Assignment, the securing of the required assignment endorsement, if any, and the payment of the required premium therefor) will inure to the benefit of Lender. Borrower knows of no claims have been made under such Lender's Title Policy, and Borrower has not done, by act or omission, anything which would impair the coverage of such Lender's Title Policy.

          Section 4.3.  Survival of Representations.
(a) Borrower agrees that (i) all of the representations and warranties of Borrower set forth in Section 4.1 and elsewhere in this Agreement (but not in Section 4.2) and in the other Loan

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Documents delivered on the Closing Date are made as of the
Closing Date (except as expressly otherwise provided), (ii) subject to paragraph (b) below, all of the representations and warranties of Borrower set forth in Section 4.2 and elsewhere in this Agreement (including in Section 4.1) and in the other Loan Documents are made, or reaffirmed, as of each Advance Closing Date, and (iii) all representations and warranties made by Borrower shall survive the delivery of the Notes and making of the Advances and continue for so long as any amount remains owing to Lender under this Agreement, the Notes or any of the other Loan Documents; provided, however, that the representations set forth in Section 4.2(L) shall survive in perpetuity. All repre sentations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

          (b) To the extent that any representations and warranties of Borrower set forth in this Agreement cannot be remade and reaffirmed as of an Advance Closing Date, Borrower shall disclose in writing to Lender the representations or warranties that cannot be remade or reaffirmed and the reasons therefor and such representations and/or warranties shall be deemed remade as modified by such disclosure. If Lender determines that any such disclosed matters, singly or together, have or are reasonably likely to have a Group Material Adverse Effect, Lender shall not be obligated to make any Advance. If Lender determines that any such disclosed matters, singly or together, have or are reasonably likely to have a Material Adverse Effect in respect of a Facility or Collateral Loan to which an Advance is to be made, Lender shall not be obligated to make an Advance with respect to such Facility or Collateral Loan, but Lender shall be obligated to make Advances with respect to other Facilities or Collateral Loans (if all other conditions to the making of such Advances are satisfied or waived).

                           ARTICLE V

                     AFFIRMATIVE COVENANTS
                     ---------------------
          Section 5.1. Borrower Covenants. Borrower covenants and agrees that, from the date hereof (or, to the extent such covenants relate to a Facility or Collateral Loan Property, from the Advance Closing Date with respect to such Facility or Collateral Loan Property) and until payment in full of the Indebtedness (or with respect to a particular Individual Property or Collateral Loan, the earlier release of its Related Mortgage or Lien):

          (A) Existence; Compliance with Legal Requirements; Insurance. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, Permits and franchises necessary for the conduct of its business and comply in all material respects with all Legal Requirements and Insurance Requirements applicable to it and each Individual Property. Borrower shall at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property necessary for the continued conduct of its business and keep each Facility in good repair, working order and condition, except for reason able wear and use, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replace ments, betterments and improvements thereto, all as more fully provided in the Mortgages. Borrower shall keep each Individual Property insured at all times, by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in the Mortgages.

          (B) Impositions and Other Claims. Borrower shall pay and discharge or cause to be paid and discharged all Imposi tions, as well as all lawful claims for labor, materials and supplies or otherwise, which could become a Lien, all as more fully provided in, and subject to any rights to contest contained in, the Mortgages.

          (C) Litigation. Borrower shall give prompt written notice to Lender of any litigation or governmental proceed ings pending or threatened (in writing) against Borrower which is reasonably likely to have a Material Adverse Effect.

          (D)  Environmental Remediation.

          (i) If any investigation, site monitoring, cleanup, removal, restoration or other remedial work of any kind or nature is required pursuant to an order or directive of any Governmental Authority or under any applicable Environmental Law (collectively, the "Remedial Work"), because of or in connection with the current or future presence, suspected presence, Release or suspected Release of a Hazardous Substance on, under or from a Facility or any portion thereof, Borrower shall promptly commence and diligently prosecute to completion all such Remedial Work. In all events, such Remedial Work shall be commenced within 30 days after any demand therefor by Lender or such shorter period as may be required under any applicable Environmental Law; provided, however, that Borrower shall not be required to commence such Remedial Work within the above specified time periods: (x) if prevented from doing so by any Governmental Authority, (y) if commencing such Remedial Work within such time periods would result in Borrower or such Remedial Work violating any Environmental Law or (z) if Borrower, at its expense and after prior notice to Lender, is contesting by appropriate legal, administrative or other proceedings conducted in good faith and with due diligence the need to perform Remedial Work, as long as (1) Borrower is permitted by the applicable Environmental Laws to delay performance of the Remedial Work pending such proceedings, (2) neither the Facility nor any part thereof or interest therein will be sold, forfeited or lost if Borrower performs the Remedial Work being contested, and Borrower would have the opportunity to do so, in the event of Borrower's failure to prevail in the contest, (3) Lender would not, by virtue of such permitted contest, be exposed to any risk of any civil liability for which Borrower has not furnished additional security as provided in clause (4) below, or to any risk of criminal liability, and neither the Facility nor any interest therein would be subject to the imposition of any lien for which Borrower has not furnished additional secur ity as provided in clause (4) below, as a result of the failure to perform such Remedial Work and (4) Borrower shall have furnished to Lender additional security in respect of the Remedial Work being contested and the loss or damage that may result from Borrower's failure to prevail in such contest in such amount as may be reasonably requested by Lender.

          (ii) If requested by Lender, all Remedial Work under clause (i) above shall be performed by contractors, and under the supervision of a consulting Engineer, each approved in advance by Lender which approval will not be unreasonably withheld or delayed. All costs and expenses reasonably incurred in connection with such Remedial Work shall be paid by Borrower. If Borrower does not timely commence and diligently prosecute to completion the Remedial Work, Lender may (but shall not be obligated to), upon 30 days prior written notice to Borrower of its intention to do so, cause such Remedial Work to be performed. Borrower shall pay or reimburse Lender on demand for all Advances (as defined in the Mortgages) and expenses (including reasonable attorneys' fees and disbursements, but excluding internal overhead, administrative and similar costs of Lender) reasonably relating to or incurred by Lender in connection with monitoring, reviewing or performing any Remedial Work in accordance herewith.

          (iii) Borrower shall not commence any Remedial Work under clause (i) above, nor enter into any settlement agree ment, consent decree or other compromise relating to any Hazardous Substances or Environmental Laws which is reason ably likely to have a Material Adverse Effect. Notwith standing the foregoing, if the presence or threatened presence of Hazardous Substances on, under or about any Individual Property poses an immediate threat to the health, safety or welfare of any Person or the environment, or is of such a nature that an immediate response is necessary, Borrower may complete all necessary Remedial Work. In such events, Borrower shall notify Lender as soon as practicable and, in any event, within three Business Days, of any action taken.

          (E)  Environmental Matters; Inspection.

          (i) Borrower shall not authorize a Hazardous Substance to be present on, under or to emanate from a Facility, or migrate from adjoining property controlled by Borrower onto or into a Facility, except under conditions permitted by applicable Environmental Laws and, in the event that such Hazardous Substances are present on, under or emanate from a Facility, or migrate onto or into a Facility, Borrower shall cause the removal or remediation of such Hazardous Substances, in accordance with this Agreement and Environmental Laws. Borrower shall use best efforts to prevent, and to seek the remediation of, any migration of Hazardous Substances onto or into any Facility from any adjoining property.

          (ii) Upon reasonable prior written notice, Lender shall have the right at all reasonable times to enter upon and inspect all or any portion of any Facility, provided that such inspections shall not unreasonably interfere with the operation or the tenants, residents or occupants of such Facility. If Lender suspects that Remedial Work may be required, Lender may select a consulting Engineer to conduct and prepare reports of such inspections. Borrower shall be given a reasonable opportunity to review any reports, data and other documents or materials reviewed or prepared by the Engineer, and to submit comments and suggested revisions or rebuttals to same. The inspection rights granted to Lender in this Section 5.1(E) shall be in addition to, and not in limitation of, any other inspection rights granted to Lender in this Agreement, and shall expressly include the right (if Lender suspects that Remedial Work may be required) to conduct soil borings, establish ground water monitoring wells and conduct other customary environmental tests, assessments and audits.

          (iii) Borrower agrees to bear and shall pay or reimburse Lender on demand for all sums advanced and expenses incurred (including reasonable attorneys' fees and disbursements, but excluding internal overhead, administra tive and similar costs of Lender) reasonably relating to, or incurred by Lender in connection with, the inspections and reports described in this Section 5.1(E) (to the extent such inspections and reports relate to any Facility) in the following situations:

                    (x)  If Lender has reasonable grounds to
          believe, at the time any such inspection is ordered, that there exists an occurrence or condition that could lead to an Environmental Claim;

                    (y)  If any such inspection reveals an
          occurrence or condition that could lead to an Environmental Claim; or

                    (z)  If an Event of Default with respect to
          any Facility exists at the time any such inspection is ordered, and such Event of Default relates to any representation, covenant or other obligation pertaining to Hazardous Substances, Environmental Laws or any other environmental matter.

          (F) Environmental Notices. Borrower shall promptly provide notice to Lender of:

          (i)  any Environmental Claim asserted by any
     Governmental Authority with respect to any Hazardous
     Substance on, in, under or emanating from any Facility or Collateral Loan Property, which could reasonably be expected to impair the value of Lender's security interests hereunder or have a Material Adverse Effect;

          (ii) any proceeding, investigation or inquiry commenced or threatened in writing by any Governmental Authority, against Borrower, with respect to the presence, suspected presence, Release or threatened Release of Hazardous Substances from or onto, in or under any property not owned by Borrower, including, without limitation, proceedings under the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, 42 U.S.C.
     9601, et seq., which could reasonably be expected to impair the value of Lender's security interests hereunder or have a Material Adverse Effect;

          (iii) all Environmental Claims asserted or threatened against Borrower, against any other party occupying any Facility or Collateral Loan Property or any portion thereof which become known to Borrower or against such Facility or Collateral Loan Property, which could reasonably be expected to impair the value of Lender's security interests hereunder or have a Material Adverse Effect;

          (iv) the discovery by Borrower of any occurrence or condition on any Facility or Collateral Loan Property or on any real property adjoining or in the vicinity of such Facility or Collateral Loan Property which could reasonably be expected to lead to an Environmental Claim against Borrower or Lender which such Environmental Claim is reasonably likely to have a Material Adverse Effect; and

          (v)  the commencement or completion of any Remedial
     Work with respect to a Facility or a Collateral Loan
     Property.

          (G) Copies of Notices. Borrower shall transmit to Lender copies of any citations, orders, notices or other written communications received from any Person and any notices, reports or other written communications submitted to any Governmental Authority with respect to the matters described in Section 5.1(F).

          (H) Environmental Claims. Lender and/or, to the extent authorized by Lender, Deed of Trust Trustee, Trustee, Custodian and/or Servicer, may join and participate in, as a party if Lender so determines, any legal or administrative proceeding or action concerning a Facility, Collateral Loan Property or any portion thereof under any Environmental Law, if, in Lender's reasonable judgment, the interests of Lender, Deed of Trust Trustee, Trustee, Custodian or Servicer will not be adequately protected by Borrower.

     Borrower agrees to bear and shall pay or reimburse Lender, Deed of Trust Trustee, Trustee, Custodian and/or Servicer, on demand for all reasonable sums advanced and expenses incurred (including reasonable attorneys' fees and disbursements, but excluding internal overhead, administrative and similar costs of Lender, Deed of Trust Trustee, Trustee, Custodian and Servicer) incurred by Lender, Deed of Trust Trustee, Trustee, Custodian and/or Servicer, in connection with any such action or proceeding.

          (I) Indemnification. Borrower agrees to indemnify, reimburse, defend, and hold harmless Lender, Deed of Trust Trustee, Servicer, Custodian and Trustee for, from, and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penal ties, consequential damages, reasonable attorneys' fees, disbursements and expenses, and reasonable consultants' fees, disbursements and expenses (but excluding internal overhead, administrative and similar costs of Lender, Deed of Trust Trustee, Servicer, Custodian and Trustee), asserted against, resulting to, imposed on, or incurred by Lender, Deed of Trust Trustee, Servicer, Custodian and Trustee, directly or indirectly, in connection with any of the follow ing, except to the extent same are directly and solely caused by Lender's, Deed of Trust Trustee's, Servicer's, Custodian's or Trustee's negligence or willful misconduct:

               (i) events, circumstances, or conditions which are alleged to, or do, form the basis for an Environmental
     Claim;

              (ii) any Environmental Claim against any Person whose liability for such Environmental Claim Borrower has or may have assumed or retained either contractually or by operation of law; or

             (iii) the breach of any representation, warranty or covenant set forth in Section 4.2(L) and Sections 5.1(D) through 5.1(I), inclusive.

          The indemnity provided in this Section 5.1(I) shall not be included in any exculpation of Borrower or Guarantor from personal liability provided in this Agreement or in any of the other Loan Documents. Nothing in this Section 5.1(I) shall be deemed to deprive Lender of any rights or remedies provided to it elsewhere in this Agreement or the other Loan Documents or otherwise available to it under law.

          (J) Access to Facilities. Borrower shall permit agents, representatives and employees of Lender to inspect each Facility, Collateral Loan Property or any part thereof at such reasonable times as may be requested by Lender upon reasonable advance notice, subject, however, to the rights of the tenants, occupants and residents of the Facility or Collateral Loan Property or the obligor under the Collateral Loan and provided that Borrower is permitted to do so under the loan documentation for such Collateral Loan.

          (K)  Notice of Default.  Borrower shall promptly advise
     Lender of any material adverse change in Borrower's condition, financial or otherwise, or of the occurrence of any Event of Default, or of the occurrence of any Default.

          (L) Cooperate in Legal Proceedings. Except with respect to any claim by Borrower against Lender, Borrower shall cooperate fully with Lender with respect to any proceedings before any Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the Loan Documents and, in connection therewith, not prohibit Lender, at its election, from participating in any such proceedings.

          (M) Perform Loan Documents. Borrower shall observe, perform and satisfy all the terms, provisions, covenants and conditions required to be observed, performed or satisfied by it, and shall pay when due all costs, fees and expenses required to be paid by it, under the Loan Documents executed and delivered by Borrower.

          (N) Insurance Benefits. Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Insurance Proceeds lawfully or equitably payable to Lender in connec-tion with each Individual Property, and Lender shall be reimbursed for any expenses reasonably incurred in connec tion therewith (including attorneys' fees and disbursements and the payment by Borrower of the expense of an Appraisal on behalf of Lender in case of a fire or other casualty affecting such Individual Property or any part thereof, but excluding internal overhead, administrative and similar costs of Lender) out of such Insurance Proceeds, all as more specifically provided in the Mortgages.

          (O) Further Assurances. Borrower shall, at Borrower's sole cost and expense:

               (i) upon Lender's request therefor given from time to time (but, other than in connection with the Advance Closing Dates, a Securitization or the Refinancing, in no event more often than once every two years during the term of this Agreement), pay for (a) reports of UCC, tax lien, judgment and litigation searches with respect to Borrower and (b) searches of title to each Facility, each such search to be conducted by search firms designated by Lender in each of the locations designated by Lender;

              (ii) furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certifi cates, plans and specifications, Appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished pursuant to the terms of the Loan Documents;

             (iii) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary, to evidence, preserve and/or protect the Collateral at any time securing or intended to secure the Notes, as Lender may reasonably require; and

              (iv) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.

          (P) Management of Mortgaged Property. Each of the Facilities will be managed at all times by Manager pursuant to a Management Agreement until terminated as herein pro vided. Pursuant to each Manager's Subordination, Manager will agree that the applicable Management Agreement is subject and subordinate in all respects to the Lien of the Related Mortgage. Each Management Agreement may be termi nated by Lender upon 30 days prior written notice to Borrower and Manager (i) upon the occurrence of an Event of Default of the type described in clause (i) or (ii) of
     Section 7.1, or (ii) if Manager commits any act which would permit termination under the Management Agreement and all applicable notice and cure periods have expired; provided, however, that after a Securitization Closing Date, Servicer shall not terminate a Management Agreement relating to a Facility included in such Securitization unless at least 51% in interest of each class of the Certificateholders shall vote in favor of the termination of such Management Agreement. Borrower may from time to time appoint a successor manager to manage the Facilities or any of the Facilities with Lender's prior written consent, which consent shall not be unreasonably withheld or delayed, provided, however, that if a Manager is an Affiliate of Borrower and Borrower has a right to terminate its Management Agreement pursuant to its terms, Borrower may terminate such Management Agreement and appoint FGI as the successor manager without Lender's prior written consent as long as FGI enters into a Management Agreement and a Manager's Subordination. Notwithstanding the foregoing, any successor property manager selected hereunder by Lender or Borrower to serve as Manager shall be a reputable management company having at least seven years' experience in the management of independent living facilities, assisted living facilities and/or congregate care facilities (as the case may be) in the state in which the Facility is located, shall enter into a Management Agreement and Manager's Subordination and shall, if after a Securitization Closing Date, (i) have qualifications such that the then current ratings of no class of the Certificates would be downgraded or withdrawn by the Rating Agencies upon such an appointment and (ii) be reasonably acceptable to Servicer. Borrower further covenants and agrees that Manager (including any successor property manager serving as Manager) shall at all times during the term of the Loan after the first Advance maintain worker's compensation insurance as required by Governmental Authorities.

          (Q)  Financial Reporting.

               (i) Borrower shall keep and maintain or shall cause to be kept and maintained on a Fiscal Year basis, in accordance with GAAP (or such other accounting basis reason ably acceptable to Lender) consistently applied, books, records and accounts reflecting in reasonable detail all of the financial affairs of Borrower and all items of income and expense in connection with the operation of each Facil ity and ownership of the Collateral Loans and in connection with any services, equipment or furnishings provided in connection with the operation of each Facility, whether such income or expense may be realized by Borrower or by any other Person whatsoever. Lender shall have the right from time to time at all times during normal business hours upon reasonable prior written notice to Borrower to examine such books, records and accounts at the office of Borrower or other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. After the occurrence of an Event of Default with respect to Borrower or any Facility or Collateral Loan, Borrower shall pay any costs and expenses incurred by Lender to examine Borrower's accounting records with respect to such Facility or Collateral Loan, as Lender shall reasonably determine to be necessary or appropriate in the protection of Lender's interest.

              (ii) After the first Advance, Borrower shall furnish to Lender annually, within 90 days following the end of each Fiscal Year, a complete copy of Borrower's financial statement audited by an Independent certified public accoun tant acceptable to Lender (Lender hereby agreeing that any "Big Six" certified public accounting firm shall be acceptable to Lender) in accordance with GAAP (or such other accounting basis reasonably acceptable to Lender) consistently applied covering Borrower's financial position and results of operations, including consolidated and consolidating balance sheets for each Facility, for such Fiscal Year and containing a statement of revenues and expenses, a statement of assets and liabilities and a statement of Borrower's equity.

     Together with Borrower's annual financial statements, Borrower shall furnish to Lender an Officer's Certificate certifying as of the date thereof (x) that the annual finan cial statements present fairly in all material respects the results of operations and financial condition of Borrower all in accordance with GAAP consistently applied, and (y) whether there exists an Event of Default or Default, and if such Event of Default or Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy same.

             (iii) After the first Advance, Borrower shall furnish to Lender, within 45 days following the end of each Fiscal Year quarter, in the form attached hereto as Exhibit W, (x) a true, complete and correct cash flow statement with respect to each Facility for that quarter, and (y) census information for each Facility as of the end of that quarter in sufficient detail to show by patient-mix (i.e., private, Medicare, Medicaid (if applicable) and V.A.), the average monthly census of the Facility and statements of occupancy rates, together with an Officer's Certificate in substantially the form attached hereto as
     Exhibit X.

              (iv) After the first Advance, Borrower shall furnish to Lender, within 45 days after the end of each Fiscal Year quarter, an aged accounts receivable report from each Facility in sufficient detail to show amounts due from each class of patient-mix by the account age classifications of 30 days, 60 days, 90 days, 120 days, and over 120 days, accompanied by an Officer's Certificate.

               (v) Borrower shall furnish to Lender, within three Business Days after the receipt by Borrower or a Facility, any and all written notices (regardless of form) from any licensing and/or certifying agency that the

     Facility's license or the Medicare or Medicaid certification of the Facility is being revoked or suspended, or that action is pending or being considered to revoke or suspend the Facility's license or such certification.

              (vi) Borrower shall furnish to Lender, within ten days after the date of the required filing of cost reports for each Facility with the Medicaid agency or the date of actual filing of such cost report of the Facility with such agency, whichever is earlier, a complete and accurate copy of the annual Medicaid cost report for each Facility, which will be prepared by Manager or by an Independent certified public accountant or by an experienced cost report preparer acceptable to Lender (any "Big Six" accounting firm being deemed acceptable to Lender), and promptly furnish Lender any amendments filed with respect to such reports and all responses, audit reports or inquiries with respect to such reports.

             (vii) Borrower shall furnish to Lender copies of all SEC filings by Borrower or FGI, other than Registration Statements on Form S-8 and reports under Sections 13(d) and 16(a) of the Securities Exchange Act of 1934, as amended.

            (viii) Borrower shall furnish to Lender, within 15 Business Days after request, such further information with respect to the operation of any Facility and the financial affairs of Borrower as may be reasonably requested by Lender, including all business plans prepared for Borrower.

              (ix)  Borrower shall furnish to Lender, within 15
     Business Days after request, such further information regarding any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA as may be reasonably requested by Lender.

               (x) Borrower shall furnish Lender, within 15 days following receipt by Borrower, copies of all financial reports delivered to Borrower by each obligor under a Collateral Loan.

              (xi) After a Securitization Closing Date, Borrower shall also furnish to Trustee a copy of each report, state ment and other information provided to Lender under this
     Section 5.1(Q).

          (R) Conduct of Business. Borrower shall cause the operation of each Facility to be conducted at all times in a manner consistent with at least the level of operation of such Facility as of the applicable Advance Closing Date, including, without limitation, the following:

               (i) to maintain or cause to be maintained the standard of care for the patients of each Facility at all times at a level necessary to insure a level of quality care for the patients of such Facility not lower than that typically provided at facilities managed by Manager as of the Closing Date;

              (ii) to operate or cause to be operated each Facility in a prudent manner in compliance in all material respects with applicable Legal Requirements and Insurance Requirements relating thereto and cause all licenses, Permits, Reimbursement Contracts and any other agreements necessary for the continued use and operation of each Facility or as may be necessary for participation in the Medicare, Medicaid or other applicable reimbursement programs to remain in effect; and

             (iii)  to maintain or cause to be maintained
     sufficient Inventory and Equipment of types and quantities at each Facility to enable Borrower or Manager to operate such Facility.

          (S) Periodic Surveys. Borrower shall furnish (or cause Manager to furnish) to Lender within ten Business Days after receipt, a copy of any Medicare, Medicaid or other licensing agency annual licensing certificate, survey or report and any statement of deficiencies, and within the time period required by the particular agency for furnishing a plan of correction also furnish or cause to be furnished to Lender a copy of the plan of correction generated from such survey or report for the Facility, and correct or cause to be corrected any deficiency, the curing of which is a condition of continued licensure or for full participation in Medicare and Medicaid for existing patients or for new patients to be admitted with Medicare or Medicaid coverage, by the date required for cure by such agency (plus extensions granted by such agency).

          (T) Environmental Matters Relating to Collateral Loans; Inspection. (i) Prior to acquisition by Borrower of title to any Collateral Loan Property (whether as a result of, or in lieu of, foreclosure or otherwise) after the related Advance Closing Date, Borrower shall obtain an Environmental Report of such Collateral Loan Property and deliver a copy of same to Lender; Borrower shall not acquire title to any Collateral Loan Property after the related Advance Closing Date unless (A) Lender has delivered to Borrower its written approval to such acquisition or
     (B) Borrower has delivered to Lender an Environmental Report for the Collateral Loan Property which complies with the preceding clause and Lender has not objected to such acquisition in writing within 10 Business Days of receipt of such Environmental Report.

          (ii) Borrower shall not obtain title to a Collateral Loan Property as a result of, or in lieu of, foreclosure or otherwise, and shall not otherwise acquire possession of any Collateral Loan Property, if as a result of any such actions, Borrower or Lender would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Collateral Loan Property within the meaning of Environmental Laws unless Borrower has previously determined, based on an Environmental Report that meets the requirements of clause (i) above that: (A) such Collateral Loan Property is in material compliance with applicable Environmental Laws and (B) there are no known circumstances present at such Collateral Loan Property relating to the use, treatment, storage or disposal of any Hazardous Substances for which investigation, testing, monitoring, containment, clean-up or remediation reasonably could be required under any Environmental Law.

          (iii) Upon reasonable prior notice, Lender shall have the right at all reasonable times to enter upon and inspect all or any portion of a Collateral Loan Property and to inspect and make extracts from the Borrower's loan files and records with respect to each Collateral Loan, provided that
     (A) such inspections shall not unreasonably interfere with the operation or the occupants or tenants of such Collateral Loan Property and (B) Borrower has the right to do so under the related mortgage. Lender may select a consulting engineer at the Lender's expense to conduct and prepare reports of such inspections. Borrower shall be given a reasonable opportunity to review any reports, data and other documents or materials reviewed or prepared by the engineer, and to submit comments and suggested revisions or rebuttals to same.

          (U) ERISA. Borrower shall deliver to Lender as soon as possible, and in any event within ten days after Borrower knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of Borrower setting forth details respecting such event or condition and the action, if any, that Borrower or its ERISA Affiliate pro poses to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by Borrower or an ERISA Affiliate with respect to such event or condition):

          (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

          (ii) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by Borrower or an ERISA Affiliate to terminate any Plan;

          (iii)  the institution by PBGC of proceedings under
     Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

          (iv) the complete or partial withdrawal from a Multiemployer Plan by Borrower or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to
     Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

          (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against Borrower or any ERISA
     Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days;

          (vi) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if Borrower or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections; and

          (vii) the imposition of a lien or a security interest in connection with a Plan.

                           ARTICLE VI

                       NEGATIVE COVENANTS
                       ------------------
          Section 6.1. Borrower Negative Covenants. Borrower covenants and agrees that, until payment in full of the Indebt edness (or, with respect to any particular Individual Property, the earlier release of the Related Mortgage or with respect to a Collateral Loan, the release of the related Collateral Assignment), it will not do, directly or indirectly, any of the following unless Lender consents thereto in writing:

          (A) Liens on the Mortgaged Property and Collateral Loan. Incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Lien with respect to any Individual Property or Collateral Loan, except: (i) Liens in favor of Lender and (ii) the Permitted Encumbrances.

          (B) Transfer. Except as expressly permitted by or pursuant to this Agreement or the Mortgages, allow any Transfer to occur, terminate the Management Agreements, or enter into a management contract with respect to any Facility. Any member may transfer its interest in Borrower to one or more Persons, as long as (i) each transferee enters into a pledge and security agreement in substantially the form attached hereto as Exhibit H (or assumes the obligations of the transferor under the Pledge and Security Agreement) and delivers UCC financing statements and other documents satisfactory to Lender, (ii) after a Securitization Closing Date, a substantive nonconsolidation opinion satisfactory to Lender and its counsel is delivered by such transferee's counsel, (iii) if such transfer occurs after a Securitization Closing Date, each Rating Agency confirms in writing that such transfer will not result in a downgrade or withdrawal of the ratings on the Certificates and (iv) if such transfer occurs after a Securitization Closing Date, any other requirements of the Rating Agencies in connection with such transfer are satisfied. After any transfer by a member of its interest in Borrower pursuant to this Section 6.1, the form of the non-consolidation opinion attached hereto as Exhibit L shall be updated by Borrower's counsel to include such transfer.

          (C) Other Borrowings. Incur, create, assume, become or be liable in any manner with respect to Other Borrowings, except that (i) Borrower may incur secured or unsecured indebtedness relating solely to financing or leasing of Equipment and costs associated with such indebtedness (x) which does not exceed $150,000 in aggregate at any Facility or $1,000,000 in the aggregate at all the Facilities, and
     (y) the proceeds of which are not distributed to Borrower except as reimbursement for monies expended by Borrower to fund the financing or leasing of such Equipment and (ii) FGI may make loans to Borrower provided that such loans are unsecured, subordinate to the Loan and on terms satisfactory to Lender.

          (D) Dissolution. Dissolve, terminate, liquidate, merge with or consolidate into another Person, except as expressly permitted pursuant to the Members Agreement; provided, however, that the surviving Person(s) must be a Single-Purpose Entity.

          (E) Change In Business. Cease to be a Single-Purpose Entity, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.

          (F) Debt Cancellation. Cancel or otherwise forgive or release any material claim or debt owed to Borrower by any Person, except for adequate consideration or in the ordinary course of Borrower's business.

          (G) Affiliate Transactions. Enter into, or be a party to, any transaction with an Affiliate of Borrower, except in the ordinary course of business and on terms which are no less favorable to Borrower or such Affiliate than would be obtained in a comparable arm's length transaction with an unrelated third party and, if the amount to be paid to the Affiliate pursuant to the transaction or series of related transactions is greater than $250,000, are fully disclosed to Lender in advance; provided, however, that Lender hereby agrees that, provided no Event of Default shall have occurred and be continuing with respect to Borrower or any Individual Property or Collateral Loan, and subject to the provisions of Sections 5.1(P) and 5.1(Q), nothing contained in the foregoing shall prohibit payment by Borrower of any fees or expenses to Manager in accordance with the terms of the Management Agreements, and Lender hereby consents to Manager serving as manager of the Facilities; provided, further, however, that the management fees charged by Manager shall not be more than the amounts provided for in each Management Agreement as of the Advance Closing Date with respect to the Facility covered by such Management Agreement.

          (H) Creation of Easements. Create, or permit any Facility, or, subject to Borrower's rights under the loan documentation of the related Collateral Loan, any Collateral Loan Property or any part thereof to become subject to, any easement, license or restrictive covenant, other than a Permitted Encumbrance. Lender agrees that it will join in and subordinate the Liens of the Mortgages to any easement, license or restrictive covenant (i) which arises after the date hereof and (ii) that Lender, (A) in Lender's reasonable discretion, deems to constitute a Permitted Encumbrance or
     (B) in Lender's sole discretion, deems not to adversely affect the value of a Facility or Collateral Loan.

          (I) Misapplication of Funds. Distribute any Rents or Moneys received from Accounts in violation of the provisions of Section 2.12, or fail to deliver any security deposit to Manager for deposit into the Security Deposit Accounts, or misappropriate any security deposit or portion thereof.

          (J) Certain Restrictions. Enter into any agreement which expressly restricts the ability of Borrower to enter into amendments, modifications or waivers of any of the Loan
     Documents.

          (K) Admission of Members. Admit any Person as a member of Borrower, unless the Person(s) who is so admitted pledges its membership interest to Lender pursuant to an agreement in the form of Exhibit H attached hereto and delivers UCC-1 financing statements and such other documents as to the satisfaction of Lender.

          (L) Assignment of Licenses and Permits. Assign or transfer any of its interest in any Permits, certificates of need, or Reimbursement Contracts (including rights to payment thereunder) pertaining to any Facility, or assign, transfer or remove or permit any other Person to assign, transfer or remove any records pertaining to any Facility including, without limitation, patient records, medical and clinical records (except for removal of records (i) in the ordinary course of business, (ii) as directed by the patients owning such records or (iii) pursuant to court order or Legal Requirements) without Lender's prior written consent, which consent may be granted or refused in Lender's sole discretion.

          (M) Place of Business. Change its chief executive office or its principal place of business without giving Lender at least 30 days' prior written notice thereof and promptly providing Lender such information as Lender may reasonably request in connection therewith.

          (N) Leases. Enter into, amend or cancel Leases, except as permitted by or pursuant to the Mortgages.

          (O) Modification of Agreements. Prior to obtaining the written consent of Lender and subject to the satisfaction of any conditions with respect to obtaining such consent Lender may impose, Borrower shall not (i) amend, modify, release, compromise, settle, realize judgment upon or terminate a Collateral Loan or any loan documents relating thereto, (ii) waive any "default" or "event of default" under a Collateral Loan, or (iii) take title to a Collateral Loan Property (whether by foreclosure, deed-in-lieu of foreclosure or by operation of law); provided, however, the foregoing shall not restrict Borrower's right in any manner to send default notices to the obligor of a Collateral Loan pursuant to the loan documents, commence and prosecute actions for foreclosure or otherwise under the loan documents; provided, further, that Borrower shall notify Lender in a timely manner of the commencement of, and all developments with respect to any negotiations between Borrower and the obligor of the Collateral Loan, any legal actions or proceedings, including, without limitation, foreclosure actions, and Borrower shall under no circumstances enter a judgment for foreclosure upon any Collateral Loan Property or accept a deed-in-lieu of foreclosure for such Collateral Loan Property. Lender shall give or deny its consent as to any of the foregoing within 10 Business Days after its receipt of a written request for such consent by Borrower.


                          ARTICLE VII

                            DEFAULTS
                            --------
          Section 7.1. Event of Default. The occurrence of one or more of the following events shall be an "Event of Default" hereunder:

          (i) if on any Payment Date (x) the funds in the Debt Service Payment Sub-Account are insufficient to pay the Required Debt Service Payment due on such Payment Date or
     (y) the funds in the Locked Rate Fee Sub-Account are insuf ficient to pay the Locked Rate Fee Monthly Installment due on such Payment Date;

          (ii) if Borrower fails to pay the outstanding Indebt edness on the Maturity Date;

          (iii) if on the date any payment of a Basic Carrying Cost would become delinquent, the funds in the Basic Carry ing Costs Sub-Account required to be reserved pursuant to
     Section 2.12(g), if any, together with any funds in the Cash Collateral Account not allocated to another Sub-Account (excluding all funds which are utilized in the calculation in clause (i) above to prevent the determination of an Event of Default thereunder) are insufficient to make such payment;

          (iv) the occurrence of the event identified in Sections 2.12(f), 2.12(g) or 2.12(i) as constituting an "Event of Default";

          (v) if Borrower fails to pay any other amount payable pursuant to this Agreement or any other Loan Document when due and payable in accordance with the provisions hereof or thereof, as the case may be, and such failure continues for 30 days after Lender delivers written notice thereof to Borrower;

          (vi) if any representation or warranty made herein or in any other Loan Document, or in any report, certificate, financial statement or other Instrument, agreement or document furnished by Borrower in connection with this Agreement, the Notes or any other Loan Document executed and delivered by Borrower, shall be false in any material respect as of the date such representation or warranty was made;

          (vii) if Borrower, Guarantor or any managing member of Borrower makes an assignment for the benefit of creditors;

          (viii) if a receiver, liquidator or trustee shall be appointed for Borrower, Guarantor or any managing member of Borrower or if Borrower, Guarantor or any managing member of Borrower shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower, Guarantor or any managing member of Borrower or if any proceeding for the dissolution or liquidation of Borrower, Guarantor or any managing member of Borrower shall be instituted; provided, however, that if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, Guarantor or any managing member of Borrower, as the case may be, upon the same not being discharged, stayed or dismissed within 90 days, or if Borrower, Guarantor or any managing member of Borrower, shall generally not be paying its debts as they become due;

          (ix) if Borrower attempts to delegate its obligations or assign its rights under this Agreement, any of the other Loan Documents or any interest herein or therein, or if any Transfer occurs other than in accordance with the Mortgages or any other Loan Document;

          (x) if any provision of the Members Agreement affecting the purpose for which Borrower is formed is amended or modified in any material respect which may adversely affect Lender, Servicer, Custodian, Trustee or any of the Certificateholders, or if Borrower or either of its members fails to perform or enforce the provisions of such organizational documents or attempts to dissolve Borrower, or if Borrower breaches any of its representations, warranties or covenants set forth in Sections 4.1(M), 4.2(N) or 6.1(E);

          (xi) if an Event of Default as defined or described in the Notes, the Mortgages or any other Loan Document occurs, whether as to Borrower or any Individual Property or Collateral Loan or all or any portion of the Mortgaged
     Property;

          (xii) if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement, the Notes, the Mortgages or the other Loan Documents, for ten days after notice to Borrower from Lender or its successors or assigns, in the case of any Default which can be cured by the payment of a sum of money (other than Events of Default pursuant to clauses (i), (ii), (iii) and (iv) above as to which no grace period is applicable), or for 30 days after notice from Lender or its successors or assigns, in the case of any other Default (unless otherwise provided herein or in such other Loan Document); provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such 30 day period and provided further that Borrower shall have commenced to cure such Default within such 30 day period and thereafter diligently and expeditiously proceeds to cure the same, such 30 day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, but in no event shall such period exceed 180 days after the original notice from Lender;

          (xiii) if Borrower fails to correct within the time deadline set by any Medicare, Medicaid or licensing agency, any deficiency that justifies either of the following actions by such agency with respect to any Facility:

                    (x) a termination of Borrower's Medicare con tract, Medicaid contract or nursing home license; or

                    (y)  a ban on new admissions generally or on
          admission of patients otherwise qualified for Medicare or Medicaid coverage;

          (xiv) if the representation made in connection with a Securitization that the Principal Indebtedness does not exceed 125% of the Tax Fair Market Value of the Mortgaged Property or Collateral Loan shall be false as of the Securitization Closing Date, unless (x) REMIC status of any REMIC formed in connection with a Securitization is maintained or regained due to corrective actions taken by Borrower within any applicable cure period under the Code or otherwise, and (y) Borrower furnishes Lender with an opinion of outside counsel reasonably acceptable to Lender stating that each REMIC Trust is a valid REMIC for federal income tax purposes; or

          (xv) if an event or condition specified in Section 5.1(U) shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or con dition, together with all other such events or conditions, Borrower or any ERISA Affiliate shall incur or in the opinion of Lender shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) which would constitute, in the determination of Lender, a Material Adverse Effect;

then, upon the occurrence of any such Event of Default and at any time thereafter, Lender or its successors or assigns, may, in addition to any other rights or remedies available to it pursuant to this Agreement, the Notes, the Mortgages, the Collateral

Assignment and the other Loan Documents, or at law or in equity, take such action, without notice or demand, as Lender or its successors or assigns, deems advisable to protect and enforce its rights against Borrower and in and to all or any portion of the Mortgaged Property and Collateral Loans, including, without limitation, declaring the entire Indebtedness to be immediately due and payable and may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and/or the Mortgaged Property and Collateral Loans, including, without limitation, all rights or remedies available at law or in equity.

          Section 7.2.  Remedies.
          (a) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers and other remedies available to Lender against Borrower under this Agreement, the Notes, the Mortgages, the Collateral Assignments or any of the other Loan Documents executed by or with respect to Borrower, or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any portion of the Indebtedness shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to any Individual Property or all or any portion of the Mortgaged
Property and Collateral Loans. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents.

          (b) In the event of the foreclosure or other action by Lender to enforce its remedies in connection with one or more of the Individual Properties and Collateral Loans or all or any portion of the Mortgaged Property and Collateral Loans, whether such foreclosure sale (or other remedy) yields Net Proceeds in an amount less than, equal to or more than the Allocated Loan Amount of such Individual Property or Collateral Loan or Mortgaged Property, Lender shall apply all Net Proceeds received to repay the Indebtedness in accordance with Section 2.8, Allocated Loan

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Amounts shall be adjusted (or not adjusted) in accordance with the definition of "Allocated Loan Amount", the Indebtedness shall be reduced to the extent of such Net Proceeds and the remaining portion of the Indebtedness shall remain outstanding and secured by the Mortgages and Collateral Assignments and the other Loan Documents, it being understood and agreed by Borrower that Borrower is liable for the repayment of all the Indebtedness and that any "excess" foreclosure proceeds are part of the cross-collateralized and cross-defaulted security granted to Lender pursuant to the Mortgages and Collateral Assignments; provided, however, that any Note shall be deemed to have been accelerated only to the extent of the Net Proceeds actually received by Lender with respect to any Individual Property or Collateral Loan and applied in reduction of the Indebtedness evidenced by such
Note in accordance with the provisions of such Note, after payment by Borrower of all transaction costs and expenses and costs of enforcement.

          Section 7.3. Remedies Cumulative. The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents executed by or with respect to Borrower, or existing at law or in equity or otherwise. Lender's rights, powers and remedies may be pursued singly, concurrently or other wise, at such time and in such order as Lender may determine in Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exer cised from time to time and as often as may be deemed expedient. A waiver of any Default or Event of Default shall not be construed to be a waiver of any subsequent Default or Event of Default or to impair any remedy, right or power consequent thereon. Notwithstanding any other provision of this Agreement, Lender reserves the right to seek a deficiency judgment or preserve a deficiency claim, in connection with the foreclosure of a Mortgage on an Individual Property or collateral assignment of a Collateral Loan pursuant to a Collateral Assignment, to the extent necessary to foreclose on other parts of the Mortgaged Property or Collateral Loan.

                          ARTICLE VIII

                         MISCELLANEOUS
                         -------------
          Section 8.1. Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the execution and delivery of this Agreement, the making by Lender of each Advance hereunder and the execution and delivery by Borrower to Lender of each Note, and shall continue in full force and effect so long as any portion of the Indebtedness is outstanding and unpaid; provided, however, that upon a prepayment with respect to a particular Individual Property or Collateral Loan as described in Section 2.7(a) and upon satisfaction of the other conditions set forth in Section 2.11, Borrower shall be released of all liability under this Agreement (other than any liability with respect to environmental matters arising under Sections 4.2(L) or 5.1(D) - (I), inclusive, hereof), the applicable Note, the Related Mortgage, the applicable Assignment of Lease, and the other Loan Documents insofar as they concern such Individual Property or Collateral Loan, and Borrower's members shall be released of all liability under the Pledge and Security Agreement with respect to such Individual Property. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All covenants, promises and agreements in this Agreement contained, by or on behalf of Borrower, shall inure to the benefit of the respective successors and assigns of Lender. Nothing in this Agreement or in any other Loan Document, express or implied, shall give to any Person other than the parties and the holder(s) of the Notes, the Mortgages, Collateral Assignments and the other Loan Documents, and their legal representatives, successors and assigns, any benefit or any legal or equitable right, remedy or claim hereunder.

          Section 8.2. Lender's Discretion. Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

          Section 8.3.  Governing Law.
          (a) This Agreement was negotiated in New York, and made by Lender and accepted by Borrower in the State of New York, and the proceeds of the Notes delivered pursuant hereto were disbursed from New York, which State the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects, including, without limitation, matters of construc tion, validity and performance, this Agreement and the obliga tions arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed in such State and any applicable law of the United States of America, except that at all times the provisions for the creation, perfection and enforcement of the liens and security interests created pursuant to the Mortgages, Collateral Assignments and the other Loan Documents shall be governed by and construed according to the law of the State in which the applicable Facility or Collateral Loan Property is located, it being understood that, to the fullest extent permitted by law of such States, the law of the State of New York shall govern the validity and the enforceability of all Loan
Documents, and the Indebtedness or obligations arising hereunder or thereunder. To the fullest extent permitted by law, Borrower hereby unconditionally and irrevocably waives any claim to assert that the law of any other jurisdiction governs this Agreement and the Notes, and this Agreement and the Notes shall be governed by and construed in accordance with the laws of the State of New
York pursuant to  5-1401 of the New York General Obligations
Law.

          (b) Any legal suit, action or proceeding against Lender or Borrower arising out of or relating to this Agreement shall be instituted in any federal or state court in New York, New York, pursuant to 5-1402 of the New York General Obliga tions Law, and Borrower waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and Borrower hereby irrevocably submits to the juris diction of any such court in any suit, action or proceeding. Borrower does hereby designate and appoint Jones, Day, Reavis & Pogue, 599 Lexington Avenue, New York, New York 10022, Attention:

Robert A. Profusek, Esq., as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any such suit, action or proceeding in any federal or state court in New York, New York, and agrees that service of process upon said agent at said address (or at such other office in New York, New York as may be designated by Borrower from time to time in accordance with the terms hereof) with a copy to Borrower at its principal executive offices,
Attention: General Counsel, and written notice of said service of Borrower mailed or delivered to Borrower in the manner provided herein shall be deemed in every respect effective service of process upon Borrower, in any such suit, action or proceeding in the State of New York. Borrower (i) shall give prompt notice to Lender of any changed address of its authorized agent hereunder, (ii) may at any time and from time to time designate a substitute authorized agent with an office in New York, New York (which office shall be designated as the address for service of process), and (iii) shall promptly designate such a substitute if its authorized agent ceases to have an office in New York, New York or is dissolved without leaving a successor.

          Section 8.4. Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, the Notes or any other Loan Document, or consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on Borrower shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

          Section 8.5. Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Notes, or of any other Loan Document, or any other instrument given as security therefor, shall operate as or consti tute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Notes or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Notes or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

          Section 8.6. Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, or
(b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, and by telecopier (with answerback acknowledged), addressed if to Lender at its address set forth on the first page hereof, if to Custodian at its address set forth on the first page hereof, and if to Borrower at its address set forth on the first page hereof, or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section 8.6. A copy of all notices, consents, approvals and requests directed to Lender shall be delivered to Milbank, Tweed, Hadley & McCloy, 1 Chase Manhattan Plaza, New York, New York 10005, Attention: Geoffrey K. Hurley and Servicer, at the address set forth in the Pooling and Servicing Agreement, and a copy of all notices, consents, approvals and requests directed to Borrower (other than statements setting forth the monthly amount payable under the Notes) shall be delivered to Jones, Day, Reavis & Pogue, 599 Lexington Avenue, New York, New York 10022, Attention: Robert A. Profusek, Esq. A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery and telecopy, upon the first attempted delivery on a Business Day. A party receiving a notice which does not comply with the technical requirements for notice under this Section 8.6 may elect to waive any deficiencies and treat the notice as having been properly given.

          SECTION 8.7.  TRIAL BY JURY.  BORROWER, TO THE FULLEST
EXTENT THAT IT MAY LAWFULLY DO SO, WAIVES TRIAL BY JURY IN ANY
ACTION OR PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY TORT
ACTION, BROUGHT BY ANY PARTY HERETO WITH RESPECT TO THIS
AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS.

          Section 8.8.  Headings.  The Article and Section
headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

          Section 8.9. Assignment. Lender shall have the right to assign this Agreement and/or any of the other Loan Documents and the obligations hereunder to any Person, except that (x) the Notes and, in connection with an initial offering under a Securi tization only, the Certificates may not be assigned, transferred or sold to any Person listed on Exhibit Y attached hereto or their Affiliates and (y) if such assignment or Securitization occurs prior to the earlier of (i) the date the Loan is fully advanced and (ii) May 31, 1996, Lender shall continue to be obligated to make Advances pursuant to this Agreement and to make all decisions with respect to such Advances, notwithstanding such assignment or Securitization. The parties hereto acknowledge that Lender expects to sell, transfer and assign this Agreement, the Notes, the Mortgages, Collateral Assignments and the other Loan Documents to Trustee in connection with one or more Securitizations. All references to "Lender" hereunder shall be deemed to include the assigns of Lender and the parties hereto acknowledge that actions taken by Lender hereunder may be taken
(x) by Custodian on Lender's behalf (to the extent provided in the Interim Servicing Agreement) or (y) after a Securitization Closing Date and with respect to the Individual Properties and/or Collateral Loans included in such Securitization, by Servicer pursuant to the Pooling and Servicing Agreement on behalf of Trustee. Following the assignment of this Agreement, the Notes, the Mortgages and the other Loan Documents by Nomura Asset Capital Corporation ("NACC") in connection with a Securitization, in addition to providing notices to Lender's assignee in accordance with instructions received from such assignee, Borrower shall continue to send copies of all notices and other communications to NACC at the address set forth in Section 8.6 or to such other address as may be designated by NACC pursuant to
Section 8.6.

          Section 8.10. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          Section 8.11. Preferences. Lender shall have no obligation to marshal any assets in favor of Borrower or any other party or against or in payment of any or all of the obligations of Borrower pursuant to this Agreement, the Notes or any other Loan Document. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender for Borrower's benefit, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

          Section 8.12. Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents does not specifically and expressly provide for the giving of notice by Lender to Borrower.

          Section 8.13. Remedies of Borrower. In the event that a claim or adjudication is made that Lender or its agents, includ ing, without limitation, Servicer and Custodian, has acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement, the Notes, the Mortgages or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents, including, without limitation, Servicer and Custodian, shall be liable for any monetary damages, and Borrower's sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

          Section 8.14. Exculpation. Notwithstanding anything herein or in any other Loan Document to the contrary, except as otherwise set forth in this Section 8.14 to the contrary, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in this Agreement, the Notes, the Mortgages or any of the other Loan Documents executed and delivered by Borrower by any action or proceeding wherein a money judgment shall be sought against Borrower or its members, except that Lender may bring a foreclosure action, action for specific performance, or other appropriate action or proceeding (including, without limitation, to obtain a deficiency judgment) solely for the purpose of enabling Lender to realize upon (i) Borrower's interest in the Mortgaged Property and the Collateral Loans, (ii) the Rents and Accounts arising from the Facilities and the Collateral Loans to the extent (x) received by Borrower after the occurrence of an Event of Default or
(y) distributed to Borrower or its members during or with respect to any period for which Lender did not receive the full amounts it was entitled to receive as prepayments of the Loan pursuant to Sections 2.7(c), (d) or (g) (all Rents and Accounts covered by clauses (x) and (y) being hereinafter referred to as the "Recourse Distributions") and (iii) any other collateral given to Lender under the Loan Documents ((i), (ii) and (iii), collectively, the "Default Collateral"); provided, however, that any judgment in any such action or proceeding shall be enforce able against Borrower only to the extent of any such Default Collateral. The provisions of this Section 8.14 shall not, however, (a) impair the validity of the Indebtedness evidenced by the Notes or in any way affect or impair the Liens of the Mort gages or any of the other Loan Documents or the right of Lender to foreclose the Mortgages following an Event of Default; (b) impair the right of Lender to name Borrower as a party defendant in any action or suit for judicial foreclosure and sale under any of the Mortgages; (c) affect the validity or enforceability of the Notes, the Mortgages or the other Loan Documents; (d) impair the right of Lender to obtain the appointment of a receiver;
(e) impair the enforcement of the Assignments of Leases or the Pledge and Security Agreement (subject to the nonrecourse pro visions thereof); (f) impair the right of Lender to bring suit for actual damages, losses and costs resulting from fraud or intentional misrepresentation by Borrower or any other Person in connection with this Agreement, the Notes, the Mortgages or the other Loan Documents; (g) impair the right of Lender to obtain the Recourse Distributions received by Borrower, including, without limitation, the right to proceed against Borrower's members to the extent any such Recourse Distributions have actually theretofore been distributed to Borrower's members; (h) impair the right of Lender to bring suit with respect to Borrower's misappropriation of security deposits or Rents collected more than one month in advance; (i) impair the right of Lender to obtain Insurance Proceeds or Condemnation Proceeds due to Lender pursuant to the Mortgages; (j) impair the right of Lender to enforce the provisions of Sections 4.2(L) or 5.1(D)-(I) even after repayment in full by Borrower of the Indebtedness; (k) prevent or in any way hinder Lender from exercising, or consti tute a defense, or counterclaim, or other basis for relief in respect of the exercise of, any other remedy against any or all of the collateral securing the Notes as provided in the Loan Documents; (l) impair the right of Lender to bring suit with respect to any misapplication of any funds; (m) impair the right of Lender to enforce the Indemnity Agreements even after repay ment in full by Borrower of the Indebtedness; or (n) impair the right of Lender to sue for, seek or demand a deficiency judgment against Borrower solely for the purpose of foreclosing the Mortgaged Property, Collateral Assignment or any part thereof, or realizing upon the Default Collateral; provided, however, that any such deficiency judgment referred to in this clause (n) shall be enforceable against Borrower only to the extent of any of the Default Collateral. The provisions of this Section 8.14 shall be inapplicable to Borrower if any petition for bankruptcy, reorganization or arrangement pursuant to federal or state law shall be filed by, consented to or acquiesced in by or with respect to Borrower, or if Borrower shall institute any proceeding for the dissolution or liquidation of Borrower, or if Borrower shall make an assignment for the benefit of creditors, in which event Lender shall have recourse against all of the assets of Borrower and the interests in Borrower owned by, and the Recourse Distributions received by, Borrower's members (but excluding the other assets of Borrower's members to the extent Lender would not have had recourse against such assets other than in accordance with the provisions of this Section 8.14). Notwithstanding the foregoing, in the event an Individual Property is released from the lien created by the Related Mortgage, Borrower shall be released in all respects from any further liability with respect to the Loan other than any further liability for certain kinds of environmental matters arising under Sections 4.2(L) or 5.1(D)-(I) as the same applies to such Individual Property.

          Section 8.15. Exhibits Incorporated. The information set forth on the cover, heading and recitals hereof, and the Exhibits attached hereto, are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

          Section 8.16. Offsets, Counterclaims and Defenses. Any assignee of Lender's interest in and to this Agreement, the Notes, the Mortgages and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to this Agreement, the Notes, the Mortgages and the other Loan Documents which Borrower may otherwise have against any assignor or this Agreement, the Notes, the Mortgages and the other Loan Documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon this Agreement, the Notes, the Mortgages and other Loan Documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

          Section 8.17. No Joint Venture or Partnership. Borrower and Lender intend that the relationship created here under be solely that of borrower and lender. Nothing herein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Mortgaged Property or Collateral Loans other than that of mortgagee or lender.

          Section 8.18. Waiver of Marshalling of Assets Defense. To the fullest extent Borrower may legally do so, Borrower waives all rights to a marshalling of the assets of Borrower, FGI and others with interests in Borrower, and of the Mortgaged Property or Collateral Loans, or to a sale in inverse order of alienation in the event of foreclosure of the interests hereby created, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Individual Property or Collateral Loan for the collection of the Indebtedness without any prior or different resort for collection, or the right of Lender or Deed of Trust Trustee to the payment of the Indebtedness out of the Net Proceeds of the Individual Property or Collateral Loan in preference to every other claimant whatsoever.

          Section 8.19. Waiver of Counterclaim. Borrower hereby waives the right to assert a counterclaim, other than compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents, including, without limitation, Servicer.

          Section 8.20. Conflict; Construction of Documents. In the event of any conflict between the provisions of this Agree ment and the provisions of the Notes, the Mortgages or any of the other Loan Documents, the provisions of this Agreement shall prevail. The parties hereto acknowledge that they were repre sented by counsel in connection with the negotiation and drafting of the Loan Documents and that the Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same.

          Section 8.21.  Brokers and Financial Advisors.
Borrower and Lender hereby represent that they have dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement except for Nomura Securities International, Inc. (the "Advisor"). Borrower has paid all amounts required to be paid to the Advisor pursuant to that certain engagement letter dated October 21, 1993, between FGI and the Advisor. Borrower and Lender hereby agree to indemnify and hold the other and Custodian harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any Person (other than the Advisor) that such Person acted on behalf of the indemnifying party in connection with the transactions contemplated herein. The provisions of this Section 8.21 shall survive the expiration and termination of this Agreement and the repayment of the Indebtedness.

          Section 8.22.  Counterparts.  This Agreement may be
executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

          Section 8.23. Estoppel Certificates. Borrower and Lender each hereby agree at any time and from time to time upon not less than 15 days prior written notice by Borrower or Lender to execute, acknowledge and deliver to the party specified in such notice, a statement, in writing, certifying that this Agree ment is unmodified and in full force and effect (or if there have been modifications, that the same, as modified, is in full force and effect and stating the modifications hereto), and stating whether or not, to the knowledge of such certifying party, any Default or Event of Default has occurred and is then continuing, and, if so, specifying each such Default or Event of Default; provided, however, that it shall be a condition precedent to Lender's obligation to deliver the statement pursuant to this
Section 8.23, that Lender shall have received, together with Borrower's request for such statement, an Officer's Certificate stating that no Default or Event of Default exists as of the date of such certificate (or specifying such Default or Event of Default). If requested by Borrower, Lender's statement shall confirm the amount still available to be advanced under this

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Agreement and acknowledge that to the extent of the undisbursed
Loan Amount, Lender will provide financing to Borrower as long as all conditions to an Advance are met.

          Section 8.24. Payment of Expenses. Borrower shall, whether or not the Transactions are consummated, pay all Trans action Costs on demand, which shall include, without limitation,
(a) reasonable out-of-pocket costs and expenses of Lender in connection with (i) the negotiation, preparation, execution and delivery of the Loan Documents and the documents and instruments referred to therein, including expenses of up to $1,000 per Advance of a mortgage banker used to originate any Advance at Lender's request, (ii) the creation, perfection or protection of Lender's Liens in the Collateral (including, without limitation, fees and expenses for title and lien searches and filing and recording fees, third party due diligence expenses of up to $2,000 for each Facility plus travel expenses, accounting firm fees, costs of the Appraisals, Environmental Reports (and an environmental consultant), and the Engineering Reports), (iii) the negotiation, preparation, execution and delivery of any amendment, waiver or consent relating to any of the Loan Docu ments, (iv) the preservation of rights under and enforcement of the Loan Documents and the documents and instruments referred to therein, including any restructuring or rescheduling of the Indebtedness, (v) the Securitizations, subject to the limitations set forth in Section 2.15, (vi) the Refinancing and (vii) the creation of Pools, (b) the reasonable fees, expenses and disbursements of counsel to Lender in connection with all of the foregoing, (c) after a Securitization Closing Date, the cost of an annual rating review by the Rating Agencies and all fees of Trustee, and (d) the fees and charges of the Bank and the fees and reimbursable expenses of the Custodian and the Servicer under the Interim Servicing Agreement and the Pooling and Servicing Agreement. Prior to retention of third parties, Lender shall consult with Borrower regarding the services required and the third parties selected to assure that costs will be reasonable in scope and amount.

          Section 8.25. Bankruptcy Waiver. Borrower hereby agrees that, in consideration of the recitals and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby

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acknowledged, in the event Borrower shall (i) file with any bankruptcy court of competent jurisdiction or be the subject of any petition under Title 11 of the U.S. Code, as amended, (ii) be the subject of any order for relief issued under Title 11 of the U.S. Code, as amended, (iii) file or be the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or law relating to bankruptcy, insolvency or other relief of debtors, (iv) have sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator or liquidator or (v) be the subject of any order, judgment or decree entered by any court of competent jurisdiction approving a petition filed against such party for any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency or other relief for debtors, the automatic stay provided by the Federal Bankruptcy Code shall be modified and annulled as to Lender, so as to permit Lender to exercise any and all of its remedies, upon request of Lender made on notice to Borrower and any other party in interest but without the need of further proof or hearing. Neither Borrower nor any Affiliate of Borrower shall contest the enforceability of this Section 8.25.

          Section 8.26. Indemnification. Borrower shall indemnify and hold harmless Lender, and each of its directors, officers, employees, attorneys, agents (including, without limitation, Custodian and Servicer), successors and assigns (the "Indemnified Parties"), from and against all damages, liabilities, claims, actions, penalties and fines (collectively and severally, "Losses") assessed against any of them resulting from the claims of any party relating to or arising out of Borrower's failure to comply with any of the Loan Documents, except for Losses caused by the gross negligence or willful misconduct of any Indemnified Party, and reimburse each Indemnified Party for any expenses (including the reasonable attorneys' fees and disbursements) reasonably incurred in connection with the investigation of, preparation for or defense of any actual or threatened claim, action or proceeding arising therefrom (including any such costs of responding to discovery requests or subpoenas), regardless of whether Lender or such other Indemnified Party is a party thereto. With reference to

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the provisions set forth above in this Section 8.26 for payment by Borrower of reasonable attorneys' fees incurred by the Indemnified Parties in any action or claim brought by a third party, Borrower shall diligently defend such Indemnified Party and diligently conduct such defense, and, provided Borrower demonstrates to the reasonable satisfaction of the applicable Indemnified Party its ability to pay for any settlement amount agreed to by Borrower, Borrower may settle any such action or claim or consent to an entry of any judgment related thereto without the prior written consent of any Indemnified Party to the extent such judgment or claim is for the payment of money. If the Indemnified Party desires to engage separate counsel, it may do so at its own expense; provided, however, that such limitation on the obligation of Borrower to pay the fees of separate counsel for such Indemnified Party shall not apply if such Indemnified Party has retained such separate counsel because of a reasonable belief (based upon reasonable inquiry) that Borrower is not diligently defending it and/or not diligently conducting the defense and so notifies Borrower. The Loan shall not be considered to have been paid in full unless all obligations of Borrower under this Section 8.26 shall have been fully performed (except for contingent indemnification obligations for which no claim has actually been made pursuant to this Agreement).

                    [Signature Page Follows]

                               E-170
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          IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                              LENDER:


                              NOMURA ASSET CAPITAL CORPORATION,
                              a Delaware corporation


                              By:
                                 Name:
                                 Title:


                              BORROWER:

                              FORUM INVESTMENTS I, L.L.C.,
                              a Delaware limited liability company


                              By:
                                   Forum Alpha Investments, Inc.,
                                   its managing member


                                   By:
                                       Name:
                                       Title:


                              CUSTODIAN:

                              MIDLAND LOAN SERVICES, L.P.,
                              a Missouri limited partnership

                              By:  Midland Data Systems, Inc.
                                   its general partner

                                   By:
                                      Name:
                                      Title:



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